UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

AMYRIS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Amyris stockholder:
You are cordially invited to attend our 2018 Annual Meeting of Stockholders to be held on Tuesday, May 22, 2018 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608. You can find directions to our headquarters on our company website at https://amyris.com/contact-us/.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be voted on at the meeting.
Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the Internet, by telephone, or by mailing a completed proxy card or voting instruction form. Voting by any of these methods will ensure that you are represented at the annual meeting.
On behalf of the Board of Directors, I want to thank you for your continued support of Amyris. We look forward to seeing you at the meeting.
John Melo
President and Chief Executive Officer
Emeryville, California
April 27, 2018
YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may submit your proxy and voting instructions over the Internet, by telephone, or by completing, signing, dating and returning the accompanying proxy card or voting instruction form as promptly as possible. If your shares are held of record by a broker, bank or other custodian, nominee, trustee or fiduciary (an “Intermediary”) and you have not given your Intermediary specific voting instructions, your Intermediary will NOT be able to vote your shares with respect to most of the proposals, including the election of directors. If you do not provide voting instructions over the Internet, by telephone, or by returning a completed, signed and dated proxy card or voting instruction form, your shares will not be voted with respect to those matters. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by an Intermediary and you wish to vote at the meeting, you must obtain a proxy issued in your name from that Intermediary.

AMYRIS, INC.
5885 Hollis Street, Suite 100
Emeryville, California 94608
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2018
The 2018 Annual Meeting of Stockholders of Amyris, Inc. will be held on Tuesday, May 22, 2018 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the following purposes:
1.
To elect the four Class II directors nominated by our Board of Directors and named herein to serve on the Board for a three-year term;

2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.
To approve amendments to our 2010 Equity Incentive Plan to (i) increase the number of shares of our common stock available for grant and issuance thereunder by 9,000,000 shares and (ii) increase the annual per-participant award limit thereunder to 4,000,000 shares;

4.
To approve an amendment to our 2010 Employee Stock Purchase Plan to increase the maximum number of shares of our common stock that may be issued over the term of the plan by 1,000,000 shares;

5.
To approve the issuance to John Melo, our President and Chief Executive Officer, under our 2010 Equity Incentive Plan of  (i) a stock option to purchase 3,250,000 shares of our common stock, such award being subject to performance-based vesting conditions as described herein, and (ii) a restricted stock unit award for 700,000 shares of our common stock, such award being subject to time-based vesting in four equal annual installments with an initial vesting date of July 1, 2019.

6.
To approve certain anti-dilution provisions in, and the issuance of shares of our common stock upon the exercise of, warrants issued in securities offerings completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d); and

7.
To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the record date for the annual meeting as March 29, 2018. Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the meeting during our regular business hours at our headquarters at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the ten days prior to the meeting.
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may submit your proxy and voting instructions over the Internet, by telephone, or by completing, signing, dating and returning the accompanying proxy card or voting instruction form as promptly as possible. If your shares are held of record by an Intermediary and you have not given your Intermediary specific voting instructions, your Intermediary will NOT be able to vote your shares with respect to most of the proposals, including the election of directors. If you do not provide voting instructions over the Internet, by telephone, or by returning a completed, signed and dated proxy card or voting instruction form, your shares will not be voted with respect to those matters. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by an Intermediary and you wish to vote at the meeting, you must obtain a proxy issued in your name from that Intermediary.
BY ORDER OF THE BOARD,
Nicole Kelsey
General Counsel and Secretary
Emeryville, California
April 27, 2018

i

Proposal 6 — Approval of Certain Anti-Dilution Provisions in, and the Issuance of Shares of our Common Stock upon the Exercise of, Warrants issued in Securities Offerings Completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d)	47
General	47
Vote Required and Board Recommendation	52
Purpose of Proposal 6	53
Potential Adverse Effects	54
Interests of Certain Persons	54
Corporate Governance	55
Corporate Governance Principles	55
Code of Business Conduct and Ethics	55
Security Ownership of Certain Beneficial Owners and Management	56
Section 16(a) Beneficial Ownership Reporting Compliance	60
Equity Compensation Plan Information	60
Executive Compensation	62
Compensation Discussion and Analysis	62
Leadership Development and Compensation Committee Report	76
Summary Compensation Table	77
Grants of Plan-Based Awards in 2017	79
Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables	81
2018 Bonus Plan	81
2018 CEO Equity Awards	82
Outstanding Equity Awards as of December 31, 2017	83
Option Exercises and Stock Vested During 2017	86
Pension Benefits	86
Non-Qualified Deferred Compensation	86
Potential Payments upon Termination and upon Termination Following a Change in Control	86
Pay Ratio Disclosure	89
Agreements with Executive Officers	89
Limitation of Liability and Indemnification	90
Director Compensation	92
Director Compensation for 2017	92
Narrative to Director Compensation Tables	95
Compensation Committee Interlocks and Insider Participation	95
Transactions with Related Persons	96
Preferred Stock Issuance	96
Agreements with DSM	96
Agreements with Total	100
Agreements with Vivo	101
Biolding Note Amendments	101
Letter Agreements	102
ii

iii

AMYRIS, INC.

PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amyris, Inc., a Delaware corporation (referred to as “Amyris”, the “company”, “we”, “us”, or “our”), for our 2018 Annual Meeting of Stockholders to be held at 2:00 p.m. Pacific Time on Tuesday, May 22, 2018, at our principal executive offices, and for any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about April 27, 2018 to stockholders entitled to vote at the annual meeting.
Information Regarding Solicitation and Voting
Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or by email. We will reimburse Intermediaries for reasonable charges and expenses incurred in forwarding solicitation materials to their clients.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2018

The Securities and Exchange Commission’s “Notice and Access” rule provides that companies must include in their mailed proxy materials instructions as to how stockholders can access Amyris’s annual report and proxy statement and other soliciting materials on the Internet, a listing of matters to be considered at the relevant stockholder meeting, and instructions as to how shares can be voted. Since we are mailing full sets of proxy materials for the 2018 annual meeting to our stockholders, as permitted by SEC proxy rules, we are including the information required by the Notice and Access rule in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders and proxy card, and we are not distributing a separate Notice of Internet Availability of Proxy Materials.

The proxy materials, including this Proxy Statement and our annual report to stockholders, and a means to vote your shares are available at http://www.allianceproxy.com/Amyris/2018. You will need to enter the 12-digit control number located on the proxy card accompanying this Proxy Statement in order to view the materials and vote.

Questions and Answers
Who can vote at the meeting?
The Board set March 29, 2018, as the record date for the meeting. If you owned shares of our common stock as of the close of business on March 29, 2018, you may attend and vote your shares at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of March 29, 2018, there were 45,845,314 shares of our common stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent).
What is the quorum requirement for the meeting?
The holders of a majority of our outstanding shares of common stock as of the record date must be present in person or represented by proxy at the meeting in order for there to be a quorum, which is required to hold the meeting and conduct business. If there is no quorum, the holders of a majority of the shares present at the meeting may adjourn the meeting to another date.

You will be counted as present at the meeting if you are present and entitled to vote in person at the meeting or you have properly submitted a proxy card or voting instruction form, or voted by telephone or over the Internet. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.
As of the record date of March 29, 2018, there were 45,845,314 shares of our common stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent), which means that holders of 22,922,658 shares of our common stock must be present in person or by proxy for there to be a quorum.
What proposals will be voted on at the meeting?
There are six proposals scheduled to be voted on at the meeting:
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Proposal 1 — Election of the four Class II directors nominated by the Board and named herein to serve on the Board for a three-year term.

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Proposal 2 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

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Proposal 3 — Approval of amendments to our 2010 Equity Incentive Plan to (i) increase the number of shares of our common stock available for grant and issuance thereunder by 9,000,000 shares and (ii) increase the annual per-participant award limit thereunder to 4,000,000 shares.

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Proposal 4 — Approval of an amendment to our 2010 Employee Stock Purchase Plan to increase the maximum number of shares of our common stock that may be issued over the term of the plan by 1,000,000 shares;

•
Proposal 5 — Approval of the issuance to John Melo, our President and Chief Executive Officer, under our 2010 Equity Incentive Plan of  (i) a stock option to purchase 3,250,000 shares of our common stock, such award being subject to performance-based vesting conditions as described herein, and (ii) a restricted stock unit award for 700,000 shares of our common stock, such award being subject to time-based vesting in four equal annual installments with an initial vesting date of July 1, 2019 (such awards collectively referred to herein as the “CEO Equity Awards”).

•
Proposal 6 — Approval of certain anti-dilution provisions in, and the issuance of shares of our common stock upon the exercise of, warrants issued in securities offerings completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d).

No appraisal or dissenters’ rights exist for any action proposed to be taken at the meeting. We will also consider any other business that properly comes before the meeting. As of the date of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
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FOR each of the director nominees named in this Proxy Statement;

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FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

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FOR the amendments to our 2010 Equity Incentive Plan;

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FOR the amendment to our 2010 Employee Stock Purchase Plan;

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FOR the approval of the CEO Equity Awards; and

•
FOR the approval of the anti-dilution provisions in, and the issuance of shares of our common stock upon the exercise of, warrants issued in securities offerings completed in August 2017.

How do I vote my shares in person at the meeting?
If your shares of Amyris common stock are registered directly in your name with our stock transfer agent, EQ Shareowner Services (formerly Wells Fargo Shareowner Services), you are considered to be the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting.
If your shares are held in a brokerage account or by another Intermediary, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the Intermediary (usually your broker) that is the record holder of the shares, giving you the right to vote the shares at the meeting. The meeting will be held on Tuesday, May 22, 2018 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608. You can find directions to our headquarters on our company website at https://amyris.com/contact-us/.
How can I vote my shares without attending the meeting?
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other Intermediary. In most cases, you will be able to do this by using the Internet, by telephone or by mail.
•
Voting by Internet or telephone.   You may submit your proxy over the Internet or by telephone by following the instructions for Internet or telephone voting provided with your proxy materials and on your proxy card or voting instruction form.

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Voting by mail.   You may submit your proxy by mail by completing, signing, dating and returning your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or other Intermediary. If you provide specific voting instructions, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?
If you are a stockholder of record and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.
If you are a beneficial owner of shares held in street name and do not provide the Intermediary that holds your shares with specific voting instructions, under stock market rules, the Intermediary that holds your shares may generally vote at its discretion only on routine matters and cannot vote on non-routine matters. If the Intermediary that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the Intermediary will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” For purposes of voting on non-routine matters, broker non-votes will not be counted as votes cast on such matters and, therefore, will not affect the outcome of Proposal 1 (which requires a plurality of votes properly cast in person or by proxy), or Proposals 3, 4, 5 or 6 (which require a majority of votes properly cast in person or by proxy).
Which proposals are considered “routine” and which are considered “non-routine”?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal 2) is considered a “routine” matter under applicable rules. None of the other proposals are considered “routine” matters. An Intermediary cannot vote without instructions on “non-routine” matters, and therefore we expect there to be broker non-votes on Proposal 1, Proposal 3, Proposal 4, Proposal 5 and Proposal 6.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. The inspector of election will separately count “For” and “Withhold” votes and any broker non-votes in the election of directors (Proposal 1). With respect to the other proposals, the inspector of election will separately count “For” and “Against” votes, abstentions and, other than with respect to Proposal 2, which is considered a “routine” matter under applicable rules, any broker non-votes. Abstentions will be counted toward the vote totals for Proposals 2, 3, 4, 5 (solely with respect to the Bylaw Standard described below) and 6 and will have the same effect as an “Against” vote. Broker non-votes will not count toward the vote totals for Proposals 1, 3, 4, 5 and 6.
What is the vote required to approve each of the Board’s proposals?
•
Proposal 1 — Election of the Board’s four nominees for director.   The affirmative vote of a plurality, or the largest number, of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors. This means that the four director nominees who receive the highest number of  “For” votes (among votes properly cast in person or by proxy) will be elected to the board. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

•
Proposal 2 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.   This proposal must receive a “For” vote from the holders of a majority of the shares of our common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for this proposal.

•
Proposal 3 — Approval of amendments to our 2010 Equity Incentive Plan to (i) increase the number of shares of our common stock available for grant and issuance thereunder by 9,000,000 shares and (ii) increase the annual per-participant award limit thereunder to 4,000,000 shares.   This proposal must receive a “For” vote from the holders of a majority of the shares of our common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

•
Proposal 4 — Approval of an amendment to our 2010 Employee Stock Purchase Plan to increase the maximum number of shares of our common stock that may be issued over the term of the plan by 1,000,000 shares.   This proposal must receive a “For” vote from the holders of a majority of the shares of our common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

•
Proposal 5 — Approval of CEO Equity Awards.   This proposal must receive a “For” vote from (i) the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy (the “Bylaws Standard”) and (ii) a majority of the total votes of shares of our common stock not owned, directly or indirectly, by John Melo cast in person or by proxy at the annual meeting (the “Disinterested Standard”). Abstentions will be counted toward the vote total for this proposal for purposes of the Bylaws Standard (but not the Disinterested Standard) and will have the same effect as an “Against” vote for this proposal under the Bylaws Standard. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

•
Proposal 6 — Approval of certain anti-dilution provisions in, and the issuance of shares of our common stock upon the exercise of, warrants issued in securities offerings completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d).   This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

How can I revoke my proxy and change my vote after I return my proxy card?
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, by using the Internet or voting by telephone (either of which must be completed by 11:59 p.m. Pacific Time on May 21, 2018 — your latest telephone or Internet proxy is counted), or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request that your proxy be revoked. If you hold shares through an Intermediary, you must contact that Intermediary directly to revoke any prior voting instructions.
How can I find out the voting results of the meeting?
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the meeting. If final voting results are not available within four business days after the meeting, we intend to file a Current Report on Form 8-K reporting the preliminary voting results within that period, and subsequently report the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our cash position and ability to fund our operations; difficulties in predicting future revenues and financial results; the potential loss of, or inability to secure relationships with, key distributors, customers or partners; our limited operating history and lack of revenues generated from the sale of our renewable products; our inability to decrease costs to enable sales of our products at competitive prices; delays in production and commercialization of products due to technical, operational, cost and counterparty challenges; challenges in developing a customer base in markets with established and sophisticated competitors; currency exchange rate and commodity price fluctuations; changes in regulatory schemes governing genetically modified organisms and renewable chemicals; and other risks detailed from time to time in filings we make with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no obligation to update any forward-looking information that is included in this Proxy Statement.

Proposal 1 —
Election of Directors
General
Under our certificate of incorporation and bylaws, the number of authorized Amyris directors has been fixed at 12 and the Board is divided into the following three classes with staggered three-year terms:
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Class I directors, whose term will expire at the annual meeting of stockholders to be held in 2020;

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Class II directors, whose term will expire at this annual meeting of stockholders and who are nominated for re-election; and

•
Class III directors, whose term will expire at the annual meeting of stockholders to be held in 2019.

In accordance with our certificate of incorporation, the Board has assigned each member of the Board to one of the three classes, with the number of directors in each class divided as equally as reasonably possible. As of the date of this Proxy Statement, there are four Class I seats, four Class II seats, and four Class III seats constituting the 12 seats on the Board.
Stockholders are being asked to vote for the four Class II nominees listed below to serve until our 2021 Annual Meeting of Stockholders and until each such director’s successor has been elected and qualified, or until each such director’s earlier death, resignation or removal. The nominees are all current directors of Amyris.
Vote Required and Board Recommendation
Directors are elected by a plurality of the votes properly cast in person or by proxy. This means that the four Class II nominees receiving the highest number of affirmative (i.e., “For”) votes will be elected. At the annual meeting, proxies cannot be voted for a greater number of persons than the four nominees named in this Proposal 1 and stockholders cannot cumulate votes in the election of directors. Shares represented by executed proxies will be voted by the proxy holders, if authority to do so is not withheld for any or all of the nominees, “For” the election of the four nominees named below. If any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for a nominee, if any, designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee up for election is unable or will decline to serve as a director. If you hold shares through a bank, broker or other Intermediary of record, you must instruct your bank, broker or other Intermediary of record how to vote so that your vote can be counted on this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” each nominee.
Business Experience and Qualifications of Directors
The following tables and biographies set forth information for each nominee for election at the annual meeting and for each director of Amyris whose term of office will continue after the annual meeting:
Nominees for Class II Directors for a Term Expiring in 2021
Name	Age	Amyris Offices and Positions
Philip Eykerman	49	Director
Frank Kung, Ph.D.	69	Director
John Melo	52	Director, President and Chief Executive Officer
R. Neil Williams	65	Director, Chair of Audit Committee
Philip Eykerman has been a member of the Board since May 2017. Mr. Eykerman has served as the Executive Vice-President, Corporate Strategy & Acquisitions of Koninklijke DSM N.V. (together with its affiliates, “DSM”), an entity with which Amyris has a commercial and financial relationship and which is an owner of greater than five percent of the company’s outstanding common stock, since 2011. In this role, he is responsible for corporate and business group strategy development, budgeting and planning, improvement programs, and all M&A activities. In 2015, he was also appointed as a member of the DSM Executive Committee and at present is responsible for the Pharmaceuticals as well as DSM Food Specialties activities. Next to these roles within DSM, he is also a Supervisory Board member of DSM Sinochem Pharmaceuticals (DSM/Sinochem JV), and a Supervisory Board member of ChemicaInvest (DSM/CVC JV), and previously served as a member of the Supervisory Board of Patheon N.V. from March 2014 to August 2017. Before joining DSM, Mr. Eykerman worked for 14 years at McKinsey & Company of which the last 9 years as a Partner and leader of McKinsey’s Chemicals Practice in the Benelux and France. He holds a master degree in Chemical Engineering from the KU Leuven (Belgium) and in Refinery Engineering from the Institut Francais du Pétrole (France). Mr. Eykerman’s experience in corporate strategy, mergers and acquisitions and operations enables him to provide insight to the Board regarding potential new opportunities for Amyris.
Dr. Frank Kung has been a member of the Board since November 2017. Dr. Kung is a founding member of Vivo Capital LLC (“Vivo”), a healthcare focused investment firm founded in 1996 in Palo Alto, California, which is an owner of greater than five percent of the company’s outstanding common stock. Dr. Kung started his career in the biotechnology industry in 1979 when he joined Cetus Corporation. He later co-founded Cetus Immune Corporation in 1981, which was acquired by its parent company in 1983. In 1984 he co-founded Genelabs Technologies, Inc. where he served as Chairman and CEO until 1995. During his tenure in Genelabs, he brought the company public in 1991, and built it to a 175 employee international biotech company with operations in the United States, Belgium, Singapore, Switzerland and Taiwan. Dr. Kung holds a Bachelor of Science degree in chemistry from the National Tsing Hua University in Taiwan, and a Doctor of Philosophy degree in molecular biology and a Master of Business Administration degree from the University of California, Berkeley. Dr. Kung currently serves on the board of directors of a number of emerging healthcare and biotechnology companies. Dr. Kung’s experience in healthcare and biotechnology and investing in companies enables him to provide the Board and management with guidance regarding the company’s business strategy and access to financial markets.
John Melo has nearly three decades of combined experience as an entrepreneur and thought leader in the global fuels industry and technology innovation. Mr. Melo has served as our Chief Executive Officer and a director since January 2007 and as our President since June 2008. Before joining Amyris, Mr. Melo served in various senior executive positions at BP Plc (formerly British Petroleum), one of the world’s largest energy firms, from 1997 to 2006, most recently as President of U.S. Fuels Operations from 2004 until December 2006, and previously as Chief Information Officer of the refining and marketing segment from 2001 to 2003, Senior Advisor for e-business strategy to Lord Browne, BP Chief Executive, from 2000 to 2001, and Director of Global Brand Development from 1999 to 2000. Before joining BP, Mr. Melo was with Ernst & Young, an accounting firm, from 1996 to 1997, and a member of the management teams of several startup companies, including Computer Aided Services, a management systems integration company, and Alldata Corporation, a provider of automobile repair software to the automotive service industry. Mr. Melo currently serves on the board of directors of Renmatix, Inc., and on the board of the Industrial action of Bio and also on the board of the California Life Sciences Association. Mr. Melo was formerly an appointed member to the U.S. section of the U.S.-Brazil CEO Forum. Mr. Melo’s experience as a senior executive at one of the world’s largest energy companies provides critical leadership in shaping strategic direction and business transactions, and in building teams to drive innovation.
R. Neil Williams has been a member of the Board since 2013. Mr. Williams served as Executive Vice President and Chief Financial Officer of Intuit Inc. from January 2008 through January 2018. In such position he was responsible for all financial aspects of Intuit, including corporate strategy and business development, investor relations, financial operations and real estate. Before joining Intuit, Mr. Williams was the Executive Vice President and Chief Financial Officer for Visa U.S.A., Inc. In that role, he led all financial functions for Visa U.S.A., Inc. and its subsidiaries, including financial planning, business planning and financial monitoring. Mr. Williams concurrently served as Chief Financial Officer for Inovant LLC, Visa’s global information technology organization, responsible for global transactions processing and technology development. His previous banking experience includes senior financial positions at commercial banks in the Southern and Midwest regions of the United States. Since March 2012, Mr. Williams has also served as a board member and chair of the audit committee of RingCentral, Inc. He joined the board and audit committee of Oportun, Inc. in November 2017. Mr. Williams is a certified public accountant and received his Bachelor’s degree in business administration from the University of Southern Mississippi. Mr. Williams’ expertise in accounting, finance and management enables him to provide important insight and guidance to our management team and Board and to serve as chair of our Audit Committee.
Incumbent Class III Directors with a Term Expiring in 2019
Name	Age	Amyris Offices and Positions
John Doerr	65	Director, Chair of Nominating and Governance Committee
Christoph Goppelsroeder	59	Director
Christophe Vuillez	54	Director
Patrick Yang, Ph.D.	69	Director, Member of Leadership Development and Compensation Committee
John Doerr has been a member of the Board since May 2006. Mr. Doerr has been Chairman at Kleiner Perkins Caufield & Byers (“KPCB”), a venture capital firm, since 1980. Mr. Doerr currently serves on the board of directors of Google Inc., as well as on the boards of directors of numerous private companies. Mr. Doerr holds a Bachelor of Science and a Master of Science in Electrical Engineering and Computer Science degrees from Rice University and a Master of Business Administration degree from Harvard University. Mr. Doerr’s global business leadership as general partner of KPCB, as well as his outside board experience as director of several public and private companies, enables him to provide valuable insight and guidance to our management team and the Board.
Christoph Goppelsroeder has been a member of the Board since November 2017. Mr. Goppelsroeder has served as the President and CEO of DSM Nutritional Products Ltd. since 2013 and is a member of the DSM Executive Committee. Mr. Goppelsroeder has previously worked at Boston Consulting, Syngenta in its seed care business unit, and F. Hoffman-La Roche in its fine chemicals and vitamins division until the acquisition of such division by DSM in 2003. Mr. Goppelsroeder holds a degree in engineering from the Swiss Federal Institute of Technology and a Master of Business Administration degree from Insead, Fontainebleau. Mr. Goppelsroeder’s experience in the health and nutrition market enables him to provide the Board with critical insight into a potential growth area of the company’s business.
Christophe Vuillez has been a member of the Board since November 2016. Mr. Vuillez is a Senior Vice President, and the Head of Strategy, Development and Research of the Refining & Chemicals division of Total S.A., one of the world’s largest energy companies (together with its affiliates, “Total”), and an entity with which Amyris has a commercial and financial relationship and which is an owner of greater than five percent of the company’s outstanding common stock. Mr. Vuillez has piloted a number of M&A projects for the Refining & Chemicals division, and he has also been a longstanding member of the supervisory committee for Total’s venture capital activities. Mr. Vuillez has nearly 30 years of international experience in the various stages of diverse technological, industrial and corporate development and strategy: from leading and managing applied R&D in the aerospace industry, managing the construction and operation of complex industrial facilities in the oil and gas industry, to holding different executive positions throughout the growth and development of a French telecom from being a startup through its becoming a major player in the industry. Mr. Vuillez holds an advanced degree in aerospace science and technologies from the Ecole Supérieure de l’Aéronautique et de l’Espace in Toulouse, France, which he obtained after graduating from the prestigious French Ecole Polytechnique. Mr. Vuillez brings deep knowledge and significant experience in the areas of early stage growth companies, corporate development and strategy and industrial production facilities, which enables him to make a strategic contribution to the Board and provide guidance to the management team in these areas.
Dr. Patrick Yang has been a member of the Board since July 2014. Dr. Yang has served as Executive Vice President and Senior Advisor to the CEO of Juno Therapeutics, Inc., a biopharmaceutical company focused on developing innovative cellular immunotherapies for the treatment of cancer, since November 2017. From January 2010 through March 2013, Dr. Yang served as Executive Vice President and Global Head of Technical Operations for F. Hoffmann-La Roche Ltd. (“Roche”), where he was responsible for Roche’s pharmaceutical and biotech manufacturing operations, process development, quality, regulatory, supply management and distribution functions. Before joining Roche, Dr. Yang worked for Genentech Inc., where he most recently served as Executive Vice President of Product Operations, and was responsible for manufacturing, process development, quality, regulatory affairs and distribution functions. Prior to joining Genentech Inc., Dr. Yang worked for Merck & Co., where he held several leadership roles including Vice President of Asia/Pacific Manufacturing Operations and Vice President of Supply Chain Management. He also previously worked at General Electric Co. and Life Systems, Inc. Dr. Yang currently serves on the boards of directors of Andeavor (formerly Tesoro Corporation), Codexis, Inc. and PharmaEssentia Corporation, and previously served on the board of directors of Celladon Corporation from March 2014 until May 2015. Dr. Yang’s experience with the biotechnology industry and operations has enabled him to provide insight and guidance to our management team and the Board.
Incumbent Class I Directors with a Term Expiring in 2020
Name	Age	Amyris Offices and Positions
Geoffrey Duyk, M.D., Ph.D.	57	Director, Interim Chair of the Board and Member of Audit Committee
Carole Piwnica	59	Director, Chair of Leadership Development and Compensation Committee and Member of Nominating and Governance Committee
Fernando de Castro Reinach, Ph.D.	60	Director, Member of Audit Committee
His Highness Sheikh Abdullah bin Khalifa Al Thani	57	Director
Dr. Geoffrey Duyk has been a member of the Board since May 2012 and has served as the interim Chair of the Board since May 2014. Dr. Duyk previously served on the Board from May 2006 to May 2011. Dr. Duyk is a partner of Circularis Partners LP. Previously, Dr. Duyk served as a partner and managing director of TPG Alternative & Renewable Technologies (together with its affiliates, “TPG”) from 2004 to 2017. Prior to TPG, he served on the board of directors and was President of Research and Development at Exelixis, Inc., a biopharmaceutical company focusing on drug discovery, from 1996 to 2003. Prior to Exelixis, Dr. Duyk was Vice President of Genomics and one of the founding scientific staff at Millennium Pharmaceuticals, from 1993 to 1996. Before that, Dr. Duyk was an Assistant Professor at Harvard Medical School in the Department of Genetics and Assistant Investigator of the Howard Hughes Medical Institute. Dr. Duyk currently serves on the boards of directors of: Elevance Renewable Sciences; Inocucor Technologies, Inc.; and reGen Holdings Limited as well as on the non-profit Case Western Reserve University Board of Trustees and The American Society of Human Genetics board of directors. Dr. Duyk is also a member of the Institute Board of Directors of the Moffitt Cancer Center where he chairs the Research and Development committee. Dr. Duyk serves as a member of Scientific Advisory Boards for Bayer CropSciences, HudsonAlpha, and Lawrence Berkeley National Laboratory (DOE). He served on the board of directors of Beta Renewables from 2011 to 2017, EPIRUS Biopharmaceuticals, Inc. from July 2014 to July 2016, Galleon Pharmaceuticals, Inc. from 2007 to 2016, Genomatica, Inc. from 2012 to 2017, Karas Pharmaceuticals, Inc. from 2010 to 2015, The Wesleyan University Board of Trustees from 2008 to June 2014, Aerie Pharmaceuticals from August 2005 to June 2017, and DNAnexus, Inc. from 2011 to 2017. Dr. Duyk is currently a Board Observer of Anuvia Planet Nutrients; DNAnexus and Genomatica. Dr. Duyk holds a Bachelor of Arts degree in Biology from Wesleyan University and Doctor of Philosophy and Medicine degrees from Case Western Reserve University. Dr. Duyk’s experience with the biotechnology industry enables him to provide insight and guidance to our management team and Board.
Carole Piwnica has been a member of the Board since September 2009. Ms. Piwnica has been Director of NAXOS UK, a consulting firm advising private equity, since January 2008. Previously, Ms. Piwnica served as a director, from 1996 to 2006, and Vice-Chairman of Governmental Affairs, from 2000 to 2006, of Tate & Lyle Plc, a European food and agricultural ingredients company. She was a chairman of Amylum Group, a European food ingredient company and affiliate of Tate & Lyle Plc, from 1996 to 2000. Ms. Piwnica was a member of the board of directors of Aviva plc, a British insurance company, from May 2003 to December 2011, a member of the Biotech Advisory Council of Monsanto from May 2006 to October 2009, a member of the board of directors of Dairy Crest from 2007 until 2010, a member of the board of directors of Toepfer Gmbh from 1996 until 2010 and a member of the board of directors of Louis

Delhaize (retail, Belgium) from 2010 until 2013. In 2010, Ms. Piwnica was appointed as a member of the boards of Eutelsat (satellites, France) and Sanofi (pharmaceuticals, France). In 2014, she was appointed as a member of the board of Rothschild (financial services, France). Ms. Piwnica holds a Law degree from the Université Libre de Bruxelles and a Master of Laws degree from New York University. She has also been a member of the bar association of the state of New York, USA since 1985 and was a member of the bar association of Paris, France from 1988 until 2013. Based on her multinational corporate leadership experience and extensive legal and corporate governance experience, Ms. Piwnica contributes guidance to the management team and the Board in leadership of multinational agricultural processing businesses and on legal and corporate governance obligations and best practices.
Dr. Fernando de Castro Reinach has been a member of the Board since September 2008. Dr. Reinach has been a managing partner of Pitanga Fund, a venture capital fund based in Brazil, since May 2011. From 2001 to May 2010, Dr. Reinach was a general partner at Votorantim Novos Negócios Ltda. Before joining Votorantim, he was involved in the creation of two companies, Genomic Engenharia Molecular Ltda., a molecular diagnostic laboratory, and .ComDominio S/A, a datacenter company. Dr. Reinach holds a Bachelor of Science degree in biology from the University of São Paulo and a Doctor of Philosophy degree in Cell and Molecular Biology from Cornell University Medical College. Dr. Reinach’s experience with Brazilian business practices enables him to provide important insight and guidance to our management team and Board and to assist management with establishing and developing operations in Brazil.
His Highness Sheikh Abdullah bin Khalifa Al Thani (“HH”) has been a member of the Board since March 2012. HH has served as Special Advisor to the Emir of Qatar since his appointment in April 2007, and was Prime Minister of Qatar from October 1996 to April 2007. HH has served as chairman of the board of directors of Qatar Investment and Projects Development Holding Company, a Qatari investment group, since March 2011 and as chairman of the board of directors of Specialized International Services (SIS) Qatar, a business investment company, since October 2011. HH graduated from the Royal Military Academy Sandhurst. HH brings to the Board and our management team extensive experience in project development and investment, and his international stature and resources provide us with potential additional opportunities to build and finance our business.
Arrangements Concerning Selection of Directors
In February 2012, pursuant to a Letter Agreement (the “Letter Agreement”) entered into in connection with the sale of our common stock to certain investors including Biolding Investment SA (“Biolding”), Naxyris S.A., an investment vehicle owned by Naxos Capital Partners SCA Sicar (“Naxyris”), and Maxwell (Mauritius) Pte Ltd (“Maxwell”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of:
•
One person designated by Biolding to serve as a member of the Board. Pursuant to the Letter Agreement, Biolding (an affiliate of HH) designated HH to serve as the Biolding representative on the Board. Biolding’s designation rights terminate upon a sale of Amyris or Biolding holding less than 173,010 shares of our common stock. As of March 31, 2018, Biolding beneficially owned 518,022 shares of our common stock, representing approximately 1.1% of our outstanding common stock (this includes the assumed exercise of certain warrants held by Biolding).

•
One person designated by Naxyris to serve as a member of the Board. Pursuant to the Letter Agreement, Naxyris designated Ms. Piwnica (who was already on the Board) to serve as the Naxyris representative on the Board. Naxyris’ designation rights terminate upon a sale of Amyris or Naxyris holding less than 115,340 shares of our common stock. As of March 31, 2018, Naxyris beneficially owned 1,460,299 shares of our common stock, representing approximately 3.2% of our outstanding common stock (this includes the assumed exercise of certain warrants held by Naxyris). Ms. Piwnica is Director of NAXOS UK, a consulting firm advising private equity and an affiliate of Naxos Capital Partners SCA Sicar, which owns Naxyris, and receives compensation and benefits from NAXOS UK pursuant to its standard compensation policies and practices.

•
One person designated by Maxwell to serve as a member of the Board. Pursuant to the Letter Agreement, Maxwell initially designated Dr. Nam-Hai Chua to serve as the Maxwell representative on the Board and, following Dr. Chua’s resignation from the Board effective June 7, 2015, Maxwell designated Abraham Klaeijsen to serve as the Maxwell representative on the Board and he was appointed on June 7, 2015. Mr. Klaeijsen subsequently resigned from the Board on November 2, 2017 and as of March 31, 2018, Maxwell has not designated his replacement. Maxwell’s designation rights terminate upon a sale of Amyris or Maxwell holding less than 173,010 shares of our common stock. As of March 31, 2018, Maxwell beneficially owned 5,370,644 shares of our common stock, representing approximately 11.2% of our outstanding common stock (this includes the assumed conversion and exercise of certain convertible promissory notes and warrants, respectively, held by Maxwell, as described below under the Section titled “Security Ownership of Certain Beneficial Owners and Management”).

Mr. Vuillez was designated to serve on the Board by Total pursuant to a letter agreement between Amyris and Total. In June 2010, we issued 7,101,548 shares of our Series D preferred stock to Total that converted into 643,401 shares of our common stock upon the completion of our initial public offering in September 2010. In connection with such equity investment, we agreed to appoint a person designated by Total to serve as a member of the Board, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the director designated by Total to be re-nominated by the Board in the future. Pursuant to the letter agreement, Total initially designated Philippe Boisseau to serve as the Total representative on the Board and, following Mr. Boisseau’s resignation from the Board on October 31, 2016, Total designated Mr. Vuillez to serve as the Total representative on the Board and he was appointed on November 3, 2016. Total’s designation rights terminate upon the earlier of Total holding less than 321,700 shares of our common stock or a sale of Amyris. As of March 31, 2018, Total beneficially owned 8,946,701 shares of our common stock, representing approximately 17.7% of our outstanding common stock (this includes the assumed conversion and exercise of certain convertible promissory notes and warrants, respectively, held by Total, as described below under the Section titled “Security Ownership of Certain Beneficial Owners and Management”). Mr. Vuillez is an employee of Total and receives compensation and benefits from Total pursuant to its standard compensation policies and practices.
Pursuant to a Stockholder Agreement entered into in May 2017, and subsequently amended and restated in August 2017, in connection with the sale of our Series B 17.38% Convertible Preferred Stock and warrants to DSM (the “DSM Stockholder Agreement”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of, two persons designated by DSM to serve as members of the Board. Pursuant to the DSM Stockholder Agreement, DSM initially designated Mr. Eykerman to serve as a DSM representative on the Board and, following the amendment and restatement of the DSM Stockholder Agreement in August 2017, DSM designated Mr. Goppelsroeder to serve as the second DSM representative on the Board. DSM’s designation rights terminate, with respect to one designee, at such time as DSM beneficially owns less than 10% of our outstanding common stock and, with respect to both designees, at such time as DSM beneficially owns less than 4.5% of our outstanding common stock. As of March 31, 2018, DSM beneficially owned 16,621,192 shares of our common stock, representing approximately 30.9% of our outstanding common stock (this includes the assumed exercise of certain warrants held by DSM, as described below under the Section titled “Security Ownership of Certain Beneficial Owners and Management”). Messrs. Eykerman and Goppelsroeder are employees of DSM and receive compensation and benefits from DSM pursuant to its standard compensation policies and practices.
In August 2017, pursuant to a Stockholder Agreement (the “Vivo Stockholder Agreement”) entered into in connection with the sale of our common stock, Series D Convertible Preferred Stock and warrants to Vivo, we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of, one person designated by Vivo to serve as a member of the Board. Pursuant to the Vivo Stockholder Agreement, Vivo designated Dr. Kung to serve as the Vivo representative on the Board. Vivo’s designation rights terminate at such time as Vivo beneficially owns less than 4.5% of our outstanding common stock. As of March 31, 2018, Vivo beneficially owned 4,774,534 shares of our common stock, representing 9.99% of our outstanding common stock (this includes the assumed conversion and exercise of certain shares of preferred stock and warrants, respectively, held by Vivo, as described below under the Section titled “Security Ownership of Certain Beneficial Owners and

Management”). Dr. Kung is a founding member of Vivo and receives compensation and benefits from Vivo pursuant to its standard compensation policies and practices.
Mr. Doerr and Dr. Duyk were initially designated to serve on the Board by KPCB and TPG, respectively, pursuant to a voting agreement as most recently amended and restated on June 21, 2010 (Dr. Duyk resigned from the Board in May 2011 and was re-appointed to the Board in May 2012). As of the date of this Proxy Statement, notwithstanding the expiration of the voting agreement upon completion of our initial public offering in September 2010, Mr. Doerr and Dr. Duyk continue to serve on the Board and we expect each of them to continue to serve as a director until his resignation or until his successor is duly elected by the holders of our common stock. Mr. Doerr receives compensation and benefits from KPCB pursuant to its standard compensation policies and practices.
Independence of Directors
Under the corporate governance rules of The NASDAQ Stock Market (“NASDAQ”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board and the Nominating and Governance Committee of the Board consult with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of ”independent,” including those set forth in the applicable NASDAQ rules. The NASDAQ criteria include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by Amyris, he or she received compensation (other than standard compensation for Board service) in excess of   $120,000 during a period of twelve months within the past three years, or he or she is an executive officer of any organization to which Amyris made, or from which the Amyris received, payments for property or services (other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenues for that year, or $200,000, whichever is more.
The subjective test under the NASDAQ rules for director independence requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board was made in the context of the objective standards referenced above. In making independence determinations, the Board generally considers commercial, financial and professional services, and other transactions and relationships between Amyris and each director and his or her family members and affiliated entities.
Based on such criteria, the Board determined that (i) Mr. Melo is not independent because he is an Amyris employee, (ii) Mr. Vuillez is not independent because he is an employee of Total (with which we have a joint venture arrangement and commercial and financial relationships, as described below under the Section titled “Transactions with Related Persons”), and (iii) Messrs. Eykerman and Goppelsroeder are not independent because they are each employees of DSM (with which we have a commercial and financial relationship, as described below under the Section titled “Transactions with Related Persons”).
For each of the directors other than Messrs. Melo, Vuillez, Eykerman and Goppelsroeder, the Board determined that none of the transactions or other relationships of such directors (and their respective family members and affiliated entities) with Amyris, our executive officers and our independent registered public accounting firm exceeded NASDAQ objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The following is a description of these relationships:
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Mr. Doerr is a manager of the general partners of entities affiliated with KPCB Holdings, Inc. As of March 31, 2018, KPCB Holdings, Inc., as nominee for entities affiliated with KPCB, held 278,882 shares of our common stock, which represented approximately 0.6% of our outstanding common stock. In addition, Mr. Doerr indirectly owns all of the membership interests in Foris Ventures, LLC (“Foris”), which beneficially owned 4,612,773 shares of our common stock as of March 31, 2018, representing 9.99% of our outstanding common stock (this includes the assumed conversion and exercise of certain shares of preferred stock, convertible promissory notes and warrants, respectively, held by Foris, as described below under the Section titled “Security Ownership of Certain Beneficial Owners and Management”).
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Ms. Piwnica was designated to serve as a director by Naxyris. As of March 31, 2018, Naxyris beneficially owned 1,460,299 shares of our common stock, representing approximately 3.2% of our outstanding common stock (this includes the assumed exercise of certain warrants held by Naxyris).

•
Dr. Reinach is the sole director of Sualk Capital Ltd (“Sualk”), which purchased shares of our common stock in private placement offerings during 2012. As of March 31, 2018, Sualk beneficially owned 11,360 shares of our common stock.

•
HH indirectly owns, and was designated to serve as a director by, Biolding. As of March 31, 2018, Biolding beneficially owned 518,022 shares of our common stock, representing approximately 1.1% of our outstanding common stock (this includes the assumed exercise of certain warrants held by Biolding).

•
Dr. Kung is a founding member of Vivo and a voting member of the general partner of entities affiliated with Vivo which purchased our common stock, Series D Convertible Preferred Stock and warrants in August 2017, and was designated to serve as a director by Vivo. As of March 31, 2018, Vivo beneficially owned 4,774,534 shares of our common stock, representing 9.99% of our outstanding common stock (this includes the assumed conversion and exercise of certain shares of preferred stock and warrants, respectively, held by Vivo, as described below under the Section titled “Security Ownership of Certain Beneficial Owners and Management”).

Consistent with these considerations, after a review of all relevant transactions and relationships between each director, any of his or her family members and affiliated entities, Amyris, our executive officers and our independent registered public accounting firm, the Board affirmatively determined that a majority of the Board is comprised of independent directors, and that the following directors are independent: John Doerr, Geoffrey Duyk, Frank Kung, Carole Piwnica, Fernando de Castro Reinach, HH, R. Neil Williams and Patrick Yang.
Board Leadership Structure
The Board is composed of our Chief Executive Officer, John Melo, and eleven non-management directors. Geoffrey Duyk, one of our independent directors, currently serves the principal Board leadership role as the Board’s interim Chair. The Board expects to appoint an independent director as permanent Chair. The Board does not have any policy that the Chair must necessarily be separate from the chief executive officer, but the Board appointed Dr. Duyk as interim Chairman in May 2014 until a permanent Chair could be identified. Dr. Duyk’s (and his successor’s) responsibilities as Board Chair include working with management to develop agendas for Board meetings, calling special meetings of the Board, presiding at executive sessions of independent Board members, gathering input from Board members on chief executive officer performance and providing feedback to the Chief Executive Officer, gathering input from Board members after meetings and through an annual self-assessment process and communicating feedback to the Board and the Chief Executive Officer, as appropriate, and serving as Chief Executive Officer in the absence of another designated Chief Executive Officer. The Board believes that having an independent Chair helps reinforce the Board’s independence from management in its oversight of our business and affairs. In addition, the Board believes that this structure helps to create an environment that is conducive to objective evaluation and oversight of management’s performance and related compensation, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations. Accordingly, we believe our current Board leadership structure contributes to the effectiveness of the Board as a whole and, as a result, is the most appropriate structure for us at the present time.
Role of the Board in Risk Oversight
We consider risk as part of our regular evaluation of business strategy and decisions. Assessing and managing risk is the responsibility of our management, which establishes and maintains risk management processes, including prioritization processes, action plans and mitigation measures, designed to balance the risk and benefit of opportunities and strategies. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees. The Board as a whole oversees our risk management systems and processes, as implemented by management and the Board’s committees. As part of its oversight role, the Board has established an enterprise risk management process that involves management discussions with and updates to members of the Audit Committee regarding enterprise risk prioritization and mitigation. In addition, the Board uses its committees to assist in its risk oversight function as follows:
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The Audit Committee has responsibility for overseeing our financial controls and risk and legal and regulatory matters.

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The Leadership Development and Compensation Committee is responsible for oversight of risk associated with our compensation programs and plans.

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The Nominating and Governance Committee is responsible for oversight of Board processes and corporate governance related risks.

The Board receives regular reports from committee Chairs regarding the committees’ activities. In addition, discussions with the Board regarding our strategic plans and objectives, business results, financial condition, compensation programs, strategic transactions, and other business discussed with the Board include discussions of the risks associated with the particular item under consideration.
Meetings of the Board and Committees
During 2017, the Board held seven meetings, and its three standing committees (the Audit Committee, Leadership Development and Compensation Committee and Nominating and Governance Committee) collectively held 20 meetings. Of such meetings, the Audit Committee held twelve meetings, the Leadership Development and Compensation Committee held six meetings and the Nominating and Governance Committee held two meetings. With the exception of HH, each incumbent director attended at least 75% of the meetings of the Board and of the committees on which such director served that were held during the period that such director served in 2017. The Board’s policy is that directors are encouraged to attend our annual meetings of stockholders. One director attended our 2017 annual meeting of stockholders.
The following table provides membership and meeting information for the Board and its committees in 2017:
Member of the Board in 2017	Board	Audit Committee	Leadership Development and Compensation Committee	Nominating and Governance Committee
John Doerr(1)	X		X	Chair
Geoffrey Duyk, M.D., Ph.D.	Chair	X
Philip Eykerman(2)	X
Margaret Georgiadis(3)	X
Christoph Goppelsroeder(4)	X
Abraham (Bram) Klaeijsen(5)	X
Frank Kung, Ph.D.(6)	X
John Melo	X
Carole Piwnica	X		Chair	X
Fernando de Castro Reinach, Ph.D.	X	X
HH Sheikh Abdullah bin Khalifa Al Thani(7)	X
Christophe Vuillez	X
R. Neil Williams	X	Chair
Patrick Yang, Ph.D.(8)	X		X
Total meetings in 2017(9)	7	12	6	2

(1)
Mr. Doerr resigned from the Leadership Development and Compensation Committee effective May 19, 2017.

(2)
Mr. Eykerman was appointed to the Board on May 18, 2017.

(3)
Ms. Georgiadis resigned from the Board effective March 16, 2017.

(4)
Mr. Goppelsroeder was appointed to the Board on November 2, 2017.

(5)
Mr. Klaeijsen resigned from the Board effective November 2, 2017.

(6)
Dr. Kung was appointed to the Board on November 2, 2017.

(7)
HH attended 0 of 7 Board meetings held during 2017.

(8)
Dr. Yang was appointed to the Leadership Development and Compensation Committee on May 18, 2017.

(9)
Includes one concurrent meeting of the Board and the Leadership Development and Compensation Committee.

Committees of the Board
The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Governance Committee, each as described below. Members are appointed by the Board to serve on these committees until their resignations or until otherwise determined by the Board.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), and assists the Board in fulfilling the Board’s oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, and the retention, independence and performance of our independent registered public accounting firm.
Under NASDAQ rules, we must have an audit committee of at least three members, each of whom must be independent as defined under the rules and regulations of NASDAQ and the Securities and Exchange Commission (the “SEC”). Our Audit Committee is currently composed of three directors: Mr. Williams and Drs. Duyk and Reinach. Mr. Williams is the Chair of the Audit Committee. The composition of the Audit Committee meets the requirements for independence under current NASDAQ and SEC rules and regulations. The Board has determined that each member of the Audit Committee is independent (as defined in the relevant NASDAQ and SEC rules and regulations), and is financially literate and able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, the Board has determined that Mr. Williams is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with employment experience in finance and accounting and other comparable experience that results in his financial sophistication. Being an “audit committee financial expert” does not impose on Mr. Williams any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board. The Board has adopted a written charter for our Audit Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.cfm.
The Audit Committee performs, among others, the following functions:
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oversees our accounting and financial reporting processes and audits of our consolidated financial statements;

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oversees our relationship with our independent auditors, including appointing or changing our independent auditors and ensuring their independence;

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reviews and approves the audit and permissible non-audit services to be provided to us by our independent auditors;

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facilitates communication among our independent auditors, our financial and senior management, and the Board; and

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monitors the periodic reviews of the adequacy of our accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and our financial and senior management.

In addition, the Audit Committee generally reviews and approves any proposed transaction between Amyris and any related party, establishes procedures for the receipt, retention and treatment of complaints received by Amyris regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Amyris employees of their concerns regarding suspected violations of laws, governmental rules or regulations, accounting, internal accounting controls or auditing matters, or company policies (including the administration of our whistleblower policy), and oversees the review of any complaints and submissions received through the complaint and anonymous reporting procedures.
Leadership Development and Compensation Committee
Under NASDAQ rules, compensation of the executive officers of a company must be determined, or recommended to the Board for determination, either by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or by a compensation committee composed solely of independent directors. Amyris has established the Leadership Development and Compensation Committee for such matters, which is currently composed of two directors: Ms. Piwnica and Dr. Yang. Ms. Piwnica is the Chair of the Leadership Development and Compensation Committee. The Board, after consideration of all factors specifically relevant to determining whether either Ms. Piwnica or Dr. Yang has a relationship to Amyris that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Amyris to such director and (ii) whether such director is affiliated with Amyris, has determined that each member of the Leadership Development and Compensation Committee is independent (as defined in the relevant NASDAQ and SEC rules and regulations). The Board has adopted a written charter for our Leadership Development and Compensation Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.cfm.
The purpose of the Leadership Development and Compensation Committee is to provide guidance and periodic monitoring for all of our compensation, benefit, perquisite and equity programs. The Leadership Development and Compensation Committee, through delegation from the Board, has principal responsibility to evaluate, recommend, approve and review executive officer and director compensation arrangements, plans, policies and programs maintained by Amyris and to administer our cash-based and equity-based compensation plans, and may also make recommendations to the Board regarding the Board’s remaining responsibilities relating to executive compensation. The Leadership Development and Compensation Committee discharges the responsibilities of the Board relating to compensation of our executive officers, and, among other things:
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reviews and approves the compensation of our executive officers;

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reviews and recommends to the Board the compensation of our non-employee directors;

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reviews and approves the terms of any compensation agreements with our executive officers;

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administers our stock and equity incentive plans;

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reviews and makes recommendations to the Board with respect to incentive compensation and equity incentive plans; and

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establishes and reviews our overall compensation strategy.

The Leadership Development and Compensation Committee also reviews the Compensation Discussion and Analysis section of our Proxy Statement and recommends to the Board whether it be included in the Proxy Statement, has responsibility for the review of our pay ratio disclosure, and prepares a report of the Leadership Development and Compensation Committee for inclusion in our Proxy Statement in accordance with SEC rules. The Leadership Development and Compensation Committee has authority to form and delegate authority to subcommittees, as appropriate.

The Board has established a Management Committee for Employee Equity Awards (“MCEA”), consisting of our Chief Human Resources Officer and our Chief Executive Officer. The MCEA may grant equity awards to employees who are not officers (as that term is defined in Section 16 of the Exchange Act and Rule 16a-1 promulgated under the Exchange Act) of Amyris, provided that the MCEA is only authorized to grant equity awards that meet grant guidelines approved by the Board or Leadership Development and Compensation Committee. These guidelines set forth, among other things, any limit imposed by the Board or Leadership Development and Compensation Committee on the total number of shares of our common stock that may be subject to equity awards granted to employees by the MCEA, and any requirements as to the size of an award based on the seniority of an employee or other factors.
Under its charter, the Leadership Development and Compensation Committee has the authority, at Amyris’ expense, to retain legal and other consultants, accountants, experts and compensation or other advisors of its choice to assist the Leadership Development and Compensation Committee in connection with its functions. During the past fiscal year, the Leadership Development and Compensation Committee engaged Compensia, Inc. (“Compensia”) as its compensation consultant. Compensia also served as the Committee’s compensation consultant from 2012 through 2016. Compensia provided the following services during 2017 (or in connection with 2017 compensation):
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reviewed and provided recommendations on the composition of Amyris’s compensation peer group, and provided compensation data relating to executives at the selected peer group companies;

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conducted a review of the total compensation arrangements for all executive officers of Amyris;

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provided advice on executive officers’ compensation, including composition of compensation for base salary, short-term incentive (cash bonus) plan and long-term incentive (equity) plans;

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provided advice on executive officers’ cash bonus plan;

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assisted with executive equity program design, including analysis of equity mix, aggregate share usage and target grant levels;

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provided advice and recommendations regarding executive perquisites and Amyris’s executive severance plan;

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provided advice and recommendations on compensation elements of newly-hired executives;

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updated the Leadership Development and Compensation Committee on emerging trends/best practices and regulatory requirements in the area of executive and director compensation, including equity and cash compensation;

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provided advice and recommendations regarding certain non-executive employee equity grants; and

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assisted with the analysis related to our pay ratio disclosure.

The Leadership Development and Compensation Committee determined that Compensia did not have any relationships with Amyris or any of its officers or directors or any conflicts of interest that would impair Compensia’s independence.
The Human Resources, Finance and Legal departments of Amyris work with our Chief Executive Officer to design and develop new compensation programs applicable to our executive officers and non-employee directors, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group compensation comparisons and other committee briefing materials, and to implement the decisions of the Leadership Development and Compensation Committee. Members of these departments and our Chief Executive Officer also meet separately with Compensia to convey information on proposals that management may make to the Leadership Development and Compensation Committee, as well as to allow Compensia to collect information about Amyris to develop its recommendations. In addition, our Chief Executive Officer conducts reviews of the performance and compensation of our other executive officers, and based on these reviews and input from Compensia and our Human Resources department, makes recommendations regarding executive compensation (other than his own) directly to the Leadership Development and Compensation Committee.
For the Chief Executive Officer’s compensation, the Chief Human Resources Officer works directly with the Chair of the Leadership Development and Compensation Committee, as well as Compensia and the Human Resources, Finance and Legal departments of Amyris, to design, develop, recommend to the Leadership Development and Compensation Committee and implement the above compensation analyses and programs, as well as review the performance of the Chief Executive Officer. None of our executive officers participated in the determinations or deliberations of the Leadership Development and Compensation Committee regarding the amount of any component of his or her own 2017 compensation.
Nominating and Governance Committee
Under NASDAQ rules, director nominees must be selected, or recommended for the Board’s selection, either by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or by a nominations committee composed solely of independent directors. Amyris has established the Nominating and Governance Committee for such matters, which is currently composed of two directors: Mr. Doerr and Ms. Piwnica. Mr. Doerr is the Chair of the Nominating and Governance Committee. The Board has determined that each member of the Nominating and Governance Committee is independent (as defined in the relevant NASDAQ and SEC rules and regulations). The Board has adopted a written charter for our Nominating and Governance Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.cfm.
The purpose of the Nominating and Governance Committee is to ensure that the Board is properly constituted to meet its fiduciary obligations to stockholders and Amyris, and to assist the Board with respect to corporate governance matters, including:
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identifying, considering and nominating candidates for membership on the Board;

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developing, recommending and periodically reviewing corporate governance guidelines and policies for Amyris (including our Corporate Governance Principles, Code of Business Conduct and Ethics and Insider Trading Policy); and

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advising the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and Board committees.

The Nominating and Governance Committee also monitors the size, leadership and committee structure and composition of the Board and makes any recommendations for changes to the Board, reviews our narrative disclosures in SEC filings regarding the director nomination process, Board leadership structure and risk oversight by the Board, considers and approves any requested waivers under our Code of Business Conduct and Ethics, reviews and makes recommendations to the Board regarding formal procedures for stockholder communications with members of the Board, reviews with the Chief Executive Officer and Board leadership the succession plans for senior management positions, and oversees an annual self-assessment process for the Board.
Director Nomination Process
In carrying out its duties to consider and nominate candidates for membership on the Board, the Nominating and Governance Committee considers a mix of perspectives, qualities and skills that would contribute to the overall corporate goals and objectives of Amyris and to the effectiveness of the Board. The Nominating and Governance Committee’s goal is to nominate directors who will provide a balance of industry, business and technical knowledge, experience and capability. To this end, the Nominating and Governance Committee considers a variety of characteristics for director candidates, including demonstrated ability to exercise sound business judgment, relevant industry or business experience, understanding of and experience with issues and requirements facing public companies, excellence and a record of professional achievement in the candidate’s field, relevant technical knowledge or aptitude, having sufficient time and energy to devote to the affairs of Amyris, independence for purposes of compliance with NASDAQ and SEC rules and regulations, as applicable, and commitment to rigorously represent the long-term interests of our stockholders. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills and experience so that, as a group, the Board will possess the appropriate talent, skills and experience to oversee our business.
The Nominating and Governance Committee generally uses the following processes for identifying and evaluating nominees for director:
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In the case of incumbent directors, the Nominating and Governance Committee reviews the director’s overall service to Amyris during such director’s term, including performance, effectiveness, participation and independence.

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In seeking to identify new director candidates, the Nominating and Governance Committee may use its network of contacts to compile a list of potential candidates and may also engage, if deemed appropriate, a professional search firm. The Nominating and Governance Committee would conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee would then meet to discuss and consider the candidates’ qualifications and select nominees for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders and will use the same criteria to evaluate all candidates. We have not received a recommendation for a director nominee for the 2018 annual meeting from a stockholder or stockholders. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: Chair of the Nominating and Governance Committee c/o Secretary of Amyris, Inc. at 5885 Hollis Street, Suite 100, Emeryville, California 94608, at least 120 days prior to the anniversary date of the mailing of our Proxy Statement for the last annual meeting of stockholders, which for our 2019 annual meeting of stockholders is a deadline of December 28, 2018. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience and directorships for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Nominations
Stockholders who wish to nominate persons directly for election to the Board at an annual meeting of stockholders must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC. As provided in our certificate of incorporation, subject to the rights of the holders of any series of preferred stock, any vacancy occurring in the Board can generally be filled only by the affirmative vote of a majority of the directors then in office. The director appointed to fill the vacancy will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.

Stockholder Communications with Directors
The Board has established a process by which stockholders may communicate with the Board or any of its members, including the Chairman of the Board, or to the independent directors generally. Stockholders and other interested parties who wish to communicate with the Board or any of the directors may do so by sending written communications addressed to the Secretary of Amyris at 5885 Hollis Street, Suite 100, Emeryville, California 94608. The Board has directed that all communications will be compiled by the Secretary and submitted to the Board or the selected group of directors or individual directors on a periodic basis. These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements and solicitations). The screening procedure has been approved by a majority of the non-management directors of the Board. Directors may at any time request that we forward to them immediately all communications received by us for the Board. All communications directed to the Audit Committee in accordance with the procedures described above that relate to accounting, internal accounting controls or auditing matters involving Amyris will be promptly and directly forwarded to all members of the Audit Committee.

Proposal 2 —
Ratification of Appointment of Independent Registered Public Accounting Firm
General
On March 22, 2018, the Board, upon the recommendation of the Audit Committee, selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and has further directed that management submit the selection of such independent registered public accounting firm for ratification by our stockholders at the annual meeting. KPMG LLP has been engaged as our independent registered public accounting firm since June 2017. We expect representatives of KPMG LLP to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of our independent registered public accounting firm. However, we are submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Amyris and our stockholders.
On June 9, 2017, PricewaterhouseCoopers LLP notified us that it declined to stand for re-election as our independent registered public accounting firm for the 2017 fiscal year. The Audit Committee conducted a competitive process to determine our independent registered public accounting firm for the 2017 fiscal year and on June 28, 2017, with the approval of the Audit Committee, we appointed KPMG LLP to serve as our independent registered public accounting firm for the 2017 fiscal year.
PricewaterhouseCoopers LLP’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that PricewaterhouseCoopers LLP’s reports for the fiscal years ended December 31, 2016, and December 31, 2015 included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern.
During our fiscal years ending December 31, 2016 and December 31, 2015, and the subsequent interim period through June 9, 2017, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in their reports on our consolidated financial statements for such years; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K).
In addition, during our fiscal years ending December 31, 2016 and December 31, 2015, and the subsequent interim period through June 28, 2017, neither Amyris nor any person on its behalf consulted with KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K.
Vote Required and Board Recommendation
Ratification of the selection of KPMG LLP requires the affirmative vote of the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions will be counted toward the vote total for this proposal and will have the same effect as “Against” votes for this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal.

The Board recommends a vote “FOR” this Proposal 2
Independent Registered Public Accounting Firm Fee Information
KPMG LLP has served as our principal accountant for the audit of our annual financial statements and for the review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q since June 28, 2017. During fiscal year 2016 and for the period from January 1, 2017 through June 9, 2017, PricewaterhouseCoopers LLP served in such role. The following tables set forth the aggregate fees billed or to be billed to us by KPMG LLP and PricewaterhouseCoopers LLP, respectively, for services performed for the fiscal years ended December 31, 2017 and December 31, 2016 during their respective tenures as our independent registered public accounting firm (in thousands):
KPMG LLP
	Fiscal Year ended December 31,
Fee Category	2017	2016
Audit Fees	$2,029	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,029	$—

The “Audit Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered for the audit of our annual financial statements and for the review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. We did not incur any fees in this category with respect to KPMG LLP for the fiscal year ended December 31, 2016.
The “Audit-Related Fees” category includes aggregate fees billed in the relevant fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under the “Audit Fees” category. We did not incur any fees in this category with respect to KPMG LLP for the fiscal years ended December 31, 2017 or 2016.
The “Tax Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered with respect to tax compliance, tax advice and tax planning. We did not incur any fees in this category with respect to KPMG LLP for the fiscal years ended December 31, 2017 or 2016.
The “All Other Fees” category includes aggregate fees billed in the relevant fiscal year for products and services other than those reported under the other categories described above. We did not incur any fees in this category with respect to KPMG LLP for the fiscal years ended December 31, 2017 or 2016.
PricewaterhouseCoopers LLP
	Fiscal Year ended December 31,
Fee Category	2017	2016
Audit Fees	$833	$1,692
Audit-Related Fees	270	—
Tax Fees	—	10
All Other Fees	—	—
Total Fees	$1,103	$1,702

The “Audit Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered for the audit of our annual financial statements and for the review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

The “Audit-Related Fees” category includes aggregate fees billed in the relevant fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under the “Audit Fees” category. The Audit-Related Fees above include fees billed in the fiscal year ended December 31, 2017 for attest services that are not required by statute or regulation. We did not incur any fees in this category with respect to PricewaterhouseCoopers LLP in the fiscal year ended December 31, 2016.
The “Tax Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered with respect to tax compliance, tax advice and tax planning. We did not incur any fees in this category with respect to PricewaterhouseCoopers LLP in the fiscal year ended December 31, 2017.
The “All Other Fees” category includes aggregate fees billed in the relevant fiscal year for products and services other than those reported under the other categories described above. We did not incur any fees in this category with respect to PricewaterhouseCoopers LLP in the fiscal years ended December 31, 2017 or 2016.
Audit Committee Pre-Approval of Services Performed by our Independent Registered Public Accounting Firm
The Audit Committee’s charter requires it to approve all fees and other compensation paid to, and pre-approve all audit and non-audit services performed by, the company’s independent registered public accounting firm. The Audit Committee charter permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated such pre-approval authority to the Chair of the Audit Committee.
In determining whether to approve audit and non-audit services to be performed by our independent registered public accounting firm, the Audit Committee takes into consideration the fees to be paid for such services and whether such fees would affect the independence of the accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by our independent registered public accounting firm, the Audit Committee considers whether the performance of such services is compatible with maintaining the independence of the accounting firm in performing its audit function, and confirms that the non-audit services will not include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. Except for the services described above under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” (each of which was pre-approved by the Audit Committee in accordance with its policy), no non-audit services were provided by Amyris’s independent registered public accounting firm in 2017 or 2016.
All fees paid to, and all services provided by, our independent registered public accounting firm during fiscal years 2017 and 2016 were pre-approved by the Audit Committee in accordance with the pre-approval procedures described above.

Report of the Audit Committee*
The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2017. The Audit Committee has also discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), as amended.
The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Amyris, Inc. Audit Committee of the Board
R. Neil Williams (Chair)
Geoffrey Duyk
Fernando Reinach

*
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Amyris under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal 3 —
Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan
General
Our 2010 Equity Incentive Plan (the “2010 EIP”) allows us to grant equity awards (including stock options and restricted stock units) to our employees, officers and directors. The purpose of the 2010 EIP is to provide incentives to attract, retain and motivate persons whose present and potential contributions are important to the success of Amyris by offering them an opportunity to participate in the company’s future performance through the grant of awards.
We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. Our headquarters is based in the San Francisco Bay Area where we must compete with many companies for a limited pool of talented people. The Board, the Leadership Development and Compensation Committee of the Board (the “LDCC”) and company management all believe that equity compensation is essential to maintaining a balanced and competitive compensation program, has been integral to the company’s success in the past and is vital to its ability to achieve strong performance in the future.
On April 11, 2018, the Board approved amendments to the 2010 EIP, subject to approval by our stockholders at our 2018 annual meeting. We are seeking stockholder approval to amend the 2010 EIP to (i) increase the number of shares of our common stock available for grant and issuance thereunder by 9,000,000 shares and (ii) increase the annual per-participant award limit thereunder from 66,666 shares (133,333 shares for new employees in the calendar year in which they commence their employment) to 4,000,000 shares for all participants. As described in more detail below, pursuant to his offer letter and subject to prior stockholder approval of an increase to the annual per-participant award limit under the 2010 EIP, we agreed to grant our chief operating officer, Eduardo Alvarez, an award of 250,000 restricted stock units. A portion of such restricted stock unit award is contingent on stockholder approval of an increase to the annual per-participant award limit under the 2010 EIP. In addition, as described below in “Proposal 5 — Approval of CEO Equity Awards,” the LDCC has granted John Melo, our President and Chief Executive Officer, certain equity awards subject to stockholder approval of this Proposal 3 and Proposal 5.
As of March 31, 2018, options to purchase 1,283,020 shares and restricted stock units representing the right to receive 706,697 shares of our common stock were outstanding under the 2010 EIP, and 2,446,802 shares of our common stock remained available for future awards that may be granted under the 2010 EIP. Pursuant to its terms, the number of shares available for grant and issuance under the 2010 EIP is increased automatically on the first day of each calendar year during the term of the 2010 EIP by the lesser of (i) five percent of our shares outstanding on the immediately preceding December 31 and (ii) a number determined by Board or the LDCC, in its discretion. Please refer to the “Equity Compensation Plan Information” section of this Proxy Statement for additional information regarding the outstanding awards and shares available for future issuance under the 2010 EIP. If Proposal 3 is approved, 11,446,802 shares of our common stock will be available for future grant under the 2010 EIP, as amended, plus any such future automatic increases.
Purpose of the Amendments to the 2010 Equity Incentive Plan
We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to grow our business. After carefully forecasting our anticipated growth, hiring plans and retention strategy, we believe that the current shares available for grant under the 2010 EIP are insufficient to meet our near-term needs. If we are unable to offer competitive equity packages to retain and hire employees, this could significantly harm our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.
The Board believes that increases in the number of shares of our common stock available for grant and issuance under the 2010 EIP and in the annual per-participant award limit are advisable to enable the company to continue to grant equity-based awards at competitive levels required to attract, motivate and retain key executives and employees in our industry. We believe that without an increase in the shares available for grant and issuance under the 2010 EIP and in the annual per-participant award limit, we would need to reduce our equity award targets, and that such a decrease could adversely affect our ability to recruit and retain employees.
On June 5, 2017, we filed a Certificate of Amendment of the Restated Certificate of Incorporation with the Secretary of State of Delaware to effect a fifteen-to-one reverse stock split of the shares of our common stock, effective as of the close of business, Eastern Time, on June 5, 2017 (the “Reverse Stock Split”). Our stockholders approved the Reverse Stock Split at our 2017 Annual Meeting of Stockholders held on May 23, 2017. Pursuant to Section 2.6 of the 2010 EIP, upon a change in the number of outstanding shares of our common stock by a reverse stock split, then, among other things, (a) the number of shares of common stock reserved for issuance and future grant under the 2010 EIP set forth in Section 2.1 and 2.4 thereof, (b) the maximum number of shares that may be issued as incentive stock options (“ISOs”) set forth in Section 2.5 of the 2010 EIP and (c) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year set forth in Section 3 of the 2010 EIP, shall be proportionately adjusted. As a result, certain amounts in Sections 2.1, 2.5 and 3 of the 2010 EIP have been updated to reflect the Reverse Stock Split (which amounts in Sections 2.1 and 3 would be subsequently increased by the proposed amendments as described above).
If approved by stockholders, the amended 2010 EIP will be effective on the date of stockholder approval. We intend to register the additional shares authorized under the amended 2010 EIP under the Securities Act. If our stockholders do not approve the amendments to the 2010 EIP, (i) the shares available for grant and issuance under the 2010 EIP will not increase by 9,000,000 (but may be subject to automatic increase as described above) and (ii) the annual per-participant award limit will not increase.
Our named executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Amended 2010 EIP. See “Awards to Officers and Directors” below for more information.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions will be counted toward the vote total for this proposal and will have the same effect as “Against” votes for this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 3
Description of the Amended 2010 Equity Incentive Plan
The following is a summary of the principal features of the 2010 EIP, including the proposed amendments in this Proposal 3 (as so amended, the “Amended 2010 EIP”). This summary, however, does not purport to be a complete description of all of the provisions of the Amended 2010 EIP. It is qualified in its entirety by reference to the full text of the Amended 2010 EIP, a copy of which is attached hereto as Appendix A.
Background
The Board adopted the 2010 EIP on June 21, 2010, and our stockholders subsequently approved the 2010 EIP on July 9, 2010. The 2010 EIP became effective on the date the registration statement for our initial public offering was declared effective by the SEC (September 27, 2010) and will terminate in 2020. The 2010 EIP provides for the grant of ISOs intended to qualify for favorable tax treatment under Section 422 of the U.S. Internal Revenue Code (the “Code”) for their recipients, non-statutory stock options (“NSOs”), restricted stock awards, stock bonuses, stock appreciation rights, restricted stock units and performance awards, as described below.

Administration
The Amended 2010 EIP is administered by the LDCC, all of the members of which are non-employee directors under applicable federal securities laws and outside directors (with respect to awards granted prior to November 2, 2017) as defined under applicable federal tax laws. The LDCC acts as the plan administrator and has the authority to construe and interpret the plan, grant awards, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the plan (subject to the limitations set forth in the Amended 2010 EIP).
Share Reserve
We initially reserved 280,000 shares of our common stock for issuance under the Amended 2010 EIP plus:
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all shares of our common stock reserved under our 2005 Stock Option/Stock Issuance Plan that were not issued or subject to outstanding grants as of the completion of our initial public offering;

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any shares issuable upon exercise of options that were granted under our 2005 Stock Option/Stock Issuance Plan that cease to be subject to such stock options; and

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any shares of our common stock issued under our 2005 Stock Option/Stock Issuance Plan that are forfeited or repurchased by us at the original purchase price.

The number of shares available for grant and issuance under the Amended 2010 EIP is subject to increase on January 1 of each of calendar year by an amount equal to the lesser of  (1) five percent of our shares outstanding on the immediately preceding December 31 and (2) a number of shares as may be determined by the Board or LDCC in their discretion. As a result of this provision, effective January 1, 2011, an additional 146,158 shares were reserved under the 2010 EIP, representing approximately 5% of our shares outstanding on the December 31, 2010, effective January 1, 2012, an additional 153,108 shares were reserved under the 2010 EIP, representing approximately 5% of our shares outstanding on December 31, 2011, effective January 1, 2013, an additional 229,032 shares were reserved under the 2010 EIP, representing approximately 5% of our shares outstanding on December 31, 2012, effective January 1, 2014, an additional 255,542 shares were reserved under the 2010 EIP, representing approximately 5% of our shares outstanding on December 31, 2013, effective January 1, 2015, an additional 264,072 shares were reserved under the 2010 EIP, representing approximately 5% of our shares outstanding on December 31, 2014, effective January 1, 2016, an additional 686,780 shares were reserved under the 2010 EIP, representing approximately 5% of our shares outstanding on December 31, 2015, effective January 1, 2017, an additional 548,214 shares were reserved under the 2010 EIP, representing approximately 3% of our shares outstanding on December 31, 2016, and effective January 1, 2018, an additional 2,281,871 shares were reserved under the 2010 EIP, representing approximately 5% of our shares outstanding on December 31, 2017.
As of March 31, 2018, the number of shares available for grant and issuance under the 2010 EIP is 2,446,802. Subject to stockholder approval as requested pursuant to this Proposal 3, an additional 9,000,000 shares will become available for grant and issuance under the 2010 EIP, plus any future automatic increases as described above.
In addition, shares will again be available for grant and issuance under the Amended 2010 EIP that are:
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subject to issuance upon exercise of an option or stock appreciation right granted under the Amended 2010 EIP and that cease to be subject to such award for any reason other than the award’s exercise;

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subject to an award granted under the Amended 2010 EIP and that are subsequently forfeited or repurchased by us at the original issue price;

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surrendered pursuant to an exchange program; or

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subject to an award granted under the Amended 2010 EIP that otherwise terminates without shares being issued.

Equity Awards
The Amended 2010 EIP permits us to grant the following types of awards:
Stock Options.   The Amended 2010 EIP provides for the grant of ISOs and NSOs. ISOs may be granted only to our employees or employees of our subsidiaries. NSOs may be granted to employees, officers, non-employee directors, consultants and other independent advisors who provide services to us or any of our subsidiaries. We are able to issue no more than 2,000,000 shares pursuant to the grant of ISOs under the Amended 2010 EIP. The LDCC determines the terms of each option award, provided that ISOs are subject to statutory limitations. The LDCC also determines the exercise price for a stock option, provided that the exercise price of an option may not be less than 100% (or 110% in the case of recipients of ISOs who hold more than 10% of our stock on the option grant date) of the fair market value of our common stock on the date of grant.
Options granted under the Amended 2010 EIP vest at the rate specified by the LDCC and such vesting schedule is set forth in the stock option agreement to which such stock option grant relates. Generally, the LDCC determines the term of stock options granted under the Amended 2010 EIP, up to a term of ten years (or five years in the case of ISOs granted to 10% stockholders).
After the option holder ceases to provide services to us, he or she is able to exercise his or her vested option for the period of time stated in the stock option agreement to which such option relates, up to a maximum of five years from the date of termination. Generally, if termination is due to death or disability, the vested option will remain exercisable for 12 months. If an option holder is terminated for cause (as defined in the Amended 2010 EIP), then the option holder’s options will expire on the option holder’s termination date or at such later time and on such conditions as determined by the LDCC. In all other cases, the vested option will generally remain exercisable for three months. However, an option may not be exercised later than its expiration date.
Restricted Stock Awards.   A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions that the LDCC may impose. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. The LDCC determines the price of a restricted stock award. Unless otherwise set forth in the award agreement, vesting will cease on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or subject to repurchase by us.
Stock Bonus Awards.   A stock bonus is an award of shares of our common stock for past or future services to us. Stock bonuses can be granted as additional compensation for performance and, therefore, are issued in exchange for cash. The LDCC determines the number of shares to be issued as stock bonus and any restrictions on those shares. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. Unless otherwise set forth in the award agreement, vesting ceases on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or are subject to repurchase by us.
Stock Appreciation Rights.   Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price of the stock appreciation right. Stock appreciation rights may vest based on time or achievement of performance goals.
Restricted Stock Units.   Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve specified performance goals. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement we will deliver to the holder of the restricted stock unit shares of our common stock, cash or a combination of our common stock and cash as specified in the applicable restricted stock unit agreement.
Performance Awards.   A performance award is an award of a cash bonus or a bonus denominated in shares that is subject to performance factors. The award of performance shares may be settled in cash or by issuance of those shares (which may consist of restricted stock).

Performance Criteria
The LDCC may establish performance goals by selecting from one or more of the following performance criteria: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) our stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; and (36) attainment of objective operating goals and employee metrics. The LDCC may in its sole discretion, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance criteria to preserve the committee’s original intent regarding such criteria at the time of the initial award grant.
Change in Control
If we undergo a Corporate Transaction (as defined in the Amended 2010 EIP), the Amended 2010 EIP provides that the successor company (if any) may assume, convert, replace or substitute outstanding awards. Outstanding awards that are not so assumed, converted, replaced or substituted will have their vesting accelerate and become exercisable in full (unless otherwise set forth in the applicable award agreement).
Transferability of Awards
Unless the LDCC provides otherwise, the Amended 2010 EIP does not allow for the transfer of awards, other than by will or the laws of descent and distribution, and generally only the recipient of an award may exercise it during his or her lifetime. The LDCC has discretion to determine and implement award transfer programs to give participants the opportunity to transfer any outstanding awards to a financial institution or other person or entity approved by the LDCC. As part of such a program, the LDCC has the authority to amend any terms of awards included in the program, including the expiration date, post-expiration exercise period, vesting and forfeiture conditions, permitted payment methods, and adjustments in the event of capitalization changes and other similar events.
Eligibility
The individuals eligible to participate in the Amended 2010 EIP include employees, officers, directors, consultants, independent contractors and advisors of Amyris or any parent or subsidiary of ours, provided the consultants, independent contractors, advisors and directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.
Payment for Purchase of Shares of our Common Stock
Payment for shares of our common stock purchased pursuant to the Amended 2010 EIP may be made in cash or by check or, where expressly approved by the LDCC and where permitted by law (and to the extent not otherwise set forth in the applicable award agreement): (1) by cancellation of indebtedness; (2) by surrender of shares; (3) by waiver of compensation due or accrued for services rendered; (4) through a broker-assisted sale or other cashless exercise program; (5) by any combination of the foregoing; or (6) by any other method permitted by law and approved by the LDCC.
Limit on Awards
Under the Amended 2010 EIP, during any calendar year, no participant is eligible to receive more than 4,000,000 shares of our common stock pursuant to the grant of awards.

Amendment and Termination
The Board is permitted to amend or terminate the Amended 2010 EIP at any time, subject to stockholder approval where required. Unless terminated earlier in accordance with its terms, the Amended 2010 EIP will terminate ten years from June 21, 2010, the date the 2010 EIP was adopted by the Board, or June 21, 2020.
Awards to Officers and Directors
Members of our Board and our named executive officers have an interest in this proposal because they are eligible to receive awards under the Amended 2010 EIP. Please refer to the “Executive Compensation” and “Director Compensation” sections of this Proxy Statement for additional information regarding the awards granted to our named executive officers and directors under the 2010 EIP.
In June 2017, certain equity awards granted to Mr. Melo in November 2015 that, when aggregated with other equity awards granted to Mr. Melo in 2015, inadvertently exceeded the annual per-participant award limit contained in the 2010 EIP were voided. Please refer to the “Executive Compensation —  Compensation Discussion and Analysis” and “Executive Compensation — Outstanding Equity Awards as of December 31, 2017” sections of this Proxy Statement for more information regarding the voided awards.
In addition, pursuant to an offer letter, dated October 5, 2017, between the company and Eduardo Alvarez, the company’s chief operating officer, the company agreed, subject to the prior approval by the Board and the company’s stockholders, and implementation, of an amendment to the 2010 EIP to increase the maximum number of shares that any employee may receive in any calendar year under the 2010 EIP pursuant to the grant of awards to at least 250,000 shares, to grant Mr. Alvarez an award of 250,000 restricted stock units (the “RSU Award”) on or before the earlier of  (i) July 1, 2018 and (ii) the company entering into a definitive agreement relating to a proposed change of control (as defined in the company’s Executive Severance Plan (the “Severance Plan”)) (such earlier date, the “RSU Award Deadline”). The RSU Award, if granted, would fully vest on October 1, 2019. In the event that the number of shares authorized under the 2010 EIP is insufficient to enable the company to grant the full RSU Award to Mr. Alvarez on or before the RSU Award Deadline, then the company will grant to Mr. Alvarez a cash-based incentive award (the “Cash-Based Award”) designed to provide him with a cash payment on October 1, 2019 (the “Date of Determination”) equal to the value Mr. Alvarez would have been entitled to receive if the full RSU Award had been granted, less the value of any portion of the RSU Award granted to Mr. Alvarez on or prior to the RSU Award Deadline, in each case measured as of the Date of Determination, which Cash-Based Award would fully vest on the Date of Determination; provided, that if Mr. Alvarez’s employment terminates in circumstances entitling him to severance benefits under the Severance Plan (whether before or after a change of control) (a “Qualifying Termination”), then upon such Qualifying Termination the vesting of the RSU Award would be automatically accelerated in full and the forfeiture provisions and/or company right of repurchase of the RSU Award would automatically lapse accordingly, with the amount of the Cash-Based Award, if any, shall be determined as of the date of the Qualifying Termination (with the Date of Determination deemed to be the date of such Qualifying Termination for such purpose). For more information regarding the Severance Plan, please refer to the “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation —  Potential Payments upon Termination and upon Termination Following a Change in Control” sections of this Proxy Statement. If Proposal 3 is not approved, the company will be unable to grant Mr. Alvarez the full RSU Award under the 2010 EIP.
Please see “Proposal 5 — Approval of CEO Equity Awards” below for information regarding certain equity awards proposed to be granted to Mr. Melo under the Amended 2010 EIP (the “CEO Equity Awards”), subject to stockholder approval of this Proposal 3 and Proposal 5.
It is not possible to determine the benefits that will be received by participants in the Amended 2010 EIP, including our named executive officers and our non-employee directors, in the future because all grants are made in the discretion of the Board or LDCC. With the exception of the RSU Award for Mr. Alvarez and the CEO Equity Awards for Mr. Melo as described above and in Proposal 5, neither the Board nor the LDCC have approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2010 EIP.

U.S. Federal Income Tax Consequences
The information set forth below is only a summary and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under an award. The Amended 2010 EIP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income and the recognition of the deductions are subject to the requirement that the amounts constitute an ordinary and necessary business expense for us and are reasonable in amount, the limitation on the deduction of executive compensation under Section 162(m) of the Code (“Section 162(m)”), and the timely satisfaction of our tax reporting obligations.
Non-statutory Stock Options
Generally, there is no taxation upon the grant of an NSO. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the option holder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The option holder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.
Incentive Stock Options
The Amended 2010 EIP provides for the grant of stock options that qualify as incentive stock options, as defined in Section 422 of the Code. Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the option holder holds a share of common stock received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised (the “required holding period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share of common stock and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, an option holder disposes of a share of common stock received on exercise of an ISO before the end of the required holding period (a “disqualifying disposition”), the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share of common stock on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share of common stock on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, recognized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share of common stock on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
The amount by which the fair market value of a share of stock received on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the option holder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share of common stock in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share received on exercise of an ISO is increased by the amount of the adjustment with respect to that share of common stock for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share of common stock received on exercise of an ISO that is disposed of after the required holding period. If there is a disqualifying disposition of a share of common stock, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations.
Restricted Stock Unit Awards
Generally, a participant that is granted restricted stock units that are structured to comply with the requirements of Section 409A of the Code or an exemption from Section 409A will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the participant in exchange for the shares.
To comply with the requirements of Section 409A of the Code, the shares of our common stock underlying restricted stock units may generally be delivered only upon one of the following events: a fixed calendar date (or dates), the participant’s separation from service, death or disability, or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exemption from the requirements of Section 409A of the Code, the participant will owe a 20% federal tax plus interest on any taxes owed, in addition to the ordinary income tax described above.
The participant’s basis for determining gain or loss upon the disposition of shares received under restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the shares of common stock are delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.
Restricted Stock Awards
Generally, a participant will recognize ordinary income at the time restricted stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received (e.g., the participant is required to work for us for a period of time to transfer or sell the stock), the participant generally will not recognize income until the stock vests, at which time the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it vests over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days following his or her receipt of the restricted stock to recognize ordinary income as of the date the participant receives the restricted stock equal to the excess, if any, of the fair market value of the restricted stock on the date the stock is granted over any amount paid by the participant for the stock.
The participant’s basis for the determining gain or loss upon the subsequent disposition of restricted stock will be the amount paid for such shares plus any ordinary income recognized either when the restricted stock is received or when it vests.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.
Stock Appreciation Rights
Generally, there is no taxation upon the grant of a stock appreciation right. On exercise, a participant will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.

Section 162 Limitations on Tax Deductibility of Compensation Expense
Section 162(m) generally limits the amount a public company can deduct in any one year for compensation paid to certain executive officers in excess of  $1 million. Recent changes to Section 162(m) passed in connection with the Tax Cuts and Jobs Act repealed exceptions to the Section 162(m) deductibility limit that were previously available for “qualified performance-based compensation,” including awards granted under the 2010 EIP, effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of  $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that compensation expense incurred in respect of our stock options granted prior to November 2, 2017, and restricted stock units granted prior to April 1, 2015, will continue to be deductible pursuant to this transition rule. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m), including the scope of the transition relief, we can offer no assurance of such deductibility. All other compensation in excess of  $1 million paid to certain executive officers, including equity awards under the 2010 EIP, will not be deductible.
The LDCC continues to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and reserves discretion to approve or modify equity grants under the 2010 EIP that are non-deductible when it believes that such payments are appropriate to attract and retain executive talent. Accordingly, we expect that a portion of our future equity awards to executive officers will not be deductible under Section 162(m).

Proposal 4 —
Approval of Amendment to the Amyris, Inc. 2010 Employee Stock Purchase Plan
General
Our 2010 Employee Stock Purchase Plan (the “2010 ESPP”) is designed to enable eligible employees to purchase shares of our common stock at a discount on periodic purchase dates through accumulated payroll deductions. The purpose of the 2010 ESPP is to enhance such employees’ sense of participation in the affairs of the company, and to provide an incentive for continued employment.
As discussed above, we believe our success is due to our highly talented employee base and that our future success depends on the ability to attract and retain high caliber personnel. The 2010 ESPP is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock, and to help our employees share in the company’s success through the appreciation in value of such purchased stock. The 2010 ESPP, together with the 2010 EIP, are important employee retention and recruitment vehicles.
On March 22, 2018, the Board approved an amendment to the 2010 ESPP, subject to approval by our stockholders at our 2018 annual meeting. We are seeking stockholder approval to amend the 2010 ESPP to increase the maximum number of shares of our common stock that may be issued over the term of the 2010 ESPP by 1,000,000 shares.
A total of 11,241 shares of common stock were initially reserved for future issuance under the 2010 ESPP. Pursuant to its terms, the number of shares reserved for issuance under the 2010 ESPP is increased automatically on the first day of each calendar year during the term of the 2010 ESPP by the lesser of (i) one percent of our shares outstanding on the immediately preceding December 31 and (ii) a number determined by Board or the LDCC, in its discretion, provided that no more than 666,666 shares of our common stock may be issued over the term of the 2010 ESPP without the approval of our stockholders, which we are seeking at the annual meeting. As of March 31, 2018, (i) the company had issued an aggregate of 208,909 shares under the 2010 ESPP, (ii) 445,693 shares of common stock were reserved for future issuance under the 2010 ESPP, plus any such future automatic increases and (iii) 12,064 shares remained available for future issuance over the term of the ESPP, subject to such shares being reserved for issuance pursuant to the terms of the 2010 ESPP. If Proposal 4 is approved, 1,012,064 shares of our common stock will be available for future issuance over the term of the 2010 ESPP, as amended, subject to such shares being reserved for issuance pursuant to the terms of the 2010 ESPP. We estimate that, with an increase in the maximum number of shares that may be issued over the term of the 2010 ESPP of 1,000,000 shares, we will have a sufficient number of shares of common stock to cover purchases under the 2010 ESPP through the expiration of the 2010 ESPP in November 2021.
Purpose of the Amendments to the 2010 Employee Stock Purchase Plan
The Board believes that an increase in the maximum number of shares of common stock that may be issued over the term of the 2010 ESPP is advisable to enable the company to continue to offer competitive benefit programs to our employees. The Board further believes that the amendment to the 2010 ESPP is important to allow us to attract, motivate, reward and retain the broad-based talent critical to achieving our business goals. We believe that without an increase in the maximum number of shares that may be issued over the term of the 2010 ESPP, our ability to recruit and retain employees would be adversely affected. Consequently, the Board has, subject to stockholder approval, increased the maximum number of shares that may be issued over the term of the 2010 ESPP by 1,000,000 shares. The Board believes that it is in the best interests of Amyris and our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in Amyris through their participation in the 2010 ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our other stockholders.
Pursuant to Section 14 of the 2010 ESPP, upon a change in the number of outstanding shares of our common stock by a reverse stock split, then, among other things, (a) the number of shares of common stock that may be delivered under the 2010 ESPP and (b) the numerical limits of Sections 1 and 10 of the 2010 ESPP shall be proportionately adjusted. As a result, certain amounts in Sections 1 and 10 of the 2010

ESPP have been updated to reflect the Reverse Stock Split (which amount in Section 1 relating to the maximum number of shares of our common stock that may be issued over the term of the 2010 ESPP would be subsequently increased by the proposed amendment as described above).
Section 25 of the 2010 ESPP requires stockholder approval of amendments to the 2010 ESPP if such amendments would (a) increase the number of shares that may be issued under the 2010 ESPP or (b) change the designation of the employees (or class of employees) eligible for participation in the 2010 ESPP. We are requesting in this Proposal 4 that our stockholders approve the proposed amendment to the 2010 ESPP in accordance with Section 25 of the 2010 ESPP.
If approved by stockholders, the amended 2010 ESPP will be effective on the date of stockholder approval. If our stockholders do not approve the amendment to the 2010 ESPP, then the maximum number of shares issuable under the 2010 ESPP will not be increased.
Our named executive officers have an interest in this proposal by virtue of their being eligible to participate in the 2010 ESPP. During the year ended December 31, 2017, of our named executive officers, only Joel Cherry participated in the 2010 ESPP, during which time Dr. Cherry purchased 533 shares under the 2010 ESPP. Non-employee directors of the Board are not eligible to participate in the 2010 ESPP. The number of shares that may be purchased under the 2010 ESPP in future periods, including by our named executive officers, depends on each employee’s voluntary election to participate, and on the fair market value of our common stock during each purchase period. As a result, the actual number of shares that may be purchased by any individual cannot be determined.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions will be counted toward the vote total for this proposal and will have the same effect as “Against” votes for this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 4
Description of the Amended 2010 Employee Stock Purchase Plan
The following is a summary of the principal features of the 2010 ESPP, including the proposed amendment in this Proposal 4 (as so amended, the “Amended 2010 ESPP”). This summary, however, does not purport to be a complete description of all of the provisions of the Amended 2010 ESPP. It is qualified in its entirety by reference to the full text of the Amended 2010 ESPP, a copy of which is attached hereto as Appendix B.
Background
The Board adopted the 2010 ESPP on July 8, 2010, and our stockholders subsequently approved the 2010 ESPP on July 9, 2010. The 2010 ESPP was subsequently amended by the Board in September 2010 to specify a per-offering period share purchase limit for participants of 266 shares (the “Share Purchase Limit”), and again in February 2017 and February 2018 to increase such limit to 533 shares and 3,000 shares, respectively. The 2010 ESPP became effective on the date the registration statement for our initial public offering was declared effective by the SEC (September 27, 2010) and will expire on November 15, 2021 (the tenth anniversary of the first purchase date under the 2010 ESPP), unless earlier terminated by the Board in accordance with the Amended 2010 ESPP.
The Amended 2010 ESPP is designed to enable eligible employees to periodically purchase shares of our common stock at a discount. Purchases are accomplished through participation in discrete offering periods. The Amended 2010 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Administration
The LDCC administers the Amended 2010 ESPP. Subject to the limitations of Section 423 of the Code, all questions of interpretation or application of the Amended 2010 ESPP are determined by the LDCC and its decisions are final and binding upon all participants. The LDCC has full and exclusive discretionary authority to construe, interpret and apply the terms of the Amended 2010 ESPP, to determine eligibility and decide upon any and all claims filed under the Amended 2010 ESPP.
The LDCC also has the right to amend, suspend or terminate the Amended 2010 ESPP. Further, the LDCC has the right to change the offering and purchase periods under the Amended 2010 ESPP, permit contributions to be increased or decreased, and establish such other limitations or procedures as the LDCC determines in its sole discretion advisable which are consistent with the Amended 2010 ESPP. Such actions will not require stockholder approval or the consent of any participants; provided, however, that no amendment shall be made without approval of the stockholders of the company if such amendment would (a) increase the number of shares that may be issued under Amended 2010 ESPP or (b) change the designation of the employees (or class of employees) eligible for participation in the Amended 2010 ESPP.
Eligibility
Employees generally are eligible to participate in the Amended 2010 ESPP if they are customarily employed by Amyris or by a participating subsidiary for more than twenty (20) hours per week and more than five (5) months in any calendar year; provided, that employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in the Amended 2010 ESPP, are not eligible to participate in the Amended 2010 ESPP. Eligible employees are able to acquire shares of our common stock by accumulating funds through payroll deductions. Eligible employees are able to select a rate of payroll deduction between 1% and 15% of their cash compensation and are subject to certain maximum share purchase limits, as discussed below. An employee’s participation in the Amended 2010 ESPP automatically ends upon termination of employment for any reason.
As of March 31, 2018, approximately 340 employees, including all of our current named executive officers, are eligible to participate in the 2010 ESPP. For the offering periods under the 2010 ESPP that concluded on May 15, 2017 and November 15, 2017, 131 employees actually participated in such offerings, representing approximately 38% of our employees who are eligible to participate in the 2010 ESPP.
Share Reserve
We initially reserved 11,241 shares of our common stock for issuance under the 2010 ESPP. The number of shares reserved for issuance under the Amended 2010 ESPP is subject to increase on January 1 of each of calendar year during the term of the Amended 2010 ESPP by an amount equal to the lesser of  (1) 1% of our shares outstanding on the immediately preceding December 31 and (2) a number of shares as may be determined by the Board or LDCC in their discretion. As a result of this provision, effective January 1, 2011, an additional 29,231 shares were reserved under the 2010 ESPP, representing approximately 1% of our shares outstanding on the December 31, 2010, effective January 1, 2012, an additional 30,622 shares were reserved under the 2010 ESPP, representing approximately 1% of our shares outstanding on December 31, 2011, effective January 1, 2013, an additional 45,807 shares were reserved under the 2010 ESPP, representing approximately 1% of our shares outstanding on December 31, 2012, effective January 1, 2014, an additional 51,109 shares were reserved under the 2010 ESPP, representing approximately 1% of our shares outstanding on December 31, 2013, effective January 1, 2015, an additional 52,815 shares were reserved under the 2010 ESPP, representing approximately 1% of our shares outstanding on December 31, 2014, effective January 1, 2016, an additional 68,678 shares were reserved under the 2010 ESPP, representing approximately 0.5% of our shares outstanding on December 31, 2015, and effective January 1, 2018, an additional 365,099 shares were reserved under the 2010 ESPP, representing approximately 0.8% of our shares outstanding on December 31, 2017.
Purchase Rights
Each offering period under the Amended 2010 ESPP is for one year and consists of two six-month purchase periods. Offering periods under the Amended 2010 ESPP commence on May 16th and November 16th of each year during the term of the Amended 2010 ESPP (subject to the right of the LDCC to change the offering periods as discussed above), and eligible participants may only participate in one offering period cycle. The purchase price for shares of common stock purchased under the Amended 2010 ESPP is the lesser of 85% of the fair market value of our common stock on the first day of the applicable offering period or the last day of the applicable purchase period in such offering period. When an offering period commences, our employees who meet the eligibility requirements for participation in that offering period will be automatically granted a non-transferable option to purchase shares in that offering period. Participating employees may withdraw from participation in the Amended 2010 ESPP at any time prior to the end of an offering period, and any accumulated payroll deductions shall be returned to the withdrawn participant, without interest.
Purchase Limitations
Share purchases under the Amended 2010 ESPP are subject to the Share Purchase Limit. In addition, no participant has the right to purchase shares at a rate which, when aggregated with such participant’s purchase rights under all our employee stock purchase plans that are also outstanding in the same calendar year(s), have a fair market value of more than $25,000, determined as of the first day of the applicable offering period, for each calendar year in which such right is outstanding. Furthermore, no employee has the right to purchase shares under the Amended 2010 ESPP if such employee is, or if such purchase would cause the employee to become, a 5% stockholder of Amyris.
Change in Control
In the event of a Corporate Transaction (as defined in the Amended 2010 ESPP), the successor company may assume or substitute the outstanding rights to purchase shares under the Amended 2010 ESPP. If the successor company refuses to assume or substitute such outstanding rights, the offering period for such purchase rights will be shortened and end on a new purchase date on or prior to the consummation of the corporate transaction and no new offering period will commence.
Transferability
Neither payroll deductions nor any purchase rights under the Amended 2010 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant.
U.S. Federal Income Tax Consequences
The Amended 2010 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to Amyris, as a result of the grant or exercise of the purchase rights issued under the Amended 2010 ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Amended 2010 ESPP or in the event the participant should die while still owning the purchased shares.
If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or 15% of the fair market value of the shares on the date of commencement of such offering period. Any additional gain upon the disposition will be taxed as a capital gain.
If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on the date of commencement of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then Amyris will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. No deduction will be allowed in any other case.

Proposal 5 —
Approval of CEO Equity Awards
General
The Board is asking Amyris’s stockholders to approve the following equity awards for our President and Chief Executive Officer, John Melo: (i) a stock option to purchase 3,250,000 shares of our common stock, such award being subject to performance-based vesting conditions as described herein (the “CEO Performance Option”), and (ii) a restricted stock unit award for 700,000 shares of our common stock in accordance with the terms described herein (the “CEO RSU” and together with the CEO Performance Option, the “CEO Equity Awards”).
The Board’s primary objective in designing the CEO Equity Awards is to help Amyris grow and achieve its mission, which would facilitate the creation of significant stockholder value. There are three main reasons why the Board recommends that stockholders approve the CEO Equity Awards:
•
The CEO Equity Awards strengthen Mr. Melo’s incentives and further align his interests with our long-term strategic direction and the interests of our stockholders and reduce the possibility of business decisions that favor short-term results at the expense of long-term value creation;

•
The incentives created by the CEO Equity Awards will further ensure Mr. Melo’s continued leadership of Amyris over the long-term; and

•
The performance and stock price conditions for vesting of the CEO Performance Option will promote Mr. Melo’s continued focus on Amyris’ growth, sustainability and profitability to drive sustained, long-term stockholder returns.

Background of the CEO Equity Awards
As of March 31, 2018, as described below in the Section titled “Security Ownership of Certain Beneficial Owners and Management,” Mr. Melo beneficially owned (i) 6,840 shares of common stock, (ii) 76,332 restricted stock units, all of which were unvested as of March 31, 2018, and (ii) options exercisable within 60 days of March 31, 2018 for the purchase of 138,439 shares of common stock, representing in the aggregate less than 1% of Amyris’s outstanding common stock as of such date. Please refer to the “Executive Compensation” section of this Proxy Statement for additional information regarding outstanding equity awards held by Mr. Melo.
Taking into account Mr. Melo’s existing ownership interests and the Board’s belief that equity incentives are a critical compensation element to align management interests with that of Amyris’s stockholders, the Board and the LDCC have engaged in extensive discussions regarding additional equity compensation for Mr. Melo.
These discussions extensively covered each of the various considerations that were involved in deciding to approve the CEO Equity Awards, including, among other things:
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The reasons for granting the awards;

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The desire to incentivize and motivate Mr. Melo to continue to lead Amyris over the long-term and to create significant stockholder value in doing so;

•
How to structure an award in a way that would further align the interests of Mr. Melo and Amyris’s other stockholders;

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What performance milestones should be used in the awards;

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What the total size and form of the awards should be and how that would translate into increased ownership and value for Mr. Melo; and

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How to balance the risks and rewards of any new awards.

Throughout this process, the LDCC used the services of Compensia, its independent compensation consultant, and Fenwick & West LLP, its outside counsel.

At various points during this process, certain members of the LDCC met with Mr. Melo to share their thinking on the awards and get his perspective, including as to each of the issues identified above and ultimately to negotiate the terms of the awards with him.
After engaging in this extended process and arriving at terms for additional equity awards to which the Board, the LDCC and Mr. Melo agreed, and concluding that such awards would motivate and incentivize Mr. Melo to continue to lead the management of Amyris over the long-term to drive Amyris’s growth, sustainability and profitability, the LDCC, with the support of the Board, granted the CEO Equity Awards subject to obtaining the approval of Amyris’s stockholders of  (i) the CEO Equity Awards as detailed below and (ii) the amendments to our 2010 Equity Incentive Plan described above under “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan.”
Whether or not our stockholders approve the CEO Equity Awards and/or the amendments to our 2010 Equity Incentive Plan described in Proposal 3, the Board or LDCC may grant additional equity awards to Mr. Melo in their discretion in accordance with the terms of our 2010 Equity Incentive Plan.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from (i) the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy (the “Bylaws Standard”) and (ii) a majority of the total votes of shares of our common stock not owned, directly or indirectly, by John Melo cast in person or by proxy at the annual meeting (the “Disinterested Standard”). Abstentions will be counted toward the vote total for this proposal for purposes of the Bylaws Standard (but not the Disinterested Standard) and will have the same effect as an “Against” vote for this proposal under the Bylaws Standard. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 5
Summary of the CEO Equity Awards
Overview
On April 11, 2018, the LDCC, with the support of the Board, granted to Mr. Melo the CEO Equity Awards, contingent upon approval by our stockholders of both (i) the CEO Equity Awards as set forth in this Proposal 5 and (ii) the amendments to our 2010 Equity Incentive Plan as set forth in Proposal 3 above.
Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, we believe that granting stock options and restricted stock units will incentivize Mr. Melo in a manner that aligns his interests with our long-term strategic direction and the interests of our stockholders and reduces the possibility of business decisions that favor short-term results at the expense of long-term value creation.
If our stockholders approve this Proposal 5 and Proposal 3, the CEO Performance Option and the CEO RSU will be automatically granted on the first business day of the week following the week in which such Proposals are approved by our stockholders. If our stockholders do not approve this Proposal 5, neither the CEO Performance Option nor the CEO RSU will be granted.
Whether or not our stockholders approve this Proposal 5 and/or Proposal 3, the Board or LDCC may grant additional equity awards to Mr. Melo in their discretion in accordance with the terms of our 2010 Equity Incentive Plan.
Material Terms of the Proposed CEO Performance Option
The principal terms of the CEO Performance Option are summarized below. This summary is not a complete description of the CEO Performance Option, and it is qualified in its entirety by reference to the complete text of the form of CEO Performance Option agreement, which is attached as Appendix C to this proxy statement.

CEO Performance Option Value.   The total number of shares of Amyris common stock underlying the CEO Performance Option will be 3,250,000. The total number of shares underlying the CEO Performance Option is equivalent to 6.5% of the total number of shares of our common stock outstanding as of March 31, 2018 (assuming for this purpose that all shares underlying the CEO Equity Awards have been issued).
Equity Type.   The CEO Performance Option is a performance-based nonqualified stock option that will be granted pursuant to our 2010 Equity Incentive Plan and the form of CEO Performance Option agreement attached as Appendix C to this proxy statement. Mr. Melo will receive compensation from the CEO Performance Option only to the extent that Amyris achieves the applicable performance milestones.
Date of Grant; Exercise Price.   If Proposal 5 and Proposal 3 are approved by our stockholders, the CEO Performance Option will be automatically granted on the first business day of the week following the week in which such Proposals are approved by our stockholders. The exercise price of the CEO Performance Option will be the closing market price of Amyris common stock on the Nasdaq Global Select Market on the date of grant.
Performance Metrics & Vesting.   The CEO Performance Option is divided into four tranches as described in the table below (each a “Tranche”). Each of the four Tranches of the CEO Performance Option will vest on or after the applicable vesting date for the Tranche (the “Earliest Vesting Date”) provided: (i) the Board or the LDCC certify that both the EBITDA Milestone and the Stock Price Milestone (collectively, the “Milestones”) for such Tranche have been met and (ii) Mr. Melo remains our CEO on the applicable vesting date. Any Milestone may be met before, at or after the applicable Earliest Vesting Date for a Tranche provided that the Milestone is met during its applicable Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022. In the event that either the EBITDA Milestone or the Stock Price Milestone is not yet achieved for a Tranche, no shares attributable to such Tranche will be eligible to vest on such Tranche’s Earliest Vesting Date; provided, however, the Milestones will remain eligible to be achieved during the remaining EBITDA Measurement Period and Stock Price Measurement Period, as applicable (both as described below). For clarity, upon the achievement of both the applicable EBITDA Milestone and Stock Price Milestone for a Tranche, the shares attributable to such Tranche may not vest until such Tranche’s Earliest Vesting Date, and only if Mr. Melo remains the CEO on such date. More than one Tranche may vest simultaneously provided that: the Earliest Vesting Date for each applicable Tranche has occurred, the requisite EBITDA Milestone and Stock Price Milestone for each applicable Tranche have been met and Mr. Melo continues as the CEO through the applicable date of vesting. The table below sets forth the number of shares, EBITDA Milestone, Stock Price Milestone and Earliest Vesting Date for each Tranche:
Tranche	Number of Shares	EBITDA Milestone ($M)	Stock Price Milestone	Earliest Vesting Date
1	750,000	$10	$15	July 1, 2019
2	750,000	$60	$20	July 1, 2020
3	750,000	$80	$25	July 1, 2021
4	1,000,000	$100	$30	July 1, 2022
EBITDA Milestone.   The EBITDA Milestone for a Tranche is achieved if Amyris’s EBITDA (as described below) equals or exceeds the EBITDA Milestone set forth in the table above for such Tranche for any fiscal year during the EBITDA Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Board or the LDCC will measure and certify the level of achievement of the EBITDA Milestones as of the end of each fiscal year within the EBITDA Measurement Period.
For purposes of the EBITDA Milestone, “EBITDA” shall mean Amyris’s net (loss) income attributable to common stockholders for the relevant fiscal year during the EBITDA Measurement Period as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and as reported by Amyris in its audited financial statements contained in its Annual Report on Form 10-K for the relevant fiscal year filed with the SEC, plus interest expense (benefit), provision for income taxes, depreciation and amortization for the same fiscal year as reflected in the audited financial statements. For the avoidance of doubt, there will be no adjustment to the reported net (loss) income attributable to common stockholders for stock based compensation in determining EBITDA.
In the event of unusual non-recurring events such as acquisition activities or divestitures of significant assets or changes in applicable accounting rules, as a result of which the calculation of Amyris’s EBITDA during the EBITDA Measurement Period is increased or decreased by 10% or more in determining Amyris’s audited financial statements contained in its Annual Report on Form 10-K filed with the SEC for the most recently completed fiscal year, the Board or, if the Board delegates authority to the LDCC, the LDCC may provide for one or more equitable adjustments to the EBITDA Milestones to preserve the original intent regarding the EBITDA Milestones at the time of the initial award grant.
Stock Price Milestone.   The Stock Price Milestone for a Tranche is achieved if each of  (i) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for any one hundred and eighty (180)-consecutive day period starting at any time after the last day of the fiscal year in which the applicable EBITDA Milestone was achieved for the applicable Tranche and ending during the Stock Price Measurement Period and (ii) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for a thirty (30)-consecutive day period ending on the date on which the 180-day average stock price set forth in the table is achieved for the applicable Tranche equals or exceeds the Stock Price Milestone for the applicable Tranche during the Stock Price Measurement Period. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022.
The Stock Price Milestone will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the CEO Performance Option.
The LDCC considers the Stock Price Milestone to be a challenging hurdle and included the EBITDA Milestone to promote Amyris’s continued focus on growth, sustainability and profitability. The LDCC selected EBITDA (as defined above) as the appropriate measure because it believes EBITDA is a metric that is commonly used for companies at this stage of development and because many of Amyris’s stockholders use it to evaluate Amyris’s performance and viability. It is a measure of cash generation from operations that does not disincentivize Amyris from making additional investments to grow further. The EBITDA Milestone is designed to ensure that Amyris maintains operating discipline, but does not represent Amyris’s target EBITDA for any future period. The LDCC included the Stock Price Milestone to drive sustained, long-term stockholder returns, and to further align Mr. Melo’s compensation opportunity to long-term stockholder interests. In establishing the EBITDA Milestone and Stock Price Milestone, the LDCC carefully considered a variety of factors, including Amyris’ growth trajectory and internal growth plans. The LDCC also reviewed special CEO equity awards approved by other public companies as a reference point for setting the magnitude and terms of the CEO Performance Option and CEO RSU.
Term.   The term of the CEO Performance Option is ten years from the date of the grant, unless Mr. Melo’s employment with Amyris is terminated prior to such date. Accordingly, Mr. Melo will have ten years from the date of grant to exercise any portion of the CEO Performance Option that has vested on or prior to such date, provided that he remains employed at Amyris.
Post-Exercise Holding Period.   Mr. Melo must hold at least fifty percent (50%) of the shares he acquires upon exercise of the CEO Performance Option (net of any shares sold to pay the exercise price and any tax withholding obligations with respect to the CEO Performance Option) for two years post-exercise.
The LDCC selected a two-year holding period in order to further align Mr. Melo’s interests with Amyris stockholders’ interests for two years following the exercise of any portion of the CEO Performance Option. Such alignment ensures that Mr. Melo will be focused on sustaining Amyris’ success both before and after he exercises his CEO Performance Option.
Employment Requirement for Continued Vesting.   Mr. Melo must continue to be employed as Amyris’ CEO upon each vesting date in order for the corresponding Tranche to vest under the CEO Performance Option. If Mr. Melo is still employed at Amyris in a role other than CEO, he will no longer be able to vest under the CEO Performance Option but can continue to hold any unexercised, vested portion of the CEO Performance Option for the full term of the CEO Performance Option.

Termination of Employment.   Except in the context of a change of control of Amyris, there will be no acceleration of vesting of the CEO Performance Option if the employment of Mr. Melo is terminated, or if he dies or becomes disabled. In other words, termination of Mr. Melo’s employment with Amyris will preclude his ability to earn any then-unvested portion of the CEO Performance Option following the date of his termination.
Change of Control of Amyris.   If Amyris experiences a change of control, such as a merger with or purchase by another company, vesting under the CEO Performance Option will not automatically accelerate.
In the event of a change of control, the performance under the CEO Performance Option will be determined as of the change of control. For this change of control determination, the EBITDA Milestone will be disregarded and a Stock Price Milestone relating to any Tranche that has not yet vested shall be achieved if the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in the change of control equals or exceeds the applicable Stock Price Milestone. To the extent a Stock Price Milestone for a Tranche is achieved upon a change of control, the shares specified for such Tranche will be subject to time-based vesting (the “COC Time-Based Options”), and such COC Time-Based Options vest upon the later of the date of the change of control and the Earliest Vesting Date applicable to such Tranche, subject to Mr. Melo remaining the CEO on each such vesting date. To the extent a Stock Price Milestone for a Tranche is not achieved as a result of the change of control, such Tranche will be forfeited automatically as of the immediately prior to closing of the change of control and never shall become vested. Notwithstanding the foregoing, if Mr. Melo is terminated without cause or resigns for good reason in connection with the change of control, any then unvested COC Time-Based Options will accelerate, subject to Mr. Melo’s satisfaction of certain terms and conditions, including, but not limited to delivery of a release of claims, pursuant to the terms of Amyris’s Executive Severance Plan, adopted on November 6, 2013 (the “Severance Plan”).
In addition, if the successor or acquiring corporation (if any) of Amyris refuses to assume, convert, replace or substitute the CEO Performance Option in connection with a change of control, 100% of Mr. Melo’s COC Time-Based Options shall accelerate and become vested effective immediately prior to the change of control.
The treatment of the CEO Performance Option upon a change of control is intended to align Mr. Melo’s interests with Amyris’s other stockholders with respect to evaluating potential change of control offers.
Exercise Methods.   Mr. Melo may exercise any vested shares under the CEO Performance Option in these ways: (i) cash; (ii) check or (iii) a “broker-assisted” or “same-day sale.” A “broker-assisted” or “same-day sale” occurs when the stock option is exercised and the shares are simultaneously sold to pay for the exercise price and any required tax withholding.
Clawback.   In the event of a restatement of Amyris’s financial statements previously filed with the SEC as a result of material noncompliance with financial reporting requirements (“restated financial results”), Amyris will require forfeiture (or repayment, as applicable) of the portion of the CEO Performance Option in excess of what would have been earned or paid based on the restated financial results.
Material Terms of the Proposed CEO RSU
The principal terms of the CEO RSU are summarized below.
CEO RSU Value.   The total number of shares of Amyris common stock underlying the CEO RSU will be 700,000. The total number of shares underlying the CEO RSU is equivalent to 1.4% of the total number of shares of Amyris’ common stock outstanding as of March 31, 2018 (assuming for this purpose that all share underlying the CEO Equity Awards have been issued).
Equity Type.   The CEO RSU is a time-based restricted stock unit award that will be granted under our 2010 Equity Incentive Plan and our form of restricted stock unit agreement. The CEO RSU will be settled in shares of our common stock upon vesting.

Date of Grant.   If Proposal 5 and Proposal 3 are approved by our stockholders, the CEO RSU will be automatically granted on the first business day of the week following the week in which such Proposals are approved by our stockholders.
Vesting.   The CEO RSU will vest in four equal annual installments on July 1st of each of 2019, 2020, 2021 and 2022, subject to Mr. Melo’ s continued service on each vesting date. This four-year vesting schedule is longer than our typical three-year vesting schedule for restricted stock units granted to our executive officers, and is intended to further align Mr. Melo’s compensation opportunity to long-term stockholder interests and to promote retention and continuity in our business.
Termination of Employment.   Except in the context of a change of control of Amyris, there will be no acceleration of vesting of the CEO RSU if the employment of Mr. Melo is terminated, or if he dies or becomes disabled. In other words, termination of Mr. Melo’s employment with Amyris will preclude his ability to earn any then-unvested portion of the CEO RSU following the date of his termination.
Change of Control of Amyris.   If Amyris experiences a change of control, such as a merger with or purchase by another company, vesting under the CEO RSU will not automatically accelerate. Notwithstanding the foregoing, if Mr. Melo is terminated without cause or resigns for good reason in connection with the change of control, any then-unvested portion of the CEO RSU will accelerate, subject to Mr. Melo’s satisfaction of certain terms and conditions, including, but not limited to delivery of a release of claims, pursuant to the terms of the Severance Plan.
In addition, if the successor or acquiring corporation (if any) of Amyris refuses to assume, convert, replace or substitute the CEO RSU in connection with a change of control, 100% of Mr. Melo’s CEO RSU shall accelerate and become vested effective immediately prior to the change of control.
The treatment of the CEO Performance Option upon a change of control is intended to align Mr. Melo’s interests with Amyris’ other stockholders with respect to evaluating potential change of control offers.
Accounting and Tax Considerations of Proposed CEO Equity Awards
Accounting Consequences.   We follow FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards, as discussed in more detail in Note 12, “Stock-based Compensation” of  “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for the CEO Performance Option or the CEO RSU prior to the date on which they are granted following approval by our stockholders, if such approval occurs. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for an option or other award. Accordingly, the CEO Performance Option and CEO RSU would result in the recognition of stock-based compensation expense over the term of the award as the tranches thereof become probable of vesting as determined pursuant to ASC Topic 718.
Federal Income Tax Consequences.   The following discussion is a brief summary of the principal United States federal income tax consequences of the CEO Performance Option and CEO RSU under the U.S. Internal Revenue Code (the “Code”) as in effect on the date of this proxy statement. The following summary assumes that Mr. Melo remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Melo will depend upon his future individual circumstances.
Tax Effect for Mr. Melo.   Mr. Melo will not have taxable income upon the grant of the CEO Performance Option or the CEO RSU, or upon stockholder approval of the awards, if such approval occurs. If and when Mr. Melo exercises any portion of the CEO Performance Option, he will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Amyris shares purchased over the exercise price of the option. If and when Mr. Melo vests and is settled in any portion of the CEO RSU, he will recognize ordinary income in an amount equal to the fair market value (on the settlement date) of the Amyris shares issued upon settlement of the CEO RSU. Any taxable income recognized in connection with the exercise of the CEO Performance Option or settlement of the CEO RSU by Mr. Melo will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.
Tax Effect for Amyris.   We will not be entitled to a material tax deduction in connection with the CEO Performance Option and the CEO RSU. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant exercises a nonqualified stock option or vests and settles in a restricted stock unit, and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Under Section 162(m) of the Code, as most recently amended in December 2017, we expect that Mr. Melo always will be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Melo exercises all or part of the CEO Performance Option, or vests and is settled in any portion of the CEO RSU, we will be able to take a tax deduction of only $1,000,000 or less, regardless of the amount of compensation recognized by Mr. Melo from the exercise of the CEO Performance Option or settlement of the CEO RSU.

Proposal 6 —
Approval of Certain Anti-Dilution Provisions in, and the Issuance of Shares of our Common Stock upon the Exercise of, Warrants Issued in Securities Offerings Completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d)
General
We are asking stockholders to approve certain anti-dilution provisions in, and the issuance of shares of our common stock upon the exercise of, warrants issued in securities offerings completed in August 2017, in accordance with NASDAQ Marketplace Rules 5635(c) and (d), as described in more detail below.
DSM Financing Transaction
DSM Purchase Agreement
On August 2, 2017, the company entered into a Securities Purchase Agreement (the “DSM Purchase Agreement”) with DSM International B.V., a subsidiary of Koninklijke DSM N.V. (together with its affiliates, “DSM”) for the issuance and sale of 25,000 shares of the company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which Series B Preferred Stock is convertible into the company’s common stock as described below, at a price of  $1,000 per share of Series B Preferred Stock, and a DSM Cash Warrant (as defined below) to purchase 3,968,116 shares of common stock and a DSM Dilution Warrant (as defined below) (collectively, the “DSM Warrants” and the shares of common stock issuable upon exercise of the DSM Warrants, the “DSM Warrant Shares”) in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act (the “DSM Offering”).
The DSM Purchase Agreement included customary representations, warranties and covenants of the parties. In addition, pursuant to the DSM Purchase Agreement, the company, subject to certain exceptions, agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable or exchangeable for common stock until October 31, 2017, (ii) enter into an agreement to effect any issuance by the Company involving a Variable Rate Transaction (as defined in the DSM Purchase Agreement) until May 11, 2018 and (iii) issue any shares of common stock or securities convertible into or exercisable or exchangeable for common stock at a price below the Dilution Floor (as defined below) without DSM’s consent.
On August 7, 2017, the company and DSM closed the DSM Offering (the “DSM Closing”), resulting in net proceeds to the company of approximately $24.8 million after payment of offering expenses.
Series B Preferred Stock
Each share of Series B Preferred Stock has a stated value of  $1,000 and is convertible at any time, at the option of DSM, into common stock (such shares, the “Series B Conversion Shares”) at a conversion price of  $17.25 per share (the “Series B Conversion Rate”). The Series B Conversion Rate is subject to adjustment in the event of any dividends or distributions of the Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction. If not previously converted at the option of DSM, each share of Series B Preferred Stock would be automatically converted, without any further action by DSM, on October 9, 2017.
Dividends, at a rate per year equal to 17.38% of the stated value of the Series B Preferred Stock, are payable semi-annually from the issuance of the Series B Preferred Stock until the tenth anniversary of the date of issuance, on each October 15 and April 15, beginning October 15, 2017, on a cumulative basis, at the company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in common stock at the Series B Conversion Rate, or a combination thereof. In addition, upon the conversion of the Series B Preferred Stock prior to the tenth anniversary of the date of issuance, DSM shall be entitled to a payment equal to $1,738 per $1,000 of stated value of the Series B Preferred Stock, less the amount of all prior semi-annual dividends paid on such converted Series B Preferred Stock prior to the relevant conversion date (the “Make-Whole Payment”), at the company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in common stock at the Series B Conversion Rate, or a combination thereof. If the company elects to pay any dividend in the form of cash, it shall provide DSM with notice of such election not later than the first day of the month of prior to the applicable dividend payment date.
Unless and until converted into common stock in accordance with its terms, the Series B Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Series B Preferred Stock.
In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock) DSM will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series B Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of common stock.
Upon any liquidation, dissolution or winding-up of the company, DSM shall be entitled to receive out of the assets of the company the same amount that a holder of common stock would receive if the Series B Preferred Stock were fully converted to common stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series B Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of common stock.
On August 8, 2017, DSM elected to convert in full the 25,000 shares of Series B Preferred Stock it acquired pursuant to the DSM Purchase Agreement, and the company issued 3,968,116 shares of common stock to DSM upon such conversion, including payment of the Make-Whole Payment in common stock.
DSM Warrants
Pursuant to the DSM Purchase Agreement, at the DSM Closing the company issued to DSM a warrant, with an exercise price of  $6.30 per share, to purchase 3,968,116 shares of common stock (the “DSM Cash Warrant”). The exercise price of the DSM Cash Warrant will be subject to standard adjustments as well as full-ratchet anti-dilution protection for any issuance by the company of equity or equity-linked securities during the three-year period following the DSM Closing (the “DSM Dilution Period”) at a per share price (including any conversion or exercise price, if applicable) less than the then-current exercise price of the DSM Cash Warrant, subject to certain exceptions.
In addition, at the DSM Closing the Company issued to DSM a warrant, with an exercise price of $0.0001 per share (the “DSM Dilution Warrant”), to purchase a number of shares of common stock sufficient to provide DSM with full-ratchet anti-dilution protection for any issuance by the company of equity or equity-linked securities during the DSM Dilution Period at a per share price (including any conversion or exercise price, if applicable) less than $6.30 per share, the effective per share price paid by DSM for the shares of common stock issuable upon conversion of the Series B Preferred Stock purchased by DSM in the DSM Offering (including shares of common stock issuable as payment of dividends or the Make-Whole Payment, assuming that all such dividends and the Make-Whole Payment are made in common stock), subject to certain exceptions and subject to a price floor of  $0.10 per share (the “Dilution Floor”).
The effectiveness of the anti-dilution adjustment provision of the DSM Cash Warrant and the exercise of the DSM Dilution Warrant is subject to the Stockholder Approval (as defined below), which is being sought at the annual meeting. The DSM Warrants will each have a term of five years from the date the DSM Warrants are initially exercisable. As of March 31, 2018, assuming stockholder approval of the exercise thereof, the DSM Dilution Warrant was not exercisable for any shares of common stock.
Registration Rights
Pursuant to the DSM Purchase Agreement, the company agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by DSM of the Series B Conversion Shares and DSM Warrant Shares and to use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the DSM Closing and to keep such registration statement effective at all times until (i) DSM does not own any Series B

Conversion Shares or DSM Warrant Shares or (ii) the Series B Conversion Shares and DSM Warrant Shares are eligible for resale under Rule 144 without regard to volume limitations. On November 3, 2017, the company filed a registration statement on Form S-3 covering the resale of the Series B Conversion Shares and DSM Warrant Shares, and it was declared effective by the SEC on December 1, 2017.
Amended and Restated Stockholder Agreement
On May 11, 2017, the company and DSM entered into a Stockholder Agreement (the “DSM Stockholder Agreement”) setting forth certain rights and obligations of DSM and the company in connection with DSM’s May 2017 investment in the Company, including board designation rights, registration rights, transfer restrictions, standstill restrictions, pre-emptive rights and certain commercial rights. On August 7, 2017, in connection with the DSM Closing, the company and DSM entered into an amendment to the DSM Stockholder Agreement (as amended, the “Amended and Restated Stockholder Agreement”) providing, among other things, that DSM will have the right to designate two directors selected by DSM (the “DSM Directors”), subject to certain restrictions, to the company’s Board of Directors (the “Board”). The company agreed to appoint the DSM Directors and to use reasonable efforts, consistent with the Board’s fiduciary duties, to cause the DSM Directors to be re-nominated in the future; provided, that (i) DSM will only have the right to designate one DSM Director at such time as DSM beneficially owns less than 10% of the company’s outstanding voting securities and (ii) DSM will no longer have the right to designate any DSM Director at such time as DSM beneficially owns less than 4.5% of the company’s outstanding voting securities. In addition, on August 7, 2017, certain of the licenses granted by the company to DSM with respect to certain company intellectual property useful in DSM’s business in connection with the entry into the DSM Stockholder Agreement (the “License Agreements”) became effective. The Amended and Restated Stockholder Agreement also provided that the Series B Conversion Shares and DSM Warrant Shares will be entitled to the registration rights provided for the in DSM Stockholder Agreement.
Following the DSM Closing, the parties agreed to negotiate in good faith regarding an agreement concerning the development of certain products in the health and nutrition field and, in the event that the parties did not reach such agreement prior to 90 days after the DSM Closing, (a) certain exclusive negotiating rights granted to DSM in connection with the entry into the DSM Stockholder Agreement would expire and (b) on the first anniversary of the DSM Closing and each subsequent anniversary thereof, the Company would make a $5 million cash payment to DSM, provided that the aggregate amount of such payments would not exceed $25 million. In September 2017, the company and DSM entered into such agreement, and in connection therewith an intellectual property escrow agreement relating to the License Agreements became effective.
Vivo Financing Transaction
Vivo Purchase Agreement
On August 2, 2017, the company entered into a Securities Purchase Agreement (the “Vivo Purchase Agreement” and, together with the DSM Purchase Agreement, the “Purchase Agreements”) with affiliates of Vivo Capital LLC (together with its affiliates, “Vivo”) for the issuance and sale of an aggregate of 2,826,711 shares of common stock at a price of  $4.26 per share, an aggregate of 12,958.21196 shares of the company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), which Series D Preferred Stock is convertible into common stock as described below, at a price of $1,000 per share of Series D Preferred Stock, and Vivo Cash Warrants (as defined below) to purchase an aggregate of 5,575,118 shares of Common Stock and Vivo Dilution Warrants (as defined below) (collectively, the “Vivo Warrants” and the shares of common stock issuable upon exercise of the Vivo Warrants, the “Vivo Warrant Shares”) in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act (the “Vivo Offering” and, together with the DSM Offering, the “Offerings”).
The Vivo Purchase Agreement includes customary representations, warranties and covenants of the parties. In addition, pursuant to the Vivo Purchase Agreement, the Company, subject to certain exceptions, may not issue any shares of common stock or securities convertible into or exercisable or exchangeable for Common Stock at a price below the Dilution Floor without Vivo’s consent.

On August 3, 2017, the company and Vivo closed the Vivo Offering (the “Vivo Closing”), resulting in net proceeds to the company of approximately $24.8 million after payment of offering expenses.
Series D Preferred Stock
Each share of Series D Preferred Stock has a stated value of  $1,000 and, subject to the Beneficial Ownership Limitation (as defined below), is convertible at any time, at the option of Vivo, into common stock (such shares, the “Series D Conversion Shares”) at a conversion price of  $4.26 per share (the “Series D Conversion Rate”). The Series D Conversion Rate is subject to adjustment in the event of any dividends or distributions of the common stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction.
Prior to declaring any dividend or other distribution of its assets to holders of Common Stock, the company shall first declare a dividend per share on the Series D Preferred Stock equal to $0.0001 per share. In addition, the Series D Preferred Stock will be entitled to participate with the common stock on an as-converted basis with respect to any dividends or other distributions to holders of common stock.
Unless and until converted into common stock in accordance with its terms, the Series D Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Series D Preferred Stock.
In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series D Preferred Stock) the holders of the Series D Preferred Stock will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series D Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series D Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of common stock.
Upon any liquidation, dissolution or winding-up of the company, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the company the same amount that a holder of common stock would receive if the Series D Preferred Stock were fully converted to common stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series D Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of common stock.
Notwithstanding the foregoing, the holders will not have the right to convert any Series D Preferred Stock, and the company shall not effect any conversion of the Series D Preferred Stock, if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of such Series D Preferred Stock (the “Beneficial Ownership Limitation”). The holders may waive the Beneficial Ownership Limitation upon notice to the company, provided that such waiver (i) will not be effective until the 61st day after such notice is delivered to the company, (ii) shall only apply to such holder and no other holder and (iii) will not be effective to the extent such waiver would require the prior approval of the company’s stockholders, unless such approval has been obtained.
Vivo Warrants
Pursuant to the Vivo Purchase Agreement, at the Vivo Closing the company issued to Vivo warrants, each with an exercise price of  $6.39 per share, to purchase an aggregate of 5,575,118 shares of common stock (the “Vivo Cash Warrants” and, together with the DSM Cash Warrants, the “Cash Warrants”). The exercise price of the Vivo Cash Warrants will be subject to standard adjustments as well as full-ratchet anti-dilution protection for any issuance by the company of equity or equity-linked securities during the three-year period following the Vivo Closing (the “Vivo Dilution Period”) at a per share price (including any conversion or exercise price, if applicable) less than the then-current exercise price of the Vivo Cash Warrants, subject to certain exceptions.
In addition, at the Vivo Closing the company issued to Vivo warrants, with an exercise price of  $0.0001 per share (the “Vivo Dilution Warrants” and, together with the DSM Dilution Warrants, the “Dilution Warrants”), to purchase a number of shares of common stock sufficient to provide Vivo with full-ratchet anti-dilution protection for any issuance by the company of equity or equity-linked securities during the Vivo Dilution Period at a per share price (including any conversion or exercise price, if applicable) less than $4.26 per share, subject to certain exceptions and subject to the Dilution Floor.
The effectiveness of the anti-dilution adjustment provisions of the Vivo Cash Warrants and the exercise of the Vivo Dilution Warrants is subject to the Stockholder Approval, which is being sought at the annual meeting. The Vivo Warrants will each have a term of five years from the date the Vivo Warrants are initially exercisable. In addition, the exercise of the Vivo Warrants will be subject to the Beneficial Ownership Limitation. As of March 31, 2018, assuming stockholder approval of the exercise thereof and the inapplicability of the Beneficial Ownership Limitation, the Vivo Dilution Warrants were not exercisable for any shares of common stock.
Vivo Stockholder Agreement
On August 3, 2017, in connection with the Vivo Closing, the company and Vivo entered into a Stockholder Agreement (the “Vivo Stockholder Agreement”) that sets forth certain rights and obligations of Vivo and the company in connection with Vivo’s investment in the company. Pursuant to the Vivo Stockholder Agreement, Vivo will have the right to designate one director selected by Vivo (the “Vivo Director”), subject to certain restrictions, to the Board. The company agreed to appoint the Vivo Director and to use reasonable efforts, consistent with the Board’s fiduciary duties, to cause the Vivo Director to be re-nominated in the future; provided, that Vivo will no longer have the right to designate any Vivo Director at such time as Vivo beneficially owns less than 4.5% of the company’s outstanding voting securities. In addition, for so long as Vivo beneficially owns at least 4.5% of the company’s outstanding voting securities, a representative of Vivo shall be entitled to attend all Board meetings in a nonvoting observer capacity and to receive copies of all materials that the company provides to its directors, at the same time and in the same manner, subject to certain exceptions. Furthermore, Vivo will have the right to purchase additional shares of capital stock of the company in connection with a sale of equity or equity-linked securities by the company in a capital raising transaction for cash, subject to certain exceptions, to maintain its proportionate ownership percentage in the company (“Pre-Emptive Rights”).
Pursuant to the Vivo Stockholder Agreement, Vivo will agree not to sell or transfer any of the shares of common stock, Series D Preferred Stock or warrants purchased by Vivo in the Vivo Offering, or any shares of common stock issuable upon conversion or exercise thereof  (the “Transfer Restricted Shares”), other than to its affiliates, without the consent of the company during the one-year period following the Vivo Closing. Thereafter, Vivo will have the right to sell or transfer the Transfer Restricted Shares to any third party, other than a competitor of the company or any controlled affiliate of a competitor of the company; provided, that the company will have a limited right of first offer with respect to any such sale or transfer other than to affiliates of Vivo. In addition, Vivo will agree that, other than in connection with the purchase, conversion or exercise of  (i) the Series D Preferred Stock or warrants purchased by Vivo pursuant to the Vivo Purchase Agreement or (ii) the exercise of Pre-Emptive Rights, until the later of  (i) three years from the Vivo Closing and (ii) three months after there is no Vivo Director on the Board, Vivo will not, without the prior consent of the Board, among other things, purchase any common stock, any options or other rights to acquire common stock or any indebtedness of the company, or make any public offer to acquire Common Stock, options or other rights to acquire common stock or indebtedness of the company, that would result in Vivo and its affiliates beneficially owning more than 33% of the company’s outstanding voting securities at the time of acquisition (assuming the exercise or conversion, whether then exercisable or convertible, of any shares of Series D Preferred Stock or warrants beneficially owned by Vivo and/or its affiliates), join in any solicitation of proxies for any matter not previously approved by the Board, or join any “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any of the foregoing.
In addition, the company agreed to register, via one or more registration statements (each, a “Registration Statement”) filed with the SEC under the Securities Act, the shares of common stock purchased in the Vivo Offering, as well as the Series D Conversion Shares and Vivo Warrant Shares. Under the terms of the Vivo Stockholder Agreement, the company was required to use its reasonable efforts to prepare and file such Registration Statement as soon as practicable and no later than November 7, 2017, and to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and no later than December 22, 2017. In addition, Vivo may request that up to three of such registrations provide for an underwritten offering of such shares. In addition, if the company registers any of its securities for public sale under the Securities Act, Vivo will have the right to include their shares in the registration statement, subject to certain exceptions. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by Vivo to 25% of the total shares covered by the Registration Statement. The company will agree to pay all expenses incurred in connection with the exercise of such demand and piggyback registration rights, except for legal costs of Vivo, stock transfer taxes and underwriting discounts and commissions. On November 3, 2017, the company filed a Registration Statement covering the resale of the shares of common stock purchased in the Vivo Offering, the Series D Conversion Shares and Vivo Warrant Shares, and such Registration Statement was declared effective by the SEC on December 1, 2017.
Stockholder Approval
Pursuant to the Purchase Agreements, the company agreed to solicit from the company’s stockholders such approval as may be required by the applicable rules and regulations of the NASDAQ Stock Market with respect to the anti-dilution provisions of the Cash Warrants and the issuance of shares of common stock upon exercise of the Dilution Warrants (the “Stockholder Approval”) at an annual or special meeting of stockholders to be held on or prior to the date of the company’s 2018 annual meeting of stockholders (the “Stockholder Meeting”), and to use commercially reasonable efforts to secure the Stockholder Approval. The company is seeking the Stockholder Approval at the annual meeting. Pursuant to the Purchase Agreements, if the Company does not obtain the Stockholder Approval at the annual meeting, the company will call a stockholder meeting every four months thereafter to seek the Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the DSM Warrants and the Vivo Warrants are no longer outstanding. In addition, pursuant to the Purchase Agreements, until the Stockholder Approval has been obtained and deemed effective, the company may not issue any shares of common stock or securities convertible into or exercisable or exchangeable for common stock if such issuance would have triggered the anti-dilution adjustment provisions in the DSM Warrants or the Vivo Warrants (if the Stockholder Approval had been obtained prior to such issuance) without the prior written consent of DSM and Vivo, respectively.
Vote Required and Board Recommendation
Proposal 6 must receive a “For” vote from the holders of a majority of the shares of Common Stock properly casting votes in person or by proxy on Proposal 6 at the annual meeting. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” Proposal 6. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 6.
The Board determined that Proposal 6 is advisable and in the best interest of our stockholders and recommends that our stockholders vote in favor of Proposal 6.
In reaching its determination to approve Proposal 6, the Board, with advice from our management and legal advisors, considered a number of factors, including:
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the fact that the proceeds from the Offerings and the relationships with DSM and Vivo will enable us to advance our strategic direction;

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the Dilution Warrants and the anti-dilution provisions in the Cash Warrants were offered as an inducement for DSM and Vivo to participate in the Offerings, and it was the determination of the Board that the proceeds from the Offerings were important to strengthen our balance sheet;

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our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations, which required us to raise additional capital for ongoing cash needs;

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the fact that our management explored financing options with other potential investors and were not aware of an ability for us to obtain the financing needed for our ongoing cash needs on comparable or better terms to the Offerings, or at all;

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the fact that our stockholders would have an opportunity to approve the anti-dilution provisions in the Cash Warrants and the exercisability of the Dilution Warrants;

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the fact that DSM, which designated and is affiliated with director Philip Eykerman, who was serving on the Board at the time the company entered into the DSM Purchase Agreement, and director Christoph Goppelsroeder, who was appointed to the Board in November 2017, and Vivo, which designated and is affiliated with director Dr. Frank Kung, who was appointed to the Board in November 2017, were investors in the Offerings;

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the fact that our stockholders who did not participate in the Offerings may be diluted and the value of the common stock may be diluted upon the effectiveness of the anti-dilution provisions in the Cash Warrants and the exercisability of the Dilution Warrants;

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the fact that each of DSM and Vivo received certain rights in connection with its investment in the Offerings, including the right to designate a member of our Board of Directors; and

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the fees and expenses to be incurred by us in connection with the Offerings.

In view of the variety of factors considered in connection with the evaluation of the offering of the Dilution Warrants and the anti-dilution provisions in the Cash Warrants in the Offerings and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.
After evaluating these factors for and against the offering of the Dilution Warrants and the anti-dilution adjustment provisions in the Cash Warrants in the Offerings, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that offering of the Dilution Warrants and the anti-dilution adjustment provisions in the Cash Warrants in the Offerings is in our best interest and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 6.
Purpose of Proposal 6 — NASDAQ Stockholder Approval Requirement
NASDAQ Marketplace Rule 5635(c) requires stockholder approval of security issuances at below fair market value made to officers, directors, employees or consultants, or affiliated entities of any such persons. Proposal 6 will result in the effectiveness of anti-dilution provisions in the Cash Warrants, and the exercisability of the Dilution Warrants, sold in the Offerings to DSM, which designated and is affiliated with director Philip Eykerman, who was serving on the Board at the time the company entered into the DSM Purchase Agreement, and director Christoph Goppelsroeder, who was appointed to the Board in November 2017, and Vivo, which designated and is affiliated with director Dr. Frank Kung, who was appointed to the Board in November 2017, at a price which may be deemed to be below the fair market value of the our common stock at the time the company entered into the Purchase Agreements, based on a closing market price of our common stock on August 2, 2017 of  $3.93 per share. By approving Proposal 6, you are approving the proposal for purposes of the requirements under NASDAQ Marketplace Rules 5635(c), which may result in the issuance of securities at below fair market value to DSM and Vivo, each of which designated and is affiliated with members of our Board.
NASDAQ Marketplace Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the common stock on the date the company enters into a binding agreement for the issuance of such securities. Based on a closing market price of our common stock on August 2, 2017 of $3.93 per share, the Offerings, after giving effect to the anti-dilution provisions in the Cash Warrants and the exercise of the Dilution Warrants, may be deemed to involve the issuance of securities convertible into more than 20% of our common stock at a discount to the market value of our common stock on the date of execution of the binding agreement to issue such securities. By approving Proposal 6, you are approving the proposal for purposes of the requirements under NASDAQ Marketplace Rule 5635(d), which may result in the issuance by the company of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before such issuance at a price that is less than the greater of book or market value of our common stock on the date the company entered into the Purchase Agreements.
We are requesting in this Proposal 6 that our stockholders approve the effectiveness of the anti-dilution adjustment provisions in the Cash Warrants, and the issuance of common stock upon exercise of the Dilution Warrants, issued to DSM and Vivo in the Offerings in accordance with NASDAQ Marketplace Rules 5635(c) and (d).
Potential Adverse Effects — Dilution and Impact of the Offering on Existing Stockholders
The exercise of the Dilution Warrants would have a dilutive effect on current stockholders who did not participate in the Offerings in that the percentage ownership of the company held by such current stockholders would decline as a result of the issuance of the common stock issuable upon exercise of the Dilution Warrants. This means also that our current stockholders who did not participate in the Offerings would own a smaller interest in us as a result of the exercise of the Dilution Warrants and therefore have less ability to influence significant corporate decisions requiring stockholder approval. In addition, the issuance of the common stock issuable upon exercise of the Dilution Warrants would have, and the issuance of the common stock issuable upon exercise of the Cash Warrants, after giving effect to the anti-dilution provisions in the Cash Warrants, could have, a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.
Because of potential adjustments to the exercise price of the Cash Warrants and the number of shares issuable upon exercise of the Dilution Warrants, as discussed above, the exact magnitude of the dilutive effect resulting from the effectiveness of the anti-dilution provisions in the Cash Warrants and the exercise of the Dilution Warrants cannot be conclusively determined. However, the dilutive effect may be material to current stockholders of the company.
Interests of Certain Persons
When you consider the Board’s recommendation to vote in favor of Proposal 6, you should be aware that our directors and executive officers and certain of our stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, directors Philip Eykerman and Christoph Goppelsroeder are affiliated with, and were appointed to serve on the Board by, DSM pursuant to its contractual rights with us, and director Dr. Frank Kung is affiliated with, and was appointed to serve on the Board by, Vivo pursuant to its contractual rights with us. The beneficial ownership of DSM and Vivo is outlined below in the Section titled “Security Ownership of Certain Beneficial Owners and Management.” Each of DSM and Vivo have purchased Cash Warrants, the anti-dilution adjustment provisions of which will not become effective, and Dilution Warrants that will not become exercisable, if Proposal 6 is not approved. Neither of DSM or Vivo will, by virtue of the Offerings, including the effectiveness of the anti-dilution provisions in the Cash Warrants and the exercisability of the Dilution Warrants issued to such investor, acquire rights to a majority of the voting power of Amyris.
The Offerings were separately approved by the Pricing Committee of the Board, and none of Mr. Eykerman, Mr. Goppelsroeder or Dr. Kung was a member of, nor participated in, any meetings of the Pricing Committee.

Corporate Governance
Corporate Governance Principles
The Board has adopted written Corporate Governance Principles to provide the Board and its committees with operating principles designed to enhance the effectiveness of the Board and its committees, to establish good Board and committee governance, and to establish the responsibilities of management and the Board in supporting the Board’s activities. The Corporate Governance Principles set forth a framework for Amyris’s governance practices, including composition of the Board, director nominee selection, Board membership criteria, director compensation, Board education, meeting responsibilities, access to information and employees, executive sessions of independent directors, standing Board committees and their functions, and responsibilities of management.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Amyris as required by NASDAQ governance rules. Our Code of Business Conduct and Ethics includes a section entitled “Code of Ethics for Chief Executive Officer and Senior Financial Officers,” providing additional principles for ethical leadership and a requirement that such individuals foster a culture throughout Amyris that helps ensure the fair and timely reporting of our financial results and condition. Our Code of Business Conduct and Ethics is available on the corporate governance section of our website at http://investors.amyris.com/corporate-governance.cfm. Stockholders may also obtain a printed copy of our Code of Business Conduct and Ethics and our Corporate Governance Principles by writing to the Secretary of Amyris at 5885 Hollis Street, Suite 100, Emeryville, California 94608. If we make any substantive amendments to, or grant any waivers from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will promptly disclose the nature of the amendment or waiver on the corporate governance section of our website at http://investors.amyris.com/corporate-governance.cfm.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 31, 2018, by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. These rules also treat as outstanding all shares of capital stock that a person would receive upon the exercise of any option, warrant or right or through the conversion of a security held by that person that are immediately exercisable or convertible or exercisable or convertible within 60 days of the date as of which beneficial ownership is determined. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or rights or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to the below table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock attributed to them in the table.
Information with respect to beneficial ownership has been furnished to us by each director and named executive officer and certain stockholders, and derived from publicly-available SEC beneficial ownership reports on Forms 3 and 4 and Schedules 13D and 13G filed by covered beneficial owners of our common stock. Percentage ownership of our common stock in the table is based on 45,845,314 shares of our common stock outstanding on March 31, 2018 (as reflected in the records of our stock transfer agent). Except as otherwise set forth below, the address of the beneficial owner is c/o Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
5% Stockholders
DSM International B.V.(1)	16,621,192	30.9
Total Raffinage Chimie S.A.(2)	8,946,701	17.7
Maxwell (Mauritius) Pte Ltd(3)	5,370,644	11.2
Entities affiliated with Vivo Capital LLC(4)	4,774,534	9.99
Foris Ventures, LLC(5)	4,612,773	9.99
Directors and Named Executive Officers
John Melo(6)	221,611	*
John Doerr(5)(7)	4,884,155	10.6
Geoffrey Duyk(8)	8,932	*
Philip Eykerman(9)	4,133	*
Christoph Goppelsroeder(10)	—	*
Frank Kung(4)(11)	4,777,034	10.0
Carole Piwnica(12)	8,332	*
Fernando de Castro Reinach(13)	19,692	*
His Highness Sheikh Abdullah bin Khalifa Al Thani(14)	525,754	1.1

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
Christophe Vuillez(15)	—	*
R. Neil Williams(16)	7,132	*
Patrick Yang(17)	36,532	*
Kathleen Valiasek(18)	23,446	*
Joel Cherry(19)	113,560	*
Eduardo Alvarez(20)	70,000	*
Nicole Kelsey(21)	21,000	*
Raffi Asadorian(22)	4,999	*
All Directors and Named Executive Officers as a Group (17 Persons)(23)	10,726,312	21.8

*
Represents beneficial ownership of less than 1%.

(1)
Includes 7,936,232 shares of common stock issuable upon exercise of certain warrants held by DSM International B.V. DSM International B.V. is a wholly owned subsidiary of Koninklijke DSM N.V. (“DSM”). Accordingly, Koninklijke DSM N.V. may be deemed to share beneficial ownership of the securities held of record by DSM International B.V. Koninklijke DSM N.V. is a publicly traded company with securities listed on the Amsterdam Stock Exchange. The address for DSM International B.V. is HET Overloon 1, 6411 TE Heerlen, Netherlands.

(2)
Includes (i) 4,526,274 shares of common stock issuable upon conversion of certain convertible promissory notes held by Total Raffinage Chimie S.A. (“Total”) and (ii) 141,881 shares of common stock issuable upon exercise of certain warrants held by Total. The address of Total is 2, Place Jean Millier, La Défense 6, 92400 Courbevoie, France.

(3)
Includes 178,073 shares of common stock issuable upon conversion of certain convertible promissory notes held by Maxwell (Mauritius) Pte Ltd (“Maxwell”) and (ii) 1,889,986 shares of common stock issuable upon exercise of certain warrants held by Maxwell. Maxwell is wholly owned by Cairnhill Investments (Mauritius) Pte Ltd, which is wholly owned by Fullerton Management Pte Ltd, which is wholly owned by Temasek Holdings (Private) Limited. Each of these entities possesses shared voting and investment control over the shares held by Maxwell. The address of these entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(4)
Includes (i) 687,593 shares of common stock issuable upon conversion of shares of the company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) held by affiliates of Vivo Capital LLC (together with its affiliates, “Vivo”) and (ii) 1,260,230 shares of common stock issuable upon exercise of certain warrants held by Vivo. Vivo holds additional shares of the company’s Series D Preferred Stock, which are currently convertible into 2,354,241 shares of common stock, and additional warrants, which are currently exercisable for 4,314,888 shares of common stock, the conversion and exercise, respectively, of which is subject to a beneficial ownership limitation of 9.99% of the number of shares of common stock outstanding. For purposes of this table, the shares beneficially owned by Vivo have been allocated between the number of shares issuable upon the conversion of shares of Series D Preferred Stock and the exercise of warrants based on the respective number of shares issuable upon such conversion or exercise. Director Frank Kung is a founding member of Vivo and a voting member of the general partner of Vivo entities that hold our common stock, Series D Preferred Stock and warrants, and may be deemed to share voting and dispositive power over the shares held by such entities. The address for Vivo Capital LLC is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.

(5)
Includes (i) 23,072 shares of common stock issuable upon conversion of shares of the company’s Series B 17.38% Convertible Preferred Stock (the “Series B Preferred Stock”) held by Foris Ventures, LLC (“Foris”), (ii) 89,037 shares of common stock issuable upon conversion of certain convertible promissory notes held by Foris and (iii) 216,484 shares of common stock issuable upon exercise of certain warrants held by Foris. Foris holds additional shares of the company’s Series B Preferred Stock, which are currently convertible into 1,439,306 shares of common stock, and additional warrants, which are currently exercisable for 6,983,603 shares of common stock, the conversion and exercise, respectively, of which is subject to a beneficial ownership limitation of 9.99% of the number of shares of common stock outstanding (the “Beneficial Ownership Limitation”). Pursuant to the Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock (the “Series B Certificate of Designation”), the shares of Series B Preferred Stock held by Foris automatically converted to common stock on October 9, 2017, subject to the Beneficial Ownership Limitation. Such automatic conversion of the Series B Preferred Stock will be held in abeyance to the extent such conversion would cause Foris to beneficially own in excess of the Beneficial Ownership Limitation, until Foris is able to receive such shares without exceeding the Beneficial Ownership Limitation, but all rights under the Series B Certificate of Designation shall cease to apply, other than the right to convert. Foris is indirectly owned by director John Doerr, who shares voting and investment control over the shares held by such entity. The address for Foris Ventures, LLC is 751 Laurel Street #717, San Carlos, California 94070.
(6)
Shares beneficially owned by Mr. Melo include (i) 76,332 restricted stock units, all of which were unvested as of March 31, 2018, and (ii) 138,439 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(7)
Shares beneficially owned by Mr. Doerr include (i) 4,612,773 shares of common stock beneficially owned by Foris, in which Mr. Doerr indirectly owns all of the membership interests, (ii) 567 shares of common stock held by The Vallejo Ventures Trust U/T/A 2/12/96, of which Mr. Doerr is a trustee, (iii) 278,882 shares of common stock held by entities affiliated with Kleiner Perkins Caufield & Byers of which Mr. Doerr is an affiliate, excluding 16,399 shares over which Mr. Doerr has no voting or investment power, (iv) 1,133 restricted stock units, all of which were unvested as of March 31, 2018, and (v) 5,066 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(8)
Shares beneficially owned by Dr. Duyk include 4,666 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(9)
Shares beneficially owned by Mr. Eykerman include (i) 3,133 restricted stock units, all of which were unvested as of March 31, 2018, and (ii) 1,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018. Mr. Eykerman was appointed to the Board on May 18, 2017 as the designee of DSM. Mr. Eykerman disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(10)
Mr. Goppelsroeder was appointed to the Board on November 2, 2017 as the designee of DSM. Mr. Goppelsroeder does not beneficially own any shares of Amyris common stock directly and disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(11)
Shares beneficially owned by Dr. Kung include (i) 4,774,534 shares of common stock beneficially owned by Vivo, over which Dr. Kung may be deemed to share voting and dispositive power, (ii) 2,000 restricted stock units, all of which were unvested as of March 31, 2018 and (iii) 500 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018. Dr. Kung was appointed to the Board on November 2, 2017 as the designee of Vivo. Dr. Kung disclaims beneficial ownership over shares of Amyris common stock that are or may be beneficially owned by Vivo except to the extent of his pecuniary interest therein.

(12)
Shares beneficially owned by Ms. Piwnica include (i) 1,133 restricted stock units, all of which were unvested as of March 31, 2018, and (ii) 5,066 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018. Ms. Piwnica is Director of NAXOS UK, a consulting firm advising private equity, and was designated to serve as our director by Naxyris S.A., an investment vehicle owned by Naxos Capital Partners SCA Sicar. NAXOS UK is affiliated with Naxos Capital Partners SCA Sicar. Ms. Piwnica disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by Naxyris S.A.

(13)
Shares beneficially owned by Dr. Reinach include (i) 11,360 shares of common stock held by Sualk Capital Ltd, an entity for which Dr. Reinach serves as sole director, (ii) 1,133 restricted stock units, all of which were unvested March 31, 2018, and (iii) 5,066 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(14)
Shares beneficially owned by His Highness include (i) 518,022 shares of common stock beneficially owned by Biolding Investment SA, an entity indirectly owned by His Highness, (ii) 1,133 restricted stock units, all of which were unvested as of March 31, 2018, and (iii) 4,666 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(15)
Mr. Vuillez was appointed to the Board on November 3, 2016 as the designee of Total. Mr. Vuillez does not beneficially own any shares of Amyris common stock directly and disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by Total or any of its affiliates.

(16)
Shares beneficially owned by Mr. Williams include (i) 1,133 restricted stock units, all of which were unvested as of March 31, and (ii) 4,266 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(17)
Shares beneficially owned by Dr. Yang include (i) 1,133 restricted stock units, all of which were unvested as of March 31, 2018, and (ii) 11,866 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(18)
Shares beneficially owned by Ms. Valiasek include (i) 12,088 restricted stock units, all of which were unvested as of March 31, 2018, and (ii) 8,278 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(19)
Shares beneficially owned by Dr. Cherry include (i) 37,715 restricted stock units, all of which were unvested March 31, 2018, and (ii) 52,215 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2018.

(20)
Shares beneficially owned by Mr. Alvarez include 70,000 restricted stock units, all of which were unvested as of March 31, 2018.

(21)
Shares beneficially owned by Ms. Kelsey include 21,000 restricted stock units, all of which were unvested as of March 31, 2018.

(22)
Mr. Asadorian resigned from the company effective January 4, 2017, at which time all of Mr. Asadorian’s outstanding equity awards ceased vesting: all of his vested stock options remained exercisable for a period of three months after January 4, 2017, and all of his unvested stock options and restricted stock units were forfeited.

(23)
Shares beneficially owned by all of our named executive officers and directors as a group include the shares of common stock described in footnotes 7 through 22 above.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and any person or entity who beneficially owns more than ten percent of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who beneficially own more than ten percent of our common stock are required by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on review of this information and written representations by our executive officers and directors that no other reports were required, we believe that, during 2017, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except that director John Doerr filed one Form 4 late with respect to the automatic conversion of shares of our Series C Convertible Preferred Stock held by Foris Ventures, LLC into common stock in June 2017.
Equity Compensation Plan Information
The following table shows certain information concerning our common stock reserved for issuance in connection with our 2005 Stock Option/Stock Issuance Plan, our 2010 Equity Incentive Plan and our 2010 Employee Stock Purchase Plan as of December 31, 2017:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities to be issued upon vesting of outstanding restricted stock units	Number of securities remaining available for future issuance under equity compensation plans(1)(2)(3)
Equity compensation plans approved by security holders	1,334,367	$33.32	685,007	332,701
Equity compensation plans not approved by security holders	4,000(4)	$58.95	—	—
Total	1,338,367	$33.40	685,007	332,701

(1)
Includes 252,107 shares reserved for future issuance under our 2010 Equity Incentive Plan and 80,594 shares reserved for future issuance under our 2010 Employee Stock Purchase Plan. No shares are reserved for future issuance under our 2005 Stock Option/Stock Issuance Plan other than shares issuable upon exercise of equity awards outstanding under such plan.

(2)
Effective January 1, 2018, the number of shares available for future issuance under our 2010 Equity Incentive Plan increased by 2,281,871 shares pursuant to the automatic increase provision contained in the 2010 Equity Incentive Plan and the number of shares available for future issuance under our 2010 Employee Stock Purchase Plan increased by 365,099 shares, in each case pursuant to automatic increase provisions contained in the respective plans, as discussed in more detail below.

(3)
For information regarding proposed increases to the number of shares available for grant and issuance under our 2010 Equity Incentive Plan and the maximum number of shares that may be issued over the term of our 2010 Employee Stock Purchase Plan, see “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan” and “Proposal 4 — Approval of Amendment to the Amyris, Inc. 2010 Employee Stock Purchase Plan” in this Proxy Statement.

(4)
Includes 4,000 shares reserved for issuance upon exercise of a stock option granted to an entity outside of our equity compensation plans. The stock option was granted to one of our entity stockholders in connection with Fernando de Castro Reinach’s Board service. The non-statutory stock option has an exercise price of  $58.95 per share, and was granted on September 15, 2008 with a term of 10 years. The option had a three-year vesting schedule, vesting and becoming exercisable in 12 equal quarterly installments, commencing from the grant date, subject to continued Board service by Dr. Reinach. Dr. Reinach has no beneficial ownership of the securities issuable upon exercise of this option. The option was fully vested as of December 31, 2017.

Our 2010 Equity Incentive Plan includes all shares of our common stock reserved for issuance under our 2005 Stock Option/Stock Issuance Plan immediately prior to our initial public offering that were not subject to outstanding grants as of the completion of such offering. In addition, any shares of our common stock (i) issuable upon exercise of stock options granted under our 2005 Stock Option/Stock Issuance Plan that cease to be subject to such options and (ii) issued under our 2005 Stock Option/Stock Issuance Plan that are forfeited or repurchased by us at the original issue price, will become part of our 2010 Equity Incentive Plan reserve.
The number of shares available for grant and issuance under our 2010 Equity Incentive Plan is increased on January 1 of each year through 2020 by an amount equal to the lesser of  (1) five percent (5%) of our shares outstanding on the immediately preceding December 31 and (2) a number of shares as may be determined by the Board or the Leadership Development and Compensation Committee of the Board in their discretion. In addition, shares will again be available for grant and issuance under our 2010 Equity Incentive Plan that are:
•
subject to issuance upon exercise of an option or stock appreciation right granted under our 2010 Equity Incentive Plan and that cease to be subject to such award for any reason other than the award’s exercise;

•
subject to an award granted under our 2010 Equity Incentive Plan and that are subsequently forfeited or repurchased by us at the original issue price;

•
surrendered pursuant to an exchange program; or

•
subject to an award granted under our 2010 Equity Incentive Plan that otherwise terminates without shares being issued.

For more information regarding our 2010 Equity Incentive Plan, as well as proposed amendments thereto, see “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan” in this Proxy Statement.
The number of shares reserved for issuance under our 2010 Employee Stock Purchase Plan is increased on January 1 of each year during the term of the plan by an amount equal to the lesser of   (1) one percent (1%) of our shares outstanding on the immediately preceding December 31 and (2) a number of shares as may be determined by the Board or the Leadership Development and Compensation Committee of the Board in their discretion, provided that the aggregate number of shares issued over the term of our 2010 Employee Stock Purchase Plan shall not exceed 666,666 shares. For more information regarding the 2010 Employee Stock Purchase Plan, as well as proposed amendments thereto, see “Proposal 4 — Approval of Amendment to the Amyris, Inc. 2010 Employee Stock Purchase Plan” in this Proxy Statement.

Executive Compensation
Compensation Discussion and Analysis
The following discussion describes and analyzes the compensation policies, arrangements and decisions for our named executive officers in 2017 and should be read in conjunction with the compensation tables contained elsewhere in this Proxy Statement. We believe our existing compensation policies, arrangements and decisions are consistent with our compensation philosophy and objectives discussed below and align the interests of our named executive officers with our short-term and long-term business objectives. During 2017, our named executive officers were:
•
John Melo, our President and Chief Executive Officer (our “CEO”)

•
Kathleen Valiasek, our Chief Financial Officer(1)

•
Joel Cherry, our President, Research and Development

•
Eduardo Alvarez, our Chief Operating Officer(2)

•
Nicole Kelsey, our General Counsel and Secretary(3)

•
Raffi Asadorian, our former Chief Financial Officer(4)

(1)
Ms. Valiasek joined us as Chief Financial Officer effective January 4, 2017.

(2)
Mr. Alvarez joined us as Chief Operating Officer effective October 16, 2017.

(3)
Ms. Kelsey joined us as General Counsel and Secretary effective August 7, 2017.

(4)
Mr. Asadorian resigned as our Chief Financial Officer effective January 4, 2017.

Compensation Philosophy and Objectives and Elements of Compensation
The primary objectives of our executive compensation program in 2017 were to:
•
Attract, retain, and motivate highly talented employees that are key to our success;

•
Reinforce our core values and foster a sense of ownership, urgency and entrepreneurial spirit;

•
Link compensation to individual, team, and company performance (as appropriate by employee level);

•
Emphasize performance-based compensation for individuals who can most directly impact stockholder value; and

•
Provide exceptional pay for delivering exceptional results.

Our success depends, among other things, on attracting and retaining executive officers with experience and skills in a number of different areas as we continue to drive improvements in our technology platform and production process, pursue and establish key commercial relationships, develop and commercialize products and establish a reliable supply chain and manufacturing organization.
Our business continues to be in an early stage of development with cash management being one key consideration for our strategy and operations. Accordingly, for 2017, we intended to provide a competitive compensation program that would enable us to attract and retain the top executives and employees necessary to develop our business, while being prudent in the management of our cash and equity. Based on this approach, we continued to aim to balance and reward annual and long-term performance with a total compensation package that included a mix of both cash and equity. Our compensation program was intended to align the interests of our executive officers, key employees and stockholders and to drive the creation of stockholder value by providing long-term incentives through equity-based awards. We continued to adhere to this general compensation philosophy for 2017.

Our intent and philosophy in designing compensation packages at the time of hiring of new executives is based on providing compensation that we believe is sufficient to enable us to attract the necessary talent, within prudent limitations as discussed above. Compensation of our executive officers after the initial period following their hiring is influenced by the amounts of compensation that we initially agreed to pay them, as well as by our evaluation of their subsequent performance, changes in their levels of responsibility, retention considerations, prevailing market conditions, our financial condition and prospects, and our attempt to maintain an appropriate level of internal pay parity in the compensation of existing executive officers relative to the compensation paid to more recently hired executives.
We compensate our executive officers with a combination of salaries, cash bonuses and equity awards. We believe this combination of cash and equity compensation, subject to strategic allocation among such components, is largely consistent with the forms of compensation provided by other companies with which we compete for executive talent, and, as such, matches the expectations of our executive officers and the market for executive talent. We also believe that this combination provides appropriate incentive levels to retain our executives, reward them for performance in the short term and induce them to contribute to the creation of value in Amyris over the long term. We view the different components of our executive compensation program as distinct, each serving particular functions in furthering our compensation philosophy and objectives, and, together, providing a holistic approach to achieving such philosophy and objectives.
Base Salary.   We believe that we must maintain base salary levels that are sufficiently competitive to position us to attract and retain the executive officers we need and that it is important for our executive officers to perceive that over time they will continue to have the opportunity to earn a salary that they regard as competitive. The Leadership Development and Compensation Committee of our Board (the “LDCC” or the “Committee”) reviews and adjusts, as appropriate, the base salaries of our executive officers on an annual basis, and makes decisions with respect to the base salaries of new executives at the time of hire. In making such determinations, the Committee considers several factors, including our overall financial performance, the individual performance of the executive officer in question (including, for executives other than our CEO, the recommendation of our CEO based on a performance evaluation of the executive officer in question), the executive officer’s potential to contribute to our annual and longer-term strategic goals, the executive officer’s scope of responsibilities, qualifications and experience, competitive market practices for base salary, prevailing market conditions and internal pay parity.
Cash Bonuses.   We believe the ability to earn cash bonuses should provide incentives to our executive officers to effectively pursue goals established by our Board and should be regarded by our executive officers as appropriately rewarding effective performance against these goals. For 2017, the LDCC adopted a cash bonus plan for our executive officers, the details of which are described below under “2017 Compensation.” The 2017 cash bonus plan included company performance goals and individual performance goals and was structured to motivate our executive officers to achieve our short-term financial and operational goals and to reward exceptional company and individual performance. In particular, our 2017 cash bonus plan was designed to provide incentives to our executive officers to achieve 2017 company financial and operational targets on a quarterly and annual basis, together with various key individual operational objectives that were considered for annual performance achievement. In general, target bonuses for our executive officers are initially set in their offer letters based on similar factors to those described above with respect to the determination of base salary. For subsequent years, target bonuses for our executive officers may be adjusted by the LDCC based on various factors, including any modifications to base salary, competitive market practices and the other considerations described above with respect to adjustments in base salary. In addition, in 2017 the LDCC granted discretionary cash bonuses to certain of our executive officers in recognition of their exceptional performance, the details of which are described below under “2017 Compensation.”
Equity Awards.   Our equity awards are designed to be sufficiently competitive to allow us to attract and retain talented and experienced executives. In 2017, we granted both stock option and restricted stock unit (“RSU”) awards to our executive officers. Option awards for executive officers are granted with an exercise price equal to the fair market value of our common stock on the date of grant; accordingly, such option awards will have value to our executive officers only if the market price of our common stock increases after the date of grant. RSU awards represent the right to receive full-value shares of our common stock without payment of any exercise or purchase price. Shares of our common stock are not issued when a RSU award is granted; instead, once a RSU award vests, one share of our common stock is issued for each vested RSU. In the past, we generally granted smaller RSU awards as compared to option awards because RSUs have a greater fair value per unit than options. However, in 2017 we continued a practice that began in 2016 to place a greater emphasis on RSU awards to increase the perceived value of equity awards granted to our executive officers. The relative weighting between the option and RSU awards granted to our executive officers is based on the LDCC’s review of market practices.
We typically grant option awards with four-year vesting schedules. Stock option grants include a one year “cliff”, where the option award vests as to 25% of the shares of our common stock subject to the award after one year, and monthly thereafter, subject to continued service through each vesting date. Our RSU awards have generally been granted with three-year vesting schedules, vesting as to 1/3rd of the units subject to the award annually, subject to continued service through each vesting date. We believe such vesting schedules are generally consistent with the option and RSU award granting practices of our peer group companies. In 2017, we granted option and restricted stock unit awards to new executive officer hires with non-standard vesting terms, the details of which are described below under “2017 Compensation.”
We grant equity awards to our executive officers in connection with their hiring, or, as applicable, their promotion from other roles at the company. The size of initial equity awards is determined based on the executive’s position with us and takes into consideration the executive’s base salary and other compensation as well as an analysis of the grant and compensation practices of our peer group companies in connection with establishing our overall compensation policies. The initial equity awards are generally intended to provide the executive with an incentive to build value in the company over an extended period of time, while remaining consistent with our overall compensation philosophy. Insofar as we have to date incurred operating losses and consumed substantial amounts of cash in our operations, and to compensate for cash salaries and cash bonus opportunities that were, in certain cases, lower than those offered by competing employers, we have sought to attract executives to join us by granting equity awards that would have the potential to provide significant value if we are successful.
We grant additional equity awards in recognition of commendable performance, in connection with significant changes in responsibilities, and/or in order to better ensure appropriate retention and incentive opportunities from time to time. Further, equity awards are a component of the annual compensation package of our executive officers. In 2017, the LDCC granted equity awards based on input from management regarding performance, to satisfy our retention objectives and other considerations. In approving such awards, the LDCC took into account various factors, including the responsibilities, past performance and anticipated future contribution of the executive officer, his or her overall compensation package, his or her existing equity holdings and practice at our peer group companies.
Role of Stockholder Say-on-Pay Votes.   At our 2011, 2014 and 2017 annual meetings of stockholders, our stockholders voted, on an advisory basis, on the compensation of our named executive officers (commonly referred to as a “stockholder say-on-pay vote”). A majority of the votes cast were voted in favor of the non-binding advisory resolutions approving the compensation of our named executive officers as summarized in our 2011, 2014 and 2017 proxy statements. In 2017, 99% of the votes cast on the stockholder say-on-pay vote approved, on a non-binding advisory basis, the compensation of our named executive officers as summarized in our 2017 proxy statement. The LDCC believes that this affirms our stockholders’ support of our approach to executive compensation, and, accordingly, did not materially change its approach to executive compensation in 2017 and does not intend to do so in 2018. In addition, in 2017 our stockholders approved, and our Board subsequently adopted, a three-year interval for conducting future stockholder say-on-pay votes. Accordingly, our stockholders will again be voting, on an advisory basis, on the compensation of our named executive officers at our 2020 annual meeting of stockholders.
Compensation Policies and Practices As They Relate to Risk Management
The LDCC has determined, through discussions with management and Compensia at Committee meetings held in February 2017 and February 2018, that our policies and practices of compensating our employees, including our executive officers, are not reasonably likely to have a material risk to us. The assessments conducted by the Committee focused on the key terms of our bonus plans and equity compensation programs in 2017, and our plans for such programs in 2018. Among other things, the

Committee focused on whether our compensation programs created incentives for risk-taking behavior and whether existing risk mitigation features and policies were sufficient in light of the overall structure and composition of our compensation programs. Among other things, the Committee considered the following aspects of our overall compensation program:
•
Our base salaries are generally high enough to provide our employees with sufficient income so that they are not dependent on bonus income to meet their basic cost of living.

•
Cash bonus targets are typically 10 – 25% of an employee’s base salary (40 – 100% for our executive officers), which we believe provides balanced incentives for performance, but does not encourage excessive risk taking to achieve such goals.

•
For key employees, our 2017 cash bonus plan (as discussed in more detail below under “2017 Compensation — Cash Bonuses”) emphasized company performance over individual performance objectives and provided for a maximum total bonus funding available for payout of 137.5% of target funding, with payouts ranging from 0% to 225% of an individual’s annual target bonus depending on company and individual performance. Our 2018 cash bonus plan provides for a maximum total bonus funding available for payout of 165% of target funding, with payouts ranging from 0% to 255% of an individual’s annual target bonus depending on company and individual performance. For more information regarding our 2018 cash bonus plan, see “2018 Bonus Plan” below.

•
Generally, we do not provide commission or similar compensation programs to our employees. However, starting in 2016 we implemented a sales commission plan for certain employees involved in sales activities. The sales commission plan in 2017 for these employees provided what we viewed as moderate leverage, in which approximately 70 – 90% of the salesperson’s cash compensation was base salary and approximately 10 – 30% was commission-based, depending on the nature of the role. Further, under the sales commission plan, commissions are not earned by the salesperson until we have received payment from the relevant customer.

•
For our executive officers, in 2017 we targeted the 40th percentile of our competitive market for total cash compensation and the 75th percentile or above of our competitive market (subject to dilution constraints) for equity compensation, which typically was to vest over three to four years, providing our executives with significant incentives for our longer-term success. In 2018, we are targeting 50th percentile of our competitive market for total cash compensation and between the 50th to the 75th percentile of our competitive market (subject to company performance and affordability) for equity compensation.

Based on these considerations, the Committee determined that our compensation programs, including our executive and non-executive compensation programs, provide an appropriate balance of incentives and do not encourage our executives or other employees to take excessive risks or otherwise create risks that are likely to have a material adverse effect on us.
Role of Compensation Consultant.   In connection with an annual review of our executive compensation program for 2017, the LDCC retained Compensia, a national compensation consulting firm, to provide advice and guidance on our executive compensation policies and practices and relevant information about the executive compensation practices of similarly situated companies. In 2017, Compensia assisted in the preparation of materials for executive compensation proposals in advance of Committee meetings, including 2017 compensation levels for our executive officers and the design of our cash bonus, equity, severance and change of control programs and other executive benefit programs. Compensia also reviewed and advised the LDCC on materials relating to executive compensation prepared by management for Committee consideration. In addition, in the fourth quarter of 2016, Compensia assisted the LDCC in developing our compensation peer group for 2017 (as discussed below). The LDCC retained Compensia again in the third quarter of 2017 to provide assistance with respect to our 2018 compensation planning, including updates to our compensation peer group.

Compensia, under the direction of the LDCC, may continue to periodically conduct a review of the competitiveness of our executive compensation programs, including base salaries, cash bonus opportunities, equity awards and other executive benefits, by analyzing the compensation practices of companies in our compensation peer group, as well as data from third-party compensation surveys. Generally, the LDCC uses the results of such analyses to assess the competitiveness of our executive officers’ total compensation, and to determine whether each component of such total compensation is properly aligned with reasonable and responsible practices among our peer companies.
The LDCC also retained Compensia for assistance in reviewing and making recommendations to our Board regarding the compensation program for our non-employee directors when it was originally adopted in late 2010 and again when such program was subsequently amended in December 2015 and November 2016, and to provide market data and materials to management and the Committee.
In August 2016 and September 2017, the LDCC reviewed the independence of Compensia under applicable compensation consultant independence rules and standards and determined that Compensia had no conflict of interest with Amyris.
Compensation Decision Process
Under the charter of the LDCC, our Board has delegated to the Committee the authority and responsibility to discharge the responsibilities of the Board relating to the compensation of our executive officers. This includes, among other things, review and approval of the compensation of our executive officers and of the terms of any compensation agreements with our executive officers. For more information regarding the functions and composition of the LDCC, please refer to “Proposal 1 — Election of Directors — Committees of the Board” above.
In general, the LDCC is responsible for the design, implementation and oversight of our executive compensation program. In accordance with its charter, the Committee determines the annual compensation of our Chief Executive Officer and other executive officers and reports its compensation decisions to our Board. The Committee also administers our equity compensation plans, including our 2010 Equity Incentive Plan (the “2010 EIP”) and 2010 Employee Stock Purchase Plan. Generally, our Human Resources, Finance and Legal departments work with our Chief Executive Officer to design and develop new compensation programs applicable to our executive officers and non-employee directors, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer compensation comparisons and other committee briefing materials, and to implement the decisions of the Committee. Members of these departments and our Chief Executive Officer also meet separately with Compensia to convey information on proposals that management may make to the LDCC, as well as to allow Compensia to collect information about Amyris to develop its recommendations. In addition, our Chief Executive Officer conducts reviews of the performance and compensation of the other executive officers, and based on these reviews and input from Compensia and our Human Resources department, makes recommendations regarding executive compensation (other than his own) directly to the Committee. For the Chief Executive Officer’s compensation, the Chief Human Resources Officer works directly with the LDCC chair, as well as Compensia and the Human Resources, Finance and Legal departments of Amyris to design, develop, recommend to the Committee and implement the above compensation analysis and programs, as well as review the performance of our CEO. None of our executive officers participated in the determinations or deliberations of the LDCC regarding the amount of any component of his or her own 2017 compensation.

Use of Competitive Data.   To monitor the competitiveness of our executive officers’ compensation, in November 2016 the LDCC approved a compensation peer group (the “Peer Group”) to be used in connection with its 2017 compensation discussions that analyzed the compensation of executive officers in comparable positions at similarly-situated companies. The data gathered from the Peer Group was used as a reference in setting executive pay levels (including cash and equity compensation), non-employee director compensation, pay and incentive plan practices, severance and change-in-control practices, equity utilization and pay/performance alignment. The Peer Group was composed of a cross-section of publicly-traded, U.S.-based companies of similar size to us (based on revenue, market capitalization, number of employees and R&D expenditures) from related industries (biotechnology, oil, gas and consumable fuels, chemicals, food products, personal products and household products). Based on these criteria, the following companies were included in the Peer Group approved by the LDCC for use in assessing the market position of our executive compensation for 2017:
2017 Peer Group
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Balchem (Specialty Chemicals)

•
BioAmber (Commodity Chemicals)

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Chemtura (Specialty Chemicals)

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Codexis (Specialty Chemicals)

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Innospec (Specialty Chemicals)

•
Intrexon (Biotechnology)

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Kraton Performance Polymers (Specialty Chemicals)

•
Landec (Packaged Foods & Meats)

•
Metabolix (Specialty Chemicals)

•
Renewable Energy Group (Oil & Gas Refining & Marketing)

•
Rentech (Forest Products)

•
Senomyx (Specialty Chemicals)

•
TerraVia Holdings (formerly Solazyme) (Specialty Chemicals)

In November 2017, the LDCC conducted a review of the Peer Group for 2018. Similar to our approach for developing the 2017 Peer Group, we identified potential peers by screening publicly-traded, U.S.-based companies of similar size to us (based on revenue, market capitalization, number of employees and R&D expenditures) from related industries (biotechnology, oil, gas and consumable fuels, chemicals, food products, personal products and household products). Based on such analysis, the LDCC removed Chemtura from the Peer Group for 2018 due to it recently being acquired and added American Vanguard, a company operating in the fertilizers and agricultural chemicals industry.
In addition to reviewing the compensation practices of the Peer Group, the LDCC looks to the collective experience and judgment of its members and advisors, as well as relevant industry survey data, in determining total compensation and the various compensation components provided to our executive officers. While the LDCC does not believe that the Peer Group data is appropriate as a stand-alone tool for setting executive compensation due to the unique nature of our business, it believes that this information is a valuable reference source during its decision-making process.
Target Compensation Levels.   For 2017, consistent with 2016, the LDCC generally targeted the 40th percentile of our competitive market for total cash compensation (base salary and target cash bonus), as determined based on the Peer Group, supplemented by data from relevant industry surveys. The Committee chose the 40th percentile for total cash compensation in part because we are still in the early stages of product development and therefore need to conserve our cash while we ramp up our operations. Equity has been a critical and prominent component in our overall compensation package and we believe that it will remain an important tool for attracting, retaining and motivating our key talent by providing an opportunity for wealth creation as a result of our long-term success, particularly while we are growing our business and offering total cash compensation opportunities that are below the median of our competitive market. As a result, the LDCC has generally targeted equity compensation levels at the 75th percentile or above of our competitive market for equity compensation based on the Peer Group, supplemented by data from relevant industry surveys, and taking into consideration the LDCC approved targeted annual burn rate.
To this end, the LDCC approved annual equity awards to our named executive officers in May and June 2017 based primarily on the foregoing strategy. Additionally, as noted above, in determining the size of these annual equity grants, the LDCC considered the retention value of existing awards held by our named executive officers (taking into account option exercise prices and the prevailing market value of our common stock), the executives’ overall compensation packages, practice at peer companies and the responsibilities, performance, anticipated future contributions and retention risk of our named executive officers.
For 2018, we are targeting the 50th percentile of our competitive market for total cash compensation and between the 50th – 75th percentile of our competitive market (subject to company performance and affordability) for equity compensation, as determined based on the Peer Group, supplemented by data from relevant industry surveys, which approach the LDCC approved in September 2017.
2017 Compensation
Background.   In designing the compensation program and making decisions for our executive officers for 2017, the Committee sought to balance achievement of critical operational goals with retention of key personnel, including our executive officers. Accordingly, the Committee focused in particular on providing a strong equity compensation program in order to provide strong retention incentives through challenging periods. It also focused on cash management in setting target total cash compensation (and associated salary and bonus target levels) for our executive officers. Another key theme for 2017 was establishing strong incentives to drive our performance, including continued emphasis on company performance goals over individual goals in the 2017 cash bonus plan and on equity compensation for longer-term upside potential and sharing in company growth.
Base Salaries.   In April, May and June 2017, the LDCC reviewed the base salaries, bonus targets and target total cash compensation of our executive officers against the Peer Group, as supplemented by relevant industry survey data, and, as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation — Base Salary,” approved (i) effective April 1, 2017, an increase to the base salary for Dr. Cherry from $358,750 to $375,000 and an increase to the base salary for Ms. Valiasek from $350,000 to $420,000 and (i) effective June 1, 2017, an increase to the base salary for our CEO from $550,000 to $600,000. The base salaries for Mr. Alvarez and Ms. Kelsey of  $400,000 and $395,000, respectively, were set by their respective employment offer letters.
Cash Bonuses.   The LDCC adopted a 2017 cash bonus plan for our executive officers in March 2017. Under the plan, our executive officers were eligible for bonuses based on the achievement of company metrics for each quarter in 2017, with a portion of their target bonus allocated to annual company and individual performance. The 2017 cash bonus plan was intended to provide a balanced focus on both our long-term strategic goals and shorter-term quarterly operational goals. The 2017 cash bonus plan provided for funding and payout of cash bonus awards based on our quarterly and annual performance during 2017 under pre-established metrics set by the LDCC for each quarter and for the year. Payouts, if any, under the 2017 cash bonus plan were made following a review of our results and performance each quarter and, for the annual component, a review occurred in February 2018 with respect to the annual performance of the company as well as each individual’s performance. The 2017 cash bonus plan provided for a 50% weighting for quarterly achievement (with each quarter worth 12.5% of the total bonus fund for the year) and 50% for full year 2017 achievement.
The total funding possible under the 2017 cash bonus plan was based on a cash value (or the “target bonus fund”) determined by the executive officers’ target bonus levels. In May 2017, the LDCC reviewed our executive officers’ bonus targets as part of its review of target total cash compensation for similar roles among executive officers at companies in the Peer Group, as supplemented by relevant industry survey data, and, as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation — Cash Bonuses,” approved, effective April 1, 2017, increases to the target bonus levels for our executive officers, including our CEO (from 80% to 100% of annual base salary), Ms. Valiasek (from 33% to 40% of annual base salary) and Dr. Cherry (from approximately 35% to 50% of annual base salary). As a result of such increases, target bonus levels for the executive officers in 2017 varied by individual, but were generally set between 40% and 50% of their annual base salary, other than for our CEO, whose target bonus level was set at 100% of his annual base salary. The target bonus levels for Mr. Alvarez and Ms. Kelsey of 100% and 40% of annual base salary, respectively, were set by their respective employment offer letters.
The quarterly and annual funding of the 2017 cash bonus plan was based on achievement of the following company performance metrics for each quarter during 2017 (as determined by the LDCC and, in the case of quarterly funding, as applicable for the quarter based on our operating plan): GAAP revenue (weighted 40%), technical milestone dollars received (weighted 30%), cash production costs at the company’s plant located in Brotas, Brazil (weighted 15%) and cash operating expenditures (weighted 15%). For each quarterly period and for the annual period under the 2017 cash bonus plan, “threshold,” “target” and “superior” performance levels were set for each performance metric, which performance levels were intended to capture the relative difficulty of achievement of that metric.
If we did not achieve at least a 70% weighted average achievement level of the performance metrics described above that achieved at least the “threshold” performance level for a given bonus plan period (the “funding threshold”), no funding would occur for such period. If we achieved at least the funding threshold level, 70% funding would occur. For a weighted average achievement between the funding threshold level and “target” level, a pro rata increase in funding would occur up to 100% of the target bonus fund allocated to such period. For weighted average achievement above the target level, an increase in funding of 2.5% for every 1% above target performance would occur up to, for the quarterly funding, 125% of the target bonus fund for such quarter, and for the annual funding, 150% of the annual target bonus fund.
Any payouts for the quarterly bonus periods would be the same as the funded level (provided the recipient met eligibility requirements through the payout date), and would be subject to a cap of 100% of the allocated quarterly target bonus fund. Any funding in excess of 100% of the allocated quarterly target bonus fund would not be paid out, and instead would be allocable to the annual bonus fund. Excess quarterly funding not paid, but added to the annual bonus fund, is in addition to the annual bonus fund maximum of 150% of the annual target bonus fund. Payouts for the annual bonus period would be made from the aggregate funded amount in the discretion of the Committee based on company and individual performance, and could range from 0% to 200% of an individual’s funded amount for the annual bonus period (including any excess quarterly funding). The Committee chose to emphasize company performance goals for the quarterly and annual bonus plan periods given the critical importance of our short term strategic goals, but also to retain reasonable incentives and rewards for exceptional individual performance, recognizing the value of such incentives and rewards to our operational performance and to individual retention. For 2017, the LDCC set the following target bonus levels for our named executive officers:
Name	Target Bonus ($)
John Melo(1)(2)	554,166
Kathleen Valiasek(3)(4)(5)	154,876
Joel Cherry(6)(7)	172,127
Eduardo Alvarez(8)	91,026
Nicole Kelsey(9)	63,504
Raffi Asadorian(10)	—

(1)
Mr. Melo’s target bonus level was increased from 80% to 100% of annual base salary effective April 1, 2017.

(2)
Mr. Melo’s annual base salary was increased from $550,000 to $600,000 effective June 1, 2017.

(3)
Ms. Valiasek joined the company as Chief Financial Officer effective January 4, 2017.

(4)
Ms. Valiasek’s target bonus level was increased from 33% to 40% of annual base salary effective April 1, 2017.

(5)
Ms. Valiasek’s annual base salary was increased from $350,000 to $420,000 effective April 1, 2017.

(6)
Dr. Cherry’s target bonus level was increased from 35% to 50% of annual base salary effective April 1, 2017.

(7)
Dr. Cherry’s annual base salary was increased from $358,750 to $375,000 effective April 1, 2017.

(8)
Mr. Alvarez joined the company as Chief Operating Officer effective October 16, 2017.

(9)
Ms. Kelsey joined the company as General Counsel and Secretary effective August 7, 2017.

(10)
Mr. Asadorian resigned as our Chief Financial Officer effective January 4, 2017 and was not assigned a target bonus for 2017.

Based on the foregoing bonus plan structure, individual bonuses were awarded each quarter based on the LDCC’s assessment of company achievement, and with respect to the annual bonus, the LDCC’s assessment of company achievement as well as each executive officer’s contributions to such achievement, his or her progress toward achieving his or her individual goals, and his or her demonstrating our core values. Actual payment of any bonuses with respect to 2017 remained subject to the final discretion of the Committee, which may exercise only negative discretion.
Company Performance Goals.   Each quarter, company performance was measured and weighted against targets established for GAAP revenues, technical milestone dollars received, production costs and cash operating expenditures. The quarterly and annual weighting and achievement for each metric are described below.
These targets were initially discussed with our Board and the LDCC through the second half of 2016 and adopted in final form in March 2017. The targets were subsequently discussed and evaluated each quarter in 2017 and in February 2018 based on quarterly and annual performance (in February 2018, the LDCC discussed and evaluated the fourth quarter as well as the full year 2017 results) and continued development of our business and operating plans for 2017 and beyond. The specific goals comprising the targets were both qualitative and quantitative, and achievement levels were to be determined in the discretion of the LDCC following each period under the 2017 cash bonus plan.
Degree of Difficulty in Achieving Performance Goals.   The LDCC considered the likelihood of achievement when recommending and approving, respectively, the company and individual performance goals and bonus plan structures for each of the 2017 cash bonus plan periods, but it did not undertake a detailed statistical analysis of the difficulty of achievement of each measure. For 2017, the Committee considered the 70% weighted average achievement level to be attainable with normal effort, 100% to be challenging but achievable with significant effort, requiring circumstances to align as predicted, and any amounts in excess of 100% to be difficult to achieve, requiring additional sources of revenue, breakthroughs in technology, manufacturing operations, process development or business development, and exceptional levels of effort on the part of the executive team, as well as favorable external conditions.

2017 Quarterly and Annual Bonus Plan Funding and Award Decisions.   In each of May 2017, August 2017, November 2017 and February 2018, the LDCC determined that our quarterly and annual performance goals were achieved as follows:
Company Performance Goal	Weight	Weighted Achievement Level	Funding Level
Q1
GAAP Revenue	40%	40.6%
Technical Milestone Dollars	30%	31.9%
Brotas Cash Production Costs	15%	0%
Cash Opex	15%	15.1%
Total Q1	100.0%	87.5%	87.5%
Q2
GAAP Revenue	40%	43.6%
Technical Milestone Dollars	30%	38.7%
Brotas Cash Production Costs	15%	12.1%
Cash Opex	15%	14.8%
Total Q2	100.0%	109.2%	100.0%(1)
Q3
GAAP Revenue	40%	49.8%
Technical Milestone Dollars	30%	34.6%
Brotas Cash Production Costs	15%	4.2%
Cash Opex	15%	14.0%
Total Q3	100.0%	102.6%	100.0%(2)
Q4
GAAP Revenue	40%	46.1%
Technical Milestone Dollars	30%	32.8%
Brotas Cash Production Costs	15%	12.2%
Cash Opex	15%	14.8%
Total Q4	100.0%	105.8%	100.0%(3)
ANNUAL
GAAP Revenue	40%	49.7%
Technical Milestone Dollars	30%	34.1%
Brotas Cash Production Costs	15%	2.0%
Cash Opex	15%	14.7%
Total Annual	100.0%	100.4%	101.0%(4)

(1)
Excess Q2 funding was allocated to the Annual Period as carryover.

(2)
Excess Q3 funding was allocated to the Annual Period as carryover.

(3)
Excess Q4 funding was allocated to the Annual Period as carryover.

(4)
Plus excess Q2, Q3 and Q4 funding carryover.

Individual Performance Goals.
For the portion of the 2017 cash bonus plan tied to individual performance, the Committee considered several factors, including the following:
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For our CEO, the achievement of growing GAAP revenue, meeting technical targets, developing efficient, stable and predictable manufacturing operations, managing operating expenses, improving employee engagement, maintaining a safe work environment, executive leadership and living our values.

•
For Ms. Valiasek, the achievement of obtaining financing to support our operations, meeting quarterly financial targets, developing plans for reducing the cost of goods sold, supporting operating expense planning and execution, improving finance department performance, improving enterprise resource planning systems, executive leadership and living our values.

•
For Dr. Cherry, the achievement of assisting in developing new technology projects, managing operating expenses, successfully expanding our technology platforms, operationalizing workflows between company projects, meeting technical targets, executive leadership and living our values.

For Mr. Alvarez and Ms. Kelsey, since they did not join us until the second half of 2017, the Committee considered their performance and contributions during their time with the company in 2017.
The Committee considered a variety of factors in determining, in its discretion, to award payouts under the 2017 cash bonus plan. In addition to the levels of company achievement (for the quarterly and annual portions) and individual performance (for the annual portion) categories, the Committee considered our cash needs as well as the level of performance of each named executive officer in achieving company results and their respective assigned individual goals. Based on the foregoing, and taking into account the factors described above, the Committee approved the following cash bonus awards under the 2017 cash bonus plan:
Name	2017 Cumulative Quarterly Bonus Payouts ($)	2017 Annual Portion Bonus Payout ($)	2017 Aggregate Annual and Quarterly Bonus Payouts ($)	Annual Bonus Target ($)	2017 Actual Bonus Earned as a % of Target Bonus
John Melo	270,052	311,896	581,948	554,166	105.0
Kathleen Valiasek	75,633	87,452	163,085	154,876	105.3
Joel Cherry	84,095	97,236	181,331	172,127	105.3
Eduardo Alvarez(1)	45,513	45,513	91,026	91,026	100.0
Nicole Kelsey(2)	31,752	35,713	67,465	63,504	106.2
Raffi Asadorian(3)	—	—	—	—	—

(1)
Mr. Alvarez joined us as Chief Operating Officer effective October 16, 2017. Accordingly, he was not eligible for the bonuses paid for the first, second or third quarters of 2017.

(2)
Ms. Kelsey joined the company as General Counsel and Secretary effective August 7, 2017. Accordingly, she was not eligible for the bonuses paid for the first or second quarters of 2017.

(3)
Mr. Asadorian resigned as our Chief Financial Officer effective January 4, 2017 and, therefore, was not eligible to receive a bonus in 2017.

We believe that the payment of these awards was appropriate because the 2017 cash bonus plan appropriately held our named executive officers accountable for achievement of company and individual goals, and the payouts were reasonable and appropriate in light of our progress towards our business objectives.
Discretionary Cash Bonuses.   In addition to the cash bonus payments under the 2017 cash bonus plan, in 2017 the LDCC approved certain discretionary cash bonuses to our CEO and Ms. Valiasek in recognition of their exceptional individual performance. In May 2017, the LDCC approved a discretionary cash bonus for our CEO in the amount of  $300,000 in recognition of his efforts in securing additional financing for us. In September 2017, the LDCC approved a discretionary cash bonus for Ms. Valiasek in the amount of $45,000 in recognition of her work in assisting in the transition to a new independent registered public accounting firm. In November 2017, the LDCC approved a discretionary cash bonus for our CEO in the amount of  $200,000 in recognition of his efforts in arranging for the sale of our manufacturing facility in Brazil and related transactions, which bonus was subject to repayment in the event that the sale of the manufacturing facility and related transactions did not close by March 1, 2018. The sale of our manufacturing facility in Brazil and related transactions closed on December 28, 2017.
Further, in June 2017, the LDCC approved a discretionary cash bonus for our CEO in the amount of $140,000 in recognition of the value lost on the voiding of certain equity awards granted to him in November 2015 that, when aggregated with other equity awards granted to him in 2015, inadvertently exceeded the annual per-participant award limit contained in the 2010 EIP. Please refer to the “Outstanding Equity Awards as of December 31, 2017” table below for more information regarding the voided awards and “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan” in this Proxy Statement for more information regarding the 2010 EIP and proposed amendments thereto being submitted for approval by our stockholders at the annual meeting, including with respect to the annual per-participant award limit thereunder.
Equity Awards.   In May 2017, the LDCC approved annual equity awards for Ms. Valiasek and Dr. Cherry, and in June 2017 the LDCC approved annual equity awards for our CEO (collectively, the “focal awards”). In addition, the LDCC approved equity awards for Ms. Valiasek, Mr. Alvarez and Ms. Kelsey in connection with their hiring in January 2017, October 2017 and August 2017, respectively (collectively, the “new hire awards”). The focal awards and new hire awards consisted of the option and RSU awards set forth in the “Grants of Plan-Based Awards in 2017” table below.
The LDCC determined the allocation of equity awards between options and RSUs after consultation with Compensia, in evaluating the practices of our competitive market (including the Peer Group) and in consultation with management, taking into consideration, among other things, the appropriate balance between rewarding previous performance, retention objectives, upside value potential tied to our and the executive officer’s future performance and the mix of the executive officer’s current equity holdings.
With respect to the focal awards, the size of the awards varied among the applicable named executive officers based on the value of unvested equity awards already held by him or her, his or her relative contributions during 2016 and anticipated levels of responsibility for key corporate objectives in 2017. Notwithstanding our target of the 75th percentile or above of our competitive market for equity compensation, due to dilution constraints the focal awards fell below the 25th percentile of our competitive market.
With respect to the new hire awards, the size and vesting terms of the awards varied among the applicable named executive officers based on target equity compensation, as determined based on our competitive market (including the Peer Group), and anticipated levels of responsibility for key corporate objectives in 2017 and in subsequent years.
Please see the “Grants of Plan-Based Awards in 2017” table below for more information regarding the award types and sizes, grant dates, exercise prices and vesting schedules of the focal and new hire awards.
In addition, in connection with the hiring of Mr. Alvarez in October 2017, we agreed, subject to the prior approval by our Board and our stockholders, which approval is being sought at the annual meeting, and implementation, of an amendment to the company’s 2010 Equity Incentive Plan to increase the maximum number of shares that any employee may receive in any calendar year under the 2010 EIP pursuant to the grant of awards to at least 250,000 shares, to grant Mr. Alvarez an award of 250,000 restricted stock units (the “Alvarez 2018 Award”) on or before the earlier of  (i) July 1, 2018 and (ii) our entering into a definitive agreement relating to a proposed change of control (as defined in the Severance Plan (as defined below)). The Alvarez 2018 Award, if granted, would fully vest on October 1, 2019. In the event that the number of shares authorized under the 2010 EIP is insufficient to enable us to grant the full Alvarez 2018 Award to Mr. Alvarez on or before the award deadline, then we will grant to Mr. Alvarez a cash-based incentive award designed to provide him with a cash payment on October 1, 2019 (the “Date of

Determination”) equal to the value Mr. Alvarez would have been entitled to receive if the full Alvarez 2018 Award had been granted, less the value of any portion of the Alvarez 2018 Award actually granted to Mr. Alvarez, in each case measured as of the Date of Determination, which cash-based award would fully vest on the Date of Determination. For more information regarding the 2010 EIP and amendments thereto being proposed for approval at the annual meeting, see “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan” in this Proxy Statement.
Severance Plan.   In November 2013, the LDCC adopted the Amyris, Inc. Executive Severance Plan (or the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016 and May 2017, the LDCC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal term in November 2017, respectively. The LDCC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. All continuing named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. The benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards. The terms of the Severance Plan, including the potential amounts payable under the Severance Plan and related defined terms, are described in detail below under “Potential Payments upon Termination and upon Termination Following a Change in Control.” Mr. Asadorian received certain benefits under the Severance Plan in connection with his separation in January 2017, as described below. In addition, Mr. Alvarez’s participation agreement provides that in the event that following the grant and prior to full vesting of Mr. Alvarez’s new hire awards and the Alvarez 2018 Award (including the cash-based award, if any) (collectively, the “Alvarez Equity Awards”), Mr. Alvarez’s employment terminates in circumstances entitling him to severance benefits under the Severance Plan (whether before or after a change of control (as defined in the Severance Plan)) (a “Qualifying Termination”), then upon such Qualifying Termination the vesting and exercisability of each Alvarez Equity Award will be automatically accelerated in full and the forfeiture provisions and/or company right of repurchase of each Alvarez Equity Award will automatically lapse accordingly, with the amount of the cash-based award, if any, to be determined as of the date of the Qualifying Termination (with the Date of Determination deemed to be the date of such Qualifying Termination for such purpose).
We believe that the Severance Plan appropriately balances our need to offer a competitive level of severance protection to our executive officers and to induce them to remain in our employ through the potentially disruptive conditions that may exist around the time of a change in control, while not unduly rewarding executive officers for a termination of their employment.
Other Executive Benefits and Perquisites.   We provide the following benefits to our executive officers on the same basis as other eligible employees:
•
health insurance;

•
vacation, personal holidays and sick days;

•
life insurance and supplemental life insurance;

•
short-term and long-term disability; and

•
a Section 401(k) plan with an employer matching contribution.

We believe that these benefits are generally consistent with those offered by other companies with which we compete for executive talent.
Some of the executive officers whom we have hired, including Mr. Asadorian, Mr. Alvarez and Ms. Kelsey, held positions in locations outside of Northern California at the time they agreed to join us. We have agreed in these instances to pay certain relocation and travel expenses to these executive officers, including housing and rental car expenses. The amounts of relocation and travel expenses paid to our named executive officers are included in the “All Other Compensation” column of the “Summary

Compensation Table” below and the associated footnotes. Given the high cost of living in the San Francisco Bay Area relative to most other metropolitan areas in the United States, we believe that for us not to be limited to hiring executives located near our headquarters in Emeryville, California, we must be willing to offer to pay an agreed upon amount of relocation costs.
Other Compensation Practices and Policies.   The following additional compensation practices and policies apply to our executive officers in 2017:
Timing of Equity Awards.   The timing of equity awards has been determined by our Board or the LDCC based on our Board’s or the LDCC’s view at the time regarding the adequacy of executive equity interests in us for purposes of retention and motivation.
In November 2017, our Board ratified our existing policy regarding equity award grant dates, fixing grant dates in an effort to ensure the integrity of the equity award granting process. This policy took effect beginning with equity awards granted after the original adoption of the policy in March 2011. Under the policy, equity awards are generally granted on the following schedule:
•
For equity awards to ongoing employees, the grant date is set as the first business day of the week following the week in which the award is approved; and

•
For equity awards to new hires, the grant date is set as the first business day of the week following the later of the week in which the award is approved or the week in which the new hire commences his or her employment.

Tax Considerations.   Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of  $1 million paid for any fiscal year to their chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to their stockholders under the Securities Exchange Act of 1934 because they are our most highly-compensated executive officers. Remuneration in excess of $1 million is exempt from this deduction limit if it qualifies as “performance-based compensation” within the meaning of Section 162(m) with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017.
To date, the Committee has not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. However, the 2010 EIP includes various provisions designed to allow us to qualify stock options and other equity awards as “performance-based compensation” under Section 162(m), including a limitation on the maximum number of shares subject to awards that may be granted to an individual under the 2010 EIP in any one year. Among other requirements, for certain awards granted under the 2010 EIP to qualify as fully deductible performance-based compensation under Section 162(m), our stockholders were required to re-approve the 2010 EIP on or before the first annual meeting of stockholders at which directors were to be elected that occurred after the close of the third calendar year following the calendar year of our initial public offering. We sought and received such approval at our 2012 annual meeting of stockholders. Section 162(m) also requires re-approval of the 2010 EIP by stockholders after five years if the compensation committee has retained discretion to select the criteria used to set performance goals under the 2010 EIP from year to year. The 2010 EIP permits the LDCC to choose from among several objective performance measures as the basis for the granting and/or vesting of  “performance-based” equity compensation under the 2010 EIP. Accordingly, we sought and received such approval at our 2017 annual meeting of stockholders.
The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of  $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The LDCC cannot determine with certainty how the deduction limit of Section 162(m) may impact our executive compensation programs in future years. While the LDCC has not adopted a formal policy regarding tax deductibility of the compensation paid to our executive officers, tax deductibility under Section 162(m) is a factor in its compensation deliberations. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief for certain arrangements in place as of November 2, 2017 under the legislation repealing

Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. The LDCC seeks to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and therefore may, in its discretion, authorize compensation payments that do not consider the deductibility limit imposed by Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and to be in the best interests of the company and our stockholders. Accordingly, we expect that a portion of our future cash compensation and equity awards to our executive officers will not be deductible under Section 162(m).
Compensation Recovery Policy.   We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our Board or the LDCC would evaluate whether adjustments or recoveries of awards were appropriate based upon the facts and circumstances surrounding the restatement or other adjustment. We anticipate that our Board or the LDCC will adopt a policy regarding restatements in the future based on anticipated SEC and NASDAQ regulations requiring listed companies to have a policy that requires repayment of incentive compensation that was paid to current or former executive officers in the three fiscal years preceding any restatement due to material noncompliance with financial reporting requirements.
Stock Ownership Policy.   We have not established stock ownership or similar guidelines with regard to our executive officers. All of our executive officers currently have a direct or indirect, through their stock option holdings, equity interest in our company and we believe that they regard the potential returns from these interests as a significant element of their potential compensation for services to us.
Insider Trading Policy and Hedging Prohibition.   We have an Insider Trading Policy that, among other things, prohibits our employees, officers and directors from trading in our securities while in possession of material, non-public information. In addition, under our Insider Trading Policy, our employees, officers and directors may not acquire, sell or trade in any interest or position relating to the future price of our securities (such as a put option, a call option or a short sale).
Leadership Development and Compensation Committee Report*
The Leadership Development and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this Proxy Statement. Based on this review and discussion, the Leadership Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Amyris, Inc. Leadership Development and Compensation Committee of the Board
Carole Piwnica (Chair)
Patrick Yang

*
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Amyris under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers in 2017 and, where the individual was a named executive officer for the relevant prior year, 2016 and 2015.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
John Melo President and Chief Executive Officer	2017	579,167(3)	640,000(4)	147,465	43,930	581,948	934(5)	1,993,444
	2016	550,000	—	250,750	162,350	333,056	468(6)	1,296,624
	2015	550,000	—	1,322,000	1,036,275	272,234	758(7)	3,181,267
Raffi Asadorian Former Chief Financial Officer	2017	24,586(8)	—	—	—	—	445,300(9)	469,886
	2016	450,000		59,000	76,400	28,519	5,768(10)	619,687
	2015	445,096(11)		350,000	340,890	68,362	57,740(12)	1,262,088
Kathleen Valiasek Chief Financial Officer	2017	398,686(13)(14)	45,000(15)	137,623	126,996	163,085	4,310(16)	875,700
Joel Cherry President, Research and Development	2017	370,937(17)	—	118,718	35,489	181,331	7,500(18)	713,975
	2016	358,750	—	118,000	76,400	93,256	7,760(19)	654,166
	2015	358,750	—	336,628	261,173	78,024	7,760(19)	1,042,335
Eduardo Alvarez Chief Operating Officer	2017	91,026(20)	—	202,300	62,886	91,026	396(21)	447,634
Nicole Kelsey General Counsel and Secretary	2017	158,760(22)	—	52,290	17,077	67,465	237,570(23)	533,162

(1)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of  “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. See the “Grants of Plan-Based Awards in 2017” table for additional information regarding stock and option awards granted to our named executive officers in 2017. These amounts do not correspond to the actual value that may be recognized by our named executive officers.

(2)
As required under applicable rules of the Securities and Exchange Commission, payments under our 2017 cash bonus plan are included in the column entitled “Non-Equity Incentive Plan Compensation,” as they were based upon the satisfaction of pre-established performance targets, the outcome of which was substantially uncertain.

(3)
Mr. Melo’s annual base salary was increased from $550,000 to $600,000 effective June 1, 2017.

(4)
Includes certain discretionary cash bonuses paid to Mr. Melo in an aggregate amount of  $500,000 in recognition of exceptional individual performance, as well as a discretionary cash bonus paid to Mr. Melo in the amount of  $140,000 in recognition of the value lost on the voiding of certain equity awards granted to him in November 2015 that, when aggregated with other equity awards granted to him in 2015, inadvertently exceeded the annual per-participant award limit contained in the 2010 EIP. Please refer to the “Outstanding Equity Awards as of December 31, 2017” table below for more information regarding the voided awards and “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan” in this Proxy Statement for more information regarding the 2010 EIP and proposed amendments thereto being submitted for approval by our stockholders at the annual meeting, including with respect to the annual per-participant award limit thereunder.

(5)
Includes $934 for taxes associated with long term disability insurance premiums.

(6)
Includes $468 for taxes associated with long term disability insurance premiums.

(7)
Includes $758 for taxes associated with long term disability insurance premiums.

(8)
Mr. Asadorian resigned as our Chief Financial Officer effective January 4, 2017. The amount shown in the “Salary” column for 2017 represents a partial year’s salary (including accrued paid time off) based on his January 4, 2017 departure date.

(9)
Includes $444,808 for payments pursuant to our Executive Severance Plan (see “Potential Payments upon Termination and upon Termination Following a Change in Control” below for more information regarding benefits under our Executive Severance Plan) and $492 for Section 401(k) plan employer matching contribution.

(10)
Includes $5,300 for Section 401(k) plan employer matching contribution and $468 for taxes associated with long term disability insurance premiums.

(11)
Mr. Asadorian joined us on January 6, 2015. The amount shown in the “Salary” column for 2015 represents a partial year’s salary based on his January 6, 2015 start date.

(12)
Includes $53,842 for relocation stipend in connection with Mr. Asadorian’s relocation to our headquarters in Emeryville, California and $3,898 for Section 401(k) plan employer matching contribution.

(13)
Ms. Valiasek joined us on January 4, 2017. The amount shown in the “Salary” column for 2017 represents a partial year’s salary based on her January 4, 2017 start date.

(14)
Ms. Valiasek’s annual base salary was increased from $350,000 to $420,000 effective April 1, 2017.

(15)
Includes a discretionary cash bonus paid to Ms. Valiasek in the amount of  $45,000 in recognition of exceptional individual performance.

(16)
Includes $4,310 for Section 401(k) plan employer matching contribution.

(17)
Dr. Cherry’s annual base salary was increased from $358,750 to $375,000 effective April 1, 2017.

(18)
Includes $5,400 for Section 401(k) plan employer matching contribution, $1,080 as a stipend for waiving medical benefits and $1,020 reimbursement for commuting expenses.

(19)
Includes $5,300 for Section 401(k) plan employer matching contribution, $1,440 as a stipend for waiving medical benefits and $1,020 reimbursement for commuting expenses.

(20)
Mr. Alvarez joined us on October 16, 2017. The amount shown in the “Salary” column for 2017 represents a partial year’s salary based on his October 16, 2017 start date.

(21)
Includes $240 as a stipend for waiving medical benefits and $156 for taxes associated with long term disability insurance premiums.

(22)
Ms. Kelsey joined us on August 7, 2017. The amount shown in the “Salary” column for 2017 represents a partial year’s salary based on her August 7, 2017 start date.

(23)
Includes $178,976 for relocation stipend in connection with Ms. Kelsey’s relocation to our headquarters in Emeryville, California, $55,961 reimbursement for temporary housing and rental car expenses and $2,633 for Section 401(k) plan employer matching contribution.

Grants of Plan-Based Awards in 2017
The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2017 to our named executive officers.
Name	Grant Date(1)	Approval Date of Grant(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(4)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
John Melo	—	—	267,625	373,250	948,582	—	—	—	—
John Melo	06/12/2017	06/06/2017	—	—	—	46,666(8)	—	—	147,465
John Melo	06/12/2017	06/06/2017	—	—	—	—	20,000(9)	3.16	43,930
Kathleen Valiasek	—	—	75,102	104,633	265,704	—	—	—	—
Kathleen Valiasek	01/17/2017	01/10/2017	—	—	—	11,133(10)	—	—	115,227
Kathleen Valiasek	01/17/2017	01/10/2017	—	—	—	—	16,666(11)	10.35	120,300
Kathleen Valiasek	05/15/2017	05/11/2017	—	—	—	4,666(8)	—	—	22,397
Kathleen Valiasek	05/15/2017	05/11/2017	—	—	—	—	2,000(9)	4.80	6,696
Joel Cherry	—	—	83,565	116,415	295,455	—	—	—	—
Joel Cherry	05/15/2017	05/11/2017	—	—	—	24,733(8)	—	—	118,718
Joel Cherry	05/15/2017	05/11/2017	—	—	—	—	10,600(9)	4.80	35,489
Eduardo Alvarez	—	—	63,718	91,026	182,052	—	—	—	—
Eduardo Alvarez	10/23/2017	10/18/2017	—	—	—	70,000(12)	—	—	202,300
Eduardo Alvarez	10/23/2017	10/18/2017	—	—	—	—	30,000(13)	2.89	62,886
Nicole Kelsey	—	—	36,832	52,282	116,566	—	—	—	—
Nicole Kelsey	08/14/2017	08/10/2017	—	—	—	21,000(14)	—	—	52,290
Nicole Kelsey	08/14/2017	08/10/2017	—	—	—	—	9,000(15)	2.49	17,077
Raffi Asadorian(16)	—	—	—	—	—	—	—	—	—

(1)
Our Board has adopted a policy regarding the grant date of equity awards under which the grant date of equity awards generally would be, for awards to ongoing employees, the first business day of the week following the week in which the award was approved by the LDCC or, for new hire awards, the first business day of the week following the later of the week in which the award is approved by the LDCC or the week in which the new hire commences his or her employment.

(2)
In March 2017, the LDCC approved a non-equity incentive plan upon which the eligibility amounts reported under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” were based. The terms of the plan and actual amounts paid out under the plan are discussed above in this Proxy Statement under “Executive Compensation — Compensation Discussion and Analysis — 2017 Compensation — Cash Bonuses” and the amounts paid out under the plan are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. The estimated possible payouts as of December 31, 2017 shown in this table reflect the potential incentive awards that could have been paid for the fourth quarter and annual period of 2017 at the threshold, target and maximum levels for each individual. Mr. Asadorian was not eligible to participate in the plan because he resigned as our Chief Financial Officer effective January 4, 2017.

(3)
Amounts in this column represent RSUs granted under the 2010 EIP. Mr. Asadorian was not granted any RSUs in 2017.

(4)
On June 5, 2017, we effected a 1 for 15 reverse stock split of our common stock, par value $0.0001 per share. Unless otherwise noted, all common stock share quantities and per share amounts (such as stock option exercise prices) presented in this Proxy Statement relating to transactions and events occurring prior to the reverse stock split have been retroactively adjusted for the reverse stock split as if the reverse stock split had occurred prior to such transaction or event. Certain share amounts may be slightly different from previously reported due to rounding of fractional shares as a result of the reverse stock split.

(5)
Amounts in this column represent stock options granted under the 2010 EIP. Mr. Asadorian was not granted any options in 2017.

(6)
The exercise price per share of the stock options listed in the table above is the closing price of our common stock on NASDAQ on the Grant Date, which represents the fair value of our common stock on the same date. RSU awards do not have any exercise price.

(7)
Reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of  “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(8)
These RSUs have a three-year vesting schedule from a vesting commencement date of May 1, 2017, with one third of the units vesting annually, subject to continued service through each vesting date. Such restricted stock units are subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(9)
These stock options have a four-year vesting schedule from a vesting commencement date of May 1, 2017, with 25% of the shares subject to the stock options vesting on the first anniversary of the vesting commencement date, and 1/48th of the shares subject to the stock options vesting each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date. Such stock options are subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(10)
These RSUs have a three-year vesting schedule from a vesting commencement date of January 1, 2017, with one third of the units vesting annually, subject to continued service through each vesting date. Such restricted stock units are subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(11)
These stock options have a four-year vesting schedule from a vesting commencement date of January 4, 2017, with 20% of the shares subject to the stock options vesting on July 4, 2017, 20% of the shares subject to the stock options vesting on January 4, 2018, and 1/60th of the shares subject to the stock options vesting each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date. Such stock options are subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(12)
These RSUs have a two-year vesting schedule from a vesting commencement date of October 1, 2017, with one half of the units vesting annually, subject to continued service through each vesting date. Such restricted stock units are subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(13)
These stock options have a two-year vesting schedule from a vesting commencement date of October 16, 2017, with 25% of the shares subject to the stock options vesting on the first anniversary of the vesting commencement date, and 1/16th of the shares subject to the stock options vesting each month thereafter until the second anniversary of the vesting commencement date, subject to continued service through each vesting date. Such stock options are subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(14)
These RSUs have a three-year vesting schedule from a vesting commencement date of August 1, 2017, with one third of the units vesting annually, subject to continued service through each vesting date.

Such restricted stock units are subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”
(15)
These stock options have a four-year vesting schedule from a vesting commencement date of August 7, 2017, with 50% of the shares subject to the stock options vesting on the first anniversary of the vesting commencement date, and 1/72nd of the shares subject to the stock options vesting each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date. Such stock options are subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(16)
Mr. Asadorian resigned as our Chief Financial Officer effective January 4, 2017. Mr. Asadorian was not granted any plan-based awards in 2017.

In addition, to the restricted stock unit and stock option awards listed in the table above, in connection with the hiring of Mr. Alvarez in October 2017, we agreed, subject to the prior approval by the Board and our stockholders, which approval is being sought at the annual meeting, and implementation, of an amendment to the 2010 EIP to increase the maximum number of shares that any employee may receive in any calendar year under the 2010 EIP pursuant to the grant of awards to at least 250,000 shares, to grant Mr. Alvarez an award of 250,000 restricted stock units (the “Alvarez 2018 Award”) on or before the earlier of  (i) July 1, 2018 and (ii) our entering into a definitive agreement relating to a proposed change of control (as defined in the company’s Executive Severance Plan). The Alvarez 2018 Award, if granted, would fully vest on October 1, 2019. In the event that the number of shares authorized under the 2010 EIP is insufficient to enable us to grant the full Alvarez 2018 Award to Mr. Alvarez on or before the award deadline, then we will grant to Mr. Alvarez a cash-based incentive award designed to provide him with a cash payment on October 1, 2019 (the “Date of Determination”) equal to the value Mr. Alvarez would have been entitled to receive if the full Alvarez 2018 Award had been granted, less the value of any portion of the Alvarez 2018 Award actually granted to Mr. Alvarez, in each case measured as of the Date of Determination, which cash-based award would fully vest on the Date of Determination. For more information regarding the 2010 EIP and amendments thereto being proposed for approval at the annual meeting, see “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan” in this Proxy Statement. The Alvarez 2018 Award would be subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control,” with the amount of the cash-based award, if any, to be determined as of the date of the termination (with the Date of Determination deemed to be the date of such termination for such purpose).
Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables
The material terms of our named executive officers’ annual compensation, including base salaries, discretionary cash bonuses, our equity award granting practices and severance benefits and explanations of compensation decisions for cash and equity compensation during 2017 are described above under “Compensation Discussion and Analysis.” As noted below under “Agreements with Executive Officers,” except for certain terms contained in their employment offer letters, equity award agreements and participation agreements entered into in connection with our Executive Severance Plan, none of our named executive officers has entered into a written employment agreement with us.
2018 Bonus Plan
In February 2018, the LDCC approved a 2018 cash bonus plan (or the “2018 Bonus Plan”) that included the cash bonus plan for our executive officers. The 2018 Bonus Plan provides the following structure for our executive officers, including the continuing named executive officers set forth in this Proxy Statement:
•
General Structure.   The 2018 Bonus Plan provides for funding and payout of cash bonus awards based on quarterly and annual performance during 2018. The total potential funding of the 2018 Bonus Plan for each bonus period is based on our performance under certain metrics set by the

Committee for each quarter and for the year. Payouts under the 2018 Bonus Plan would occur following a review of our results and performance for each quarter and for the year and the executive officers’ individual performance results at the end of the year.
•
Funding Target Levels and Performance Metrics.   The total funding possible under the 2018 Bonus Plan is based on a cash value (the “Target Bonus Fund”) determined by the executive officers’ target bonus levels. Target bonus levels for our executive officers vary by officer, but are generally set between 40% and 100% of annual base salary. The aggregate amount of these target bonuses are the basis for the total funding of the 2018 Bonus Plan. The quarterly and annual funding of the 2018 Bonus Plan is based on achievement of the following company performance metrics for each quarter during 2018 (as determined by the Committee and, in the case of quarterly funding, as applicable for the quarter based on Amyris’s operating plan): GAAP revenue (weighted 50%) and gross margin (weighted 50%). For each quarterly period and for the annual period of the 2018 Bonus Plan, “threshold,” “target” and “superior” performance levels are set for each performance metric, which performance levels are intended to capture the relative difficulty of achievement of that metric.

•
Funding Calculation.   For each of the four quarterly periods of the 2018 Bonus Plan, the 2018 Bonus Plan allocates 12.5% of the total Target Bonus Fund. For the annual period of the 2018 Bonus Plan, the 2018 Bonus Plan allocates 50% of the total Target Bonus Fund. Funding is based on the weighted average achievement of the performance metrics that achieve at least the “threshold” performance level for a given 2018 Bonus Plan period. If we do not achieve at least a 70% weighted average achievement level of the performance metrics described above for a given 2018 Bonus Plan period (“funding threshold level”), no funding would occur under the 2018 Bonus Plan for such period. If we achieve the funding threshold level, 70% funding would occur. For a weighted average achievement between the funding threshold level and “target” level, a pro rata increase in funding would occur up to 100% of the Target Bonus Fund allocated to such period. For weighted average achievement above the target level, an increase in funding of 1.67% for every 1% above target performance would occur up to 150% of the Target Bonus Fund for the applicable period. In addition, funding for the annual period of the 2018 Bonus Plan is subject to further adjustment based on our achievement of a target for 2018 earnings before interest, tax, depreciation and amortization (“EBITDA”), which, if the EBITDA target is exceeded, would increase the funding for the annual period of the 2018 Bonus Plan by 20% or, if the EBITDA target is not met, would reduce the funding for the annual period of the 2018 Bonus Plan by 20%. If we achieve exactly the EBITDA target, no change to the funding for the annual period of the 2018 Bonus Plan would occur.

•
Payouts.   Any payouts for the quarterly periods of the 2018 Bonus Plan would be the same as the funded level based on company performance (provided the recipient meets eligibility requirements), subject to the final discretion of the Committee. Payouts for the annual period of the 2018 Bonus Plan would be made from the aggregate funded amount in the discretion of the Committee based on company and individual performance, and could range from 0% to 200% of an individual’s funded amount for the annual bonus period.

2018 CEO Equity Awards
As described above under “Proposal 5 — Approval of CEO Equity Awards” in this Proxy Statement, in April 2018 the LDCC, with the support of the Board, granted our CEO certain equity awards, subject to stockholder approval of such awards and certain amendments to the 2010 EIP (see “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan” in this Proxy Statement), which approval is being sought at the annual meeting.

Outstanding Equity Awards as of December 31, 2017
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2017.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(30)
John Melo	18,665(1)(2)(11)	—	58.95	08/25/2018
	19,866(3)(12)	—	306.15	04/20/2020
	5,600(4)(15)	—	402.60	04/15/2021
	6,666(4)(16)	—	57.90	04/09/2022
	24,066(5)(17)	—	43.05	06/03/2023
	18,333(5)(18)	1,667(5)(18)	52.65	05/05/2024
	17,708(5)(20)	10,625(5)(20)	29.40	06/08/2025
	3,125(5)(21)(32)	2,875(5)(21)(32)	24.45	11/09/2025
	11,215(5)(22)	17,118(5)(22)	8.85	05/16/2026
	—	20,000(5)(25)	3.16	06/12/2027
					76,332(6)(19)(21)(22)(25)(32)	286,245
Kathleen Valiasek	3,334(6)(24)	13,332(6)(24)	10.35	01/17/2027
	—	2,000(5)(25)	4.80	05/15/2027
					15,799(6)(23)(25)	59,246
Joel Cherry	10,904(1)(2)(13)	—	64.65	09/14/2019
	1,333(1)(2)(14)	—	139.80	01/07/2020
	1,666(4)(15)	—	402.60	04/15/2021
	1,666(4)(16)	—	57.90	04/09/2022
	11,266(5)(17)	—	43.05	06/03/2023
	5,622(5)(18)	511(5)(18)	52.65	05/05/2024
	4,583(5)(20)	2,750(5)(20)	29.40	06/08/2025
	3,819(5)(21)	3,514(5)(21)	24.45	11/09/2025
	5,278	8,055(5)(22)	8.85	05/16/2026
	—	10,600(5)(25)	4.80	05/15/2027
					37,715(6)(19)(21)(22)(25)	141,431
Eduardo Alvarez	—	30,000(7)(26)	2.89	10/23/2027
					70,000(10)(27)	262,500
Nicole Kelsey	—	9,000(8)(28)	2.49	08/14/2027
					21,000(6)(29)	78,750
Raffi Asadorian(31)	—	—	—	—	—	—

(1)
These stock options were granted under the 2005 Stock Option/Stock Issuance Plan to certain of our named executive officers and were immediately exercisable, regardless of vesting schedule.

(2)
These stock options vest as to 20% of the shares subject to the stock options on the first anniversary of the vesting commencement date, which is a date fixed by the Board or LDCC when granting equity awards, and as to an additional 1/60th of the shares subject to the stock options each month thereafter until the fifth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(3)
These stock options vest as to 1/60th of the shares subject to the stock options each month from the vesting commencement date until the fifth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(4)
These stock options vest at a rate of 1/48th of the original number of shares each month from the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(5)
These stock options vest as to 25% of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/48th of the shares subject to the stock options each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(6)
These stock options vest as to 20% of the shares subject to the stock options on the six-month anniversary of the vesting commencement date, as to an additional 20% of the shares subject to the stock options vesting on the first anniversary of the vesting commencement date, and as to an additional 1/60th of the shares subject to the stock options each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(7)
These stock options vest as to 25% of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/16th of the shares subject to the stock options each month thereafter until the second anniversary of the vesting commencement date, subject to continued service through each vesting date.

(8)
These stock options vest as to 50% of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/72nd of the shares subject to the stock options each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(9)
These restricted stock units vest as to 1/3rd of the units annually from the vesting commencement date until the third anniversary of the vesting commencement date, subject to continued service through each vesting date.

(10)
These restricted stock units vest as to one half of the units annually from the vesting commencement date until the second anniversary of the vesting commencement date, subject to continued service through each vesting date.

(11)
The vesting commencement date of this award was June 3, 2008.

(12)
The vesting commencement date of this award was April 20, 2010.

(13)
The vesting commencement date of this award was November 3, 2008.

(14)
The vesting commencement date of this award was October 27, 2009.

(15)
The vesting commencement date of this award was January 1, 2011.

(16)
The vesting commencement date of this award was April 1, 2012.

(17)
The vesting commencement date of this award was April 1, 2013.

(18)
The vesting commencement date of this award is April 1, 2014. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(19)
The vesting commencement date of this award is June 1, 2015. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(20)
The vesting commencement date of this award is June 8, 2015. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(21)
The vesting commencement date of this award is November 1, 2015. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(22)
The vesting commencement date of this award is May 1, 2016. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(23)
The vesting commencement date of this award is January 1, 2017. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(24)
The vesting commencement date of this award is January 4, 2017. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(25)
The vesting commencement date of this award is May 1, 2017. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(26)
The vesting commencement date of this award is October 16, 2017. This award is subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(27)
The vesting commencement date of this award is October 1, 2017. This award is subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(28)
The vesting commencement date of this award is August 7, 2017. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(29)
The vesting commencement date of this award is August 1, 2017. This award is subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(30)
Calculated by multiplying the number of units that had not vested as of December 31, 2017 by $3.75, the closing price of our common stock on NASDAQ on December 29, 2017.

(31)
Mr. Asadorian resigned as our Chief Financial Officer effective January 4, 2017. Upon the termination of his employment, Mr. Asadorian’s outstanding equity awards ceased vesting: all of his vested options remained exercisable for a period of three months after January 4, 2017, and all of his unvested options and RSUs were forfeited.

(32)
A portion of this award, when aggregated with other equity awards granted to Mr. Melo in 2015, inadvertently exceeded the annual per-participant award limit contained in our 2010 Equity Incentive Plan (the “Plan Limit”) and accordingly was void. On November 9, 2015, Mr. Melo was granted an award of 30,000 stock options and 20,000 restricted stock units, of which 24,000 stock options and 16,000 restricted stock units exceeded the Plan Limit. In June 2017, the LDCC voided the portion of the awards that exceeded the Plan Limit, which included 9,500 vested stock options, 14,500 unvested stock options and 10,666 restricted stock units. In addition, in June 2017 Mr. Melo returned 3,330 of the 4,162 shares of common stock that he received upon the vesting of one third of the original restricted stock units subject to the award on November 1, 2016 to the company, representing a portion of such vested restricted stock units that exceeded the Plan Limit and were void, with the remaining 2,004 shares that exceeded the Plan Limit having been withheld by the company upon vesting to satisfy Mr. Melo’s tax withholding obligation. In recognition of the value lost on the voiding of these awards, in June 2017 Amyris paid a cash bonus of  $140,000 to Mr. Melo, as discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2017 Compensation — Cash Bonuses.”

Option Exercises and Stock Vested During 2017
The following table sets forth information regarding the exercise of options and vesting of RSUs held by our named executive officers during 2017.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Melo	—	—	26,888	166,346
Kathleen Valiasek	—	—	—	—
Joel Cherry	—	—	10,582	65,358
Eduardo Alvarez	—	—	—	—
Nicole Kelsey	—	—	—	—
Raffi Asadorian(2)	—	—	4,444	48,662

(1)
Value realized on vesting is calculated by multiplying the number of units vesting by the closing price of our common stock on NASDAQ on the date of vesting (or most recent closing price in the event the date of vesting falls on a non-trading day).

(2)
Mr. Asadorian resigned as our Chief Financial Officer effective January 4, 2017. Upon the termination of his employment, Mr. Asadorian’s outstanding equity awards ceased vesting: all of his vested options remained exercisable for a period of three months after January 4, 2017, and all of his unvested options and RSUs were forfeited.

Pension Benefits
None of our named executive officers participates in, or has an account balance in, a qualified or non-qualified defined benefit plan sponsored by us.
Non-Qualified Deferred Compensation
None of our named executive officers participates in, or has account balances in, a traditional non-qualified deferred compensation plan or any other deferred compensation plan maintained by us.
Potential Payments upon Termination and upon Termination Following a Change in Control
In November 2013, the LDCC adopted the Amyris, Inc. Executive Severance Plan (or the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016 and May 2017, the LDCC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal term in November 2017, respectively. The LDCC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. All continuing named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. The benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards. Upon the execution of a participation agreement, the participants are eligible for the following benefits under the Severance Plan.

Upon termination by us of a participant’s employment other than for “cause” (as defined below) or the death or disability of the participant, or upon resignation by the participant of such participant’s employment for “good reason” (as defined below) (collectively referred to as an “Involuntary Termination”), the participant becomes eligible for the following severance benefits:
•
12 months of base salary continuation (18 months for the Chief Executive Officer)

•
12 months of health benefits continuation (18 months for the Chief Executive Officer)

Upon an Involuntary Termination of a participant at any time within the period beginning three months before and ending 12 months after a change of control (as defined below) of the company, the participant becomes eligible for the following severance benefits:
•
18 months of base salary continuation (24 months for the Chief Executive Officer)

•
18 months of health benefits continuation (including for the Chief Executive Officer)

•
Automatic acceleration of vesting and exercisability of all outstanding equity awards then held by the participant

As noted in the table below, Mr. Alvarez’s participation agreement provides that in the event he undergoes an Involuntary Termination (whether before or after a change of control), the vesting and exercisability of certain of his equity awards will accelerate.
In each case, the benefits are contingent upon the participant complying with various requirements, including non-solicitation and confidentiality obligations to us, and on execution, delivery and non-revocation by the participant of a standard release of claims in favor of the company within 60 days of the participant’s separation from service (as defined in Section 409A of the U.S. Internal Revenue Code, or the “Code”). The benefits are subject to forfeiture if, among other things, the participant breaches any of his or her obligations under the Severance Plan and related agreements. The benefits are also subject to adjustment and deferral based on applicable tax rules relating to change-in-control payments and deferred compensation.
Under the Severance Plan, “cause” generally encompasses the participant’s: (i) gross negligence or intentional misconduct; (ii) failure or inability to satisfactorily perform any assigned duties; (iii) commission of any act of fraud or misappropriation of property or material dishonesty; (iv) conviction of a felony or a crime involving moral turpitude; (v) unauthorized use or disclosure of the confidential information or trade secrets of Amyris or any of our affiliates that use causes material harm to Amyris; (vi) material breach of contractual obligations or policies; (vii) failure to cooperate in good faith with investigations; or (viii) failure to comply with confidentiality or intellectual property agreements. Prior to any determination that “cause” under the Severance Plan has occurred, we are generally required to provide notice to the participant specifying the event or actions giving rise to such determination and a 10-day cure period (30 days in the case of failure or inability to satisfactorily perform any assigned duties).
Under the Severance Plan, “good reason” generally means: (i) a material reduction of the participant’s role at Amyris; (ii) certain reductions of base salary; (iii) a workplace relocation of more than 50 miles; or (iv) our failure to obtain the assumption of the Severance Plan by a successor. In order for a participant to assert good reason for his or her resignation, he or she must provide us written notice within 90 days of the occurrence of the condition and allow us 30 days to cure the condition. Additionally, if we fail to cure the condition within the cure period, the participant must terminate employment with us within 30 days of the end of the cure period.
Under the Severance Plan, a “change of control” will generally be deemed to occur if   (i) Amyris completes a merger or consolidation after which Amyris’s stockholders before the merger or consolidation do not own at least a majority of the outstanding voting securities of the acquiring or surviving entity after such merger or consolidation, (ii) Amyris sells all or substantially all of its assets, (iii) any person or entity acquires more than 50% of Amyris’s outstanding voting securities or (iv) a majority of Amyris’s directors cease to be directors over any one-year period.

To the extent any severance benefits to a named executive officer constitute deferred compensation subject to Section 409A of the Code and such officer is deemed a “specified employee” under Section 409A, we will defer payment of such benefits to the extent necessary to avoid adverse tax treatment.
Mr. Asadorian became eligible for the non-change of control related benefits under the Severance Plan in connection with his separation from us in January 2017, as described in the “Summary Compensation Table” above.
The following table summarizes the potential amounts payable to each of our named executive officers under the Severance Plan upon an Involuntary Termination (i) other than in connection with a change of control of the company and (ii) in connection with a change of control of the company, assuming in each case, other than for Mr. Asadorian (who resigned from the company effective January 4, 2017 and became eligible for the non-change of control related benefits under the Severance Plan in connection therewith), that such Involuntary Termination occurred on December 31, 2017.
	Involuntary Termination Not in Connection with a Change of Control			Involuntary Termination In Connection with a Change of Control
Name	Base Salary ($)	Continuing Health Benefits ($)	Value of Accelerated Options or Shares ($)(1)	Base Salary ($)	Continuing Health Benefits ($)	Value of Accelerated Options or Shares ($)(2)
John Melo	900,000	31,498	—	1,200,000	31,498	298,045
Kathleen Valiasek	420,000	14,675	—	630,000	22,013	59,246
Joel Cherry	375,000	14,675	—	562,500	22,013	141,431
Eduardo Alvarez(3)	400,000	—	288,300(2)	600,000	—	288,300
Nicole Kelsey	395,000	12,269	—	592,500	18,404	90,090
Raffi Asadorian(4)	—	—	—	—	—	—

(1)
Other than with respect to certain equity awards granted or proposed to be granted to Mr. Alvarez, as noted below, accelerated vesting is only applicable in the event of an Involuntary Termination in connection with a change of control.

(2)
With respect to outstanding options as of December 31, 2017, calculated by multiplying the number of shares underlying unvested stock options that would vest as a result of an Involuntary Termination following a change of control by the excess of  $3.75, the closing price of our common stock on NASDAQ on December 29, 2017, over the exercise price of the stock options. Unvested stock options with exercise prices higher than $3.75 are excluded from the calculation. With respect to outstanding restricted stock units as of December 31, 2017, calculated by multiplying the number of outstanding unvested restricted stock units that would vest as a result of an Involuntary Termination following a change of control by $3.75, the closing price of our common stock on NASDAQ on December 29, 2017.

(3)
Mr. Alvarez’s participation agreement provides that in the event that following the grant and prior to full vesting of Mr. Alvarez’s new hire equity awards (see the “Grants of Plan-Based Awards in 2017” table above for information regarding Mr. Alvarez’s new hire equity awards) and the Alvarez 2018 Award (please refer to “Compensation Discussion and Analysis — 2017 Compensation — Equity Awards” for more information regarding the Alvarez 2018 Award), including the cash-based award, if any (collectively, the “Alvarez Equity Awards”), Mr. Alvarez’s employment with the company terminates in circumstances entitling him to severance benefits under the Severance Plan (whether before or after a change of control), then upon such termination the vesting and exercisability of each Alvarez Equity Award shall be automatically accelerated in full, with the amount of the cash-based award, if any, to be determined as of the date of the termination. As of December 31, 2017, the Alvarez 2018 Award had not been granted.

(4)
Mr. Asadorian resigned as our Chief Financial Officer effective January 4, 2017. Mr. Asadorian became eligible for the non-change of control related benefits under the Severance Plan in connection with his separation from us, as described in the “Summary Compensation Table” above.

Pay Ratio Disclosure
In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median of the annual total compensation of all employees of the company, other than its principal executive officer, to the total annual compensation of the company’s principal executive officer. The Company’s principal executive officer is Mr. Melo, our CEO.
For 2017:
•
the annual total compensation of our median employee was $95,815; and

•
the annual total compensation of Mr. Melo, as reported in the “Summary Compensation Table” above, was $1,993,444.

Thus, for 2017, the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation was approximately 21 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In determining the median of the annual total compensation of all employees of the company (other than Mr. Melo), we prepared a list of all employees as of December 31, 2017. We then calculated the annual cash compensation (base salary and actual and target bonus) of our employees as of that date for the 12-month period from January 1, 2017 through December 31, 2017. We did not include any contractors or other non-employee workers in our employee population. Salaries and wages were annualized for permanent employees who were not employed for the full year of 2017. We used exchange rates in effect as of December 31, 2017 to convert the base salaries and other compensation amounts of our non-U.S. employees to U.S. dollars. We did not make any cost-of-living adjustments.
Using this approach, we selected the individual at the median of our employee population. We then calculated total compensation for this individual using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” above.
Agreements with Executive Officers
We do not have formal employment agreements with any of our named executive officers. The initial compensation of each named executive officer was set forth in an employment offer or promotion letter that we executed with such executive officer at the time his or her employment with us commenced (or at the time of his promotion, as the case may be). Each employment offer letter provides that the named executive officer’s employment is “at will.”
As a condition to their employment, our named executive officers entered into non-competition, non-solicitation and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to solicit our employees during her or his employment and for a period of 12 months after the termination of his or her employment, (ii) not to compete with us or assist any other person to compete with us during her or his employment, and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.
See above under “Executive Compensation — Potential Payments upon Termination and upon Termination Following a Change in Control” for a description of potential payments to our named executive officers upon termination of employment, including in connection with a change of control of the company.

Limitation of Liability and Indemnification
Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (“DGCL”), and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•
any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL, and we must advance expenses, including attorneys’ fees, to our directors and officers, in connection with legal proceedings related to their status or service, subject to very limited exceptions.
We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.
We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending against any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
As previously disclosed in our filings with the Securities and Exchange Commission, Amyris and our Chief Executive Officer, John Melo, and Chief Financial Officer, Kathleen Valiasek, were named parties to a securities class action complaint filed in April 2017, which complaint was voluntarily dismissed without prejudice in September 2017. Subsequent to the filing of the securities class action complaint, four separate purported shareholder derivative complaints were filed based on substantially the same facts as the securities class action complaint and name Amyris as a nominal defendant as well as a number of the company’s current officers and directors as additional defendants. The lawsuits seek to recover, on the company’s behalf, unspecified damages purportedly sustained by the company in connection with allegedly misleading statements and/or omissions made in connection with the company’s securities filings, as well as a series of changes to the company’s corporate governance policies, restitution to the company from the individual defendants, and an award of attorneys’ fees. In the event that liability is found or a financial settlement is reached with respect to such legal proceedings, Mr. Melo, Ms. Valiasek or our other officers or directors could seek indemnification from Amyris. We are not presently aware of any other pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, policies and agreements, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Director Compensation
Mr. Melo did not receive any compensation in connection with his service as a director due to his status as an employee of the company. The compensation that we pay to Mr. Melo is discussed in the “Executive Compensation” section of this Proxy Statement.
Director Compensation for 2017
During the fiscal year ended December 31, 2017, our non-employee directors who served during 2017 received the compensation set forth below.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(14)	Option Awards ($)(2)(14)	All Other Director Compensation ($)	Total ($)(15)
John Doerr(3)	50,923	4,453	5,190	—	60,566
Geoffrey Duyk(4)	23,750	—	—	—	23,750
Philip Eykerman(5)(6)	24,835	13,153	14,262	—	52,250
Margaret Georgiadis(7)	8,333	—	—	—	8,333
Christoph Goppelsroeder(8)	6,522	—	—	—	6,522
Abraham Klaeijsen(9)	33,587	4,453	5,190	—	43,230
Frank Kung(10)(11)	6,522	6,380	9,481	—	22,383
Carole Piwnica	54,500	4,453	5,190	—	64,143
Fernando de Castro Reinach	47,500	4,453	5,190	—	57,143
HH Sheikh Abdullah bin Khalifa Al Thani	40,000	4,453	5,190	—	49,643
Christophe Vuillez(12)	40,000	—	—	—	40,000
R. Neil Williams	70,000	4,453	5,190	—	79,643
Patrick Yang(13)	43,104	4,453	5,190	—	52,747

(1)
Reflects board, committee chair and committee member retainer fees earned during 2017.

(2)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of   “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. These amounts do not correspond to the actual value that may be recognized by our non-employee directors.

(3)
Mr. Doerr resigned from the LDCC effective May 19, 2017, and the fees earned by him in 2017 include retainer fees earned for the portion of 2017 that he served on the LDCC.

(4)
In July 2017, Dr. Duyk, notified us that, effective July 1, 2017, he had elected to decline all cash and equity compensation accruing, payable or issuable to him under our non-employee director compensation program (described in “Narrative to Director Compensation Tables” below), until such time as he revoked such election in a signed writing delivered to an officer of the company. As of the date of this Proxy Statement, Dr. Duyk had not revoked such election.

(5)
Mr. Eykerman was appointed to our Board on May 18, 2017, and the fees earned by him in 2017 represent retainer fees earned for the portion of 2017 that he served on our Board. All cash compensation earned by Mr. Eykerman during 2017 was paid directly to DSM, which designated Mr. Eykerman to serve on our Board, and he did not receive any cash benefit from such payments.

(6)
Upon joining our Board in May 2017, Mr. Eykerman received an initial award under the 2010 EIP of an option to purchase 3,000 shares of our common stock and 2,000 RSUs. This award was contemplated by our non-employee director compensation program (described in “Narrative to Director Compensation Tables” below). The option award vests in equal quarterly installments over three years and the RSU award vests in three equal annual installments, in each case from a vesting commencement date of May 1, 2017. The grant date fair value for these awards, as calculated under FASB ASC Topic 718, is as shown:

Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)
Philip Eykerman	5/22/2017	—	3,000	4.35	—	9,072
Philip Eykerman	5/22/2017	2,000	—	—	8,700	—
(7)
Ms. Georgiadis resigned from our Board effective March 16, 2017, at which time all of her outstanding equity awards ceased vesting: all of her vested options remained exercisable for a period of three months after March 16, 2017, and all of her unvested options and RSUs were forfeited.

(8)
Mr. Goppelsroeder was appointed to our Board on November 2, 2017, and the fees earned by him in 2017 represent retainer fees earned for the portion of 2017 that he served on our Board. All cash compensation earned by Mr. Goppelsroeder during 2017 was paid directly to DSM, which designated Mr. Goppelsroeder to serve on our Board, and he did not receive any cash benefit from such payments. In addition, Mr. Goppelsroeder declined the initial equity awards granted to him pursuant to our non-employee director compensation program, without prejudice to future awards.

(9)
Mr. Klaeijsen resigned from our Board effective November 2, 2017, at which time all of his outstanding equity awards ceased vesting: all of his vested options remained exercisable for a period of three months after November 2, 2017, and all of his unvested options and RSUs were forfeited.

(10)
Dr. Kung was appointed to our Board on November 2, 2017, and the fees earned by him in 2017 represent retainer fees earned for the portion of 2017 that he served on our Board. All cash compensation earned by Dr. Kung during 2017 was paid directly to Vivo, which designated Dr. Kung to serve on our Board, and Dr. Kung did not receive any cash benefit from such payments.

(11)
Upon joining our Board in November 2017, Dr. Kung received an initial award under the 2010 EIP of an option to purchase 3,000 shares of our common stock and 2,000 RSUs. This award was contemplated by our non-employee director compensation program (described in “Narrative to Director Compensation Tables” below). The option award vests in equal quarterly installments over three years and the RSU award vests in three equal annual installments, in each case from a vesting commencement date of November 1, 2017. The grant date fair value for these awards, as calculated under FASB ASC Topic 718, is as shown:

Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)
Frank Kung	11/6/2017	—	3,000	3.19	—	9,481
Frank Kung	11/6/2017	2,000	—	—	6,380	—

Pursuant to an agreement between Dr. Kung and Vivo, Dr. Kung has agreed, subject to certain conditions and exceptions, to remit the equity compensation he receives under our non-employee director compensation program to Vivo if and when such equity compensation becomes vested and/or exercised.
(12)
All cash compensation earned by Mr. Vuillez during 2017 was paid directly to Total, which designated Mr. Vuillez to serve on our Board, and he did not receive any cash benefit from such payments. In addition, Mr. Vuillez has to date declined each equity award granted to him pursuant to our non-employee director compensation program, without prejudice to future awards.

(13)
Dr. Yang was appointed to the LDCC on May 18, 2017, and the fees earned by him in 2017 include retainer fees earned for the portion of 2017 that he served on the LDCC.

(14)
In August 2017, each of our non-employee directors other than Dr. Duyk and Mr. Vuillez (and excluding Ms. Georgiadis, who resigned from our Board in March 2017, and Messrs. Goppelsroeder and Kung, who each joined our Board in November 2017) received an annual award under the 2010 EIP of an option to purchase 1,733 shares of our common stock and 1,133 RSUs. These awards were contemplated by our non-employee director compensation program (described in “Narrative to Director Compensation Tables” below). These option and RSU awards will vest in full on August 2, 2018 (subject to continued service through such date). The grant date fair value of these awards, as calculated under FASB ASC Topic 718, is as shown:

Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)
John Doerr	8/2/2017	—	1,733	3.93	—	5,190
John Doerr	8/2/2017	1,133	—	—	4,453	—
Philip Eykerman	8/2/2017	—	1,733	3.93	—	5,190
Philip Eykerman	8/2/2017	1,133	—	—	4,453	—
Abraham Klaeijsen(9)	8/2/2017	—	1,733	3.93	—	5,190
Abraham Klaeijsen(9)	8/2/2017	1,133	—	—	4,453	—
Carole Piwnica	8/2/2017	—	1,733	3.93	—	5,190
Carole Piwnica	8/2/2017	1,133	—	—	4,453	—
Fernando de Castro Reinach	8/2/2017	—	1,733	3.93	—	5,190
Fernando de Castro Reinach	8/2/2017	1,133	—	—	4,453	—
HH Sheikh Abdullah bin Khalifa Al Thani	8/2/2017	—	1,733	3.93	—	5,190
HH Sheikh Abdullah bin Khalifa Al Thani	8/2/2017	1,133	—	—	4,453	—
R. Neil Williams	8/2/2017	—	1,733	3.93	—	5,190
R. Neil Williams	8/2/2017	1,133	—	—	4,453	—
Patrick Yang	8/2/2017	—	1,733	3.93	—	5,190
Patrick Yang	8/2/2017	1,133	—	—	4,453	—
(15)
As of December 31, 2017, the non-employee directors who served during 2017 held the following outstanding equity awards:

Name	Outstanding Options (Shares)	Outstanding Stock Awards (Units)
John Doerr	6,799	1,133
Geoffrey Duyk(4)	4,666	—
Philip Eykerman(6)	4,733	3,333
Margaret Georgiadis(7)	—	—
Christoph Goppelsroeder(8)	—	—
Abraham Klaeijsen(9)	3,466	—
Frank Kung(11)	3,000	2,000
Carole Piwnica	6,799	1,133
Fernando de Castro Reinach	6,799	1,133
HH Sheikh Abdullah bin Khalifa Al Thani	6,399	1,133
Christophe Vuillez(12)	—	—
R. Neil Williams	5,999	1,133
Patrick Yang	13,599(16)	1,133
(16)
Includes an option to purchase 8,000 shares of our common stock, which Dr. Yang received for consulting work provided to us in 2013 – 2014 prior to his appointment to our Board.

Narrative to Director Compensation Tables
In December 2010, our Board adopted a non-employee director compensation program that took effect on January 1, 2011. In February 2015, due to the commitment required for the role and consistent with similarly situated companies, our Board approved an increase to the annual cash retainer payable to the chair of the Audit Committee from $15,000 to $30,000, effective January 1, 2015. In November 2015, following a review with Compensia, the LDCC recommended to our Board that it increase the equity component of the non-employee director compensation program to provide for awards at approximately the 50th percentile of our competitive market, as determined based on the Peer Group. In December 2015, our Board approved an increase to the equity component of the non-employee director compensation program, which had previously consisted of an initial award upon joining our Board of an option to purchase 1,333 shares of our common stock and an annual award consisting of an option to purchase 400 shares of our common stock and 200 RSUs. In October 2016, the LDCC further recommended to our Board that it add an annual retainer for the position of non-executive Board chair in the form of an award of 2,333 RSUs to the non-employee director compensation program, which our Board approved in November 2016. Under our current non-employee director compensation program, in each case subject to final approval by the Board with respect to equity awards:
•
Each non-employee director receives an annual cash retainer of $40,000, an initial award upon joining the Board consisting of an option to purchase 3,000 shares of our common stock and 2,000 RSUs, and an annual award consisting of an option to purchase 1,733 shares of our common stock and 1,133 RSUs. The initial option award vests in equal quarterly installments over three years, the initial RSU award vests in equal annual installments over three years, and the annual option and RSU awards become fully vested after one year (in each case subject to continued service through the applicable vesting date).

•
The non-executive Board chair, if any, receives an additional annual award of 2,333 RSUs. The award becomes fully vested after one year (subject to continued service through the vesting date).

•
The chair of the Audit Committee receives an additional annual cash retainer of  $30,000.

•
The chair of the LDCC receives an additional annual cash retainer of  $10,000.

•
The chair of the Nominating and Governance Committee receives an additional annual cash retainer of $9,000.

•
Audit Committee, LDCC and Nominating and Governance Committee members other than the chair receive an additional annual cash retainer of $7,500, $5,000 and $4,500, respectively.

In general, all of the retainers described above are paid quarterly in arrears. In cases where a non-employee director serves for part of the year in a capacity entitling him or her to a retainer payment, the retainer is prorated to reflect his or her period of service in that capacity. Non-employee directors are also eligible for reimbursement of their expenses incurred in attending Board and committee meetings.
Compensation Committee Interlocks and Insider Participation
The members of the Leadership Development and Compensation Committee during 2017 were John Doerr, Carole Piwnica and Patrick Yang. None of these directors was an officer or employee of Amyris or any of our subsidiaries during 2017, nor are any of these directors former officers of Amyris or any of our subsidiaries. Except as set forth under “Transactions with Related Persons” below, none of these directors has any relationships with us of the type that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors or as a member of the compensation or similar committee of any entity that has one or more executive officers who have served on our Board or Leadership Development and Compensation Committee during 2017. Mr. Doerr and Ms. Piwnica may be deemed to have interests in certain transactions with us, as more fully described in “Transactions with Related Persons” below.

Transactions with Related Persons
The following is a description of each transaction since the beginning of 2017, and each currently proposed transaction, in which:
•
we have been or are to be a participant;

•
the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of the transactions in issue, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Preferred Stock Issuance
In May 2017, we sold 22,140 shares of our Series A 17.38% Convertible Preferred Stock, par value $0.0001 per share, 65,203.8756 shares of our Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), as well as certain warrants to purchase common stock to certain investors in a private placement exempt from registration under the Securities Act pursuant to a Securities Purchase Agreement, dated as of May 8, 2017, between Amyris and certain investors named therein. The Series B Preferred Stock and warrants relating thereto were sold to the purchasers thereof in exchange for (i) aggregate cash consideration of  $25 million and (ii) the cancellation of approximately $40.2 million of outstanding indebtedness (including accrued interest thereon) owed by us to such purchasers. The investors purchasing shares of the Series B Preferred Stock include existing stockholders of Amyris affiliated with certain members of our Board of Directors: Foris Ventures, LLC (“Foris”, an owner of greater than five percent of our outstanding common stock and an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder), which agreed to purchase 30,728.589 shares of Series B Preferred Stock and warrants to purchase 4,877,386 shares of common stock; Naxyris S.A. (“Naxyris”, an investment vehicle owned by Naxos Capital Partners SCA Sicar; director Carole Piwnica is Director of NAXOS UK, which is affiliated with Naxos Capital Partners SCA Sicar), which agreed to purchase 2,333.216 shares of Series B Preferred Stock and warrants to purchase 370,404 shares of common stock; and DSM International B.V. (together with its affiliates, “DSM”; we have a commercial and financial relationship with DSM, which is an owner of greater than five percent of our outstanding common stock and which has the right to designate two members of our Board of Directors), which agreed to purchase 25,000 shares of Series B Preferred Stock and warrants to purchase 3,968,116 shares of common stock. DSM purchased its shares of Series B Preferred Stock and warrants in exchange for $25 million in cash, and Foris and Naxyris purchased their respective shares of Series B Preferred Stock and warrants in exchange for the cancellation of existing indebtedness of the company held by such entities: Foris agreed to exchange an aggregate principal amount of  $27.0 million of indebtedness, plus accrued interest thereon, issued to Foris by the Company on February 12, 2016, June 24, 2016 and October 21, 2016; and Naxyris agreed to exchange an aggregate principal amount of  $2.0 million of indebtedness, plus accrued interest thereon, issued to Naxyris by the Company on February 15, 2016.
Agreements with DSM
Financing Transactions
See above under “Preferred Stock Issuance.”
On August 7, 2017, we issued 25,000 shares of Series B Preferred Stock and warrants to purchase 3,968,116 shares of common stock to DSM in exchange for $25 million in cash in a private placement exempt from registration under the Securities Act pursuant to a Securities Purchase Agreement, dated as of August 2, 2017 (the “DSM Purchase Agreement”), between us and DSM (the “August 2017 DSM Offering”). In addition, on August 7, 2017, Amyris and DSM entered into an Amended and Restated Stockholder Agreement with DSM providing for certain rights to DSM, including the right to designate two members of the Amyris Board of Directors, pre-emptive rights, registration rights, governance rights and commercial rights.

In connection with the issuance of Series B Preferred Stock and warrants to DSM in May and August 2017, we entered into a Stockholder Agreement with DSM (as amended and restated, the “DSM Stockholder Agreement”) setting forth certain rights and obligations of DSM and Amyris. Under the DSM Stockholder Agreement, DSM has the right to designate two directors selected by DSM, subject to certain restrictions, to our Board of Directors; provided, that (i) DSM will only have the right to designate one director at such time as DSM beneficially owns less than 10% of our outstanding voting securities and (ii) DSM will no longer have the right to designate any director at such time as DSM beneficially owns less than 4.5% of our outstanding voting securities. In addition, for as long as there is a DSM director serving on our Board of Directors, we will not engage in certain commercial or financial transactions or arrangements without the consent of any then-serving DSM director. Under the DSM Stockholder Agreement, DSM also has certain exclusive negotiating rights in connection with certain future commercial projects and arrangements, whereby DSM will have a 60-day negotiation period with respect to any such projects, as well as a right to use a portion of our manufacturing capacity for toll manufacturing of DSM’s products, subject to certain conditions. Furthermore, DSM has the right to purchase additional shares of our capital stock in connection with a sale of equity or equity-linked securities in a capital raising transaction for cash, subject to certain exceptions, to maintain its proportionate ownership percentage in Amyris. Pursuant to the DSM Stockholder Agreement, DSM agreed not to sell or transfer any of the Series B Preferred Stock or warrants purchased by DSM in May and August 2017, or any shares of common stock issuable upon conversion or exercise thereof, other than to its affiliates, without our consent through May 2018 and to any competitor of Amyris thereafter. DSM also agreed that, subject to certain exceptions, until three months after there is no DSM director on our Board of Directors, DSM will not, without the prior consent of our Board of Directors, acquire common stock or rights to acquire common stock that would result in DSM beneficially owning more than 33% of our outstanding voting securities at the time of acquisition. Under the DSM Stockholder Agreement, we agreed to use its commercially reasonable efforts to register, via one or more registration statements filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act, the resale by DSM of the shares of common stock issuable upon conversion or exercise of the securities purchased by DSM in May and August 2017.
In addition, pursuant to the DSM Stockholder Agreement, we and DSM agreed to negotiate in good faith regarding an agreement concerning the development of certain products in the Health and Nutrition field and, in the event that the parties did not reach such agreement prior to 90 days after the closing of the August 2017 DSM Offering (the “August 2017 DSM Closing”), (a) certain exclusive negotiating rights granted to DSM in connection with the entry into the DSM Stockholder Agreement would expire and (b) on the first anniversary of the August 2017 DSM Closing and each subsequent anniversary thereof, we would make a $5 million cash payment to DSM, provided that the aggregate amount of such payments would not exceed $25 million. In September 2017, we and DSM entered into such agreement, and in connection therewith an intellectual property escrow agreement relating to certain intellectual property licenses granted to DSM upon the August 2017 DSM Closing became effective.
For more information regarding the August 2017 DSM Offering, please refer to “Proposal 6 —  Approval of Certain Anti-Dilution Provisions in, and the Issuance of Shares of our Common Stock upon the Exercise of, Warrants issued in Securities Offerings Completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d)” in this Proxy Statement.
Quota Purchase Agreement
On December 28, 2017, we sold all of the quotas of capital stock of Amyris Brasil Ltda. (“AB”) to DSM pursuant to a Quota Purchase Agreement dated as of November 17, 2017 (the “QPA”). Upon the closing of the transaction, DSM paid us total consideration of approximately $33 million in cash for the quotas of capital stock of AB (the “Purchase Price”), which Purchase Price is subject to certain post-closing working capital adjustments. In addition, DSM will pay to us certain additional amounts contingent on future Brazilian tax savings realized by DSM in connection with its purchase of AB (together with the Purchase Price, the “Purchase Consideration”). We used $12.6 million of the proceeds from the Purchase Price to repay certain indebtedness of AB outstanding as of the closing.
In connection with the closing, (i) we entered into an amendment to the QPA with DSM, pursuant to which, among other things, the parties agreed to defer certain elements of a corporate restructuring of AB, whereby AB would transfer certain assets to SMA Indústria Química Ltda. (“SMA”), a subsidiary of

AB that would be transferred to Amyris, including (A) the transfer of AB’s assets in Campinas, Brazil to SMA and (B) the execution by AB and SMA of a lease (the “Lease”) with respect to land in Brotas, Brazil leased by AB and on which we propose to construct a manufacturing facility (the “Brotas 2 Facility”), including certain corporate registrations and the execution by AB and SMA of the Lease, to after the closing due to administrative delays in Brazil and (ii) an intellectual property license agreement between us and DSM covering certain intellectual property of Amyris useful in the performance of certain commercial supply agreements assigned by us to DSM at the closing relating to products currently manufactured at the existing manufacturing facility owned by AB located in Brotas, Brazil (the “Brotas 1 Facility”), including that certain Renewable Farnesene Supply Agreement, dated as of April 26, 2016 (as amended, the “Nenter Supply Agreement”), between us and Nenter & Co., Inc., became effective, and in connection therewith, DSM paid us an upfront cash license fee of  $27.5 million.
In addition, at the closing, the following agreements were entered into in connection with the transactions contemplated by the QPA:
Value Sharing Agreement
On December 28, 2017, we entered into a ten-year Value Sharing Agreement (as subsequently amended, the “Value Sharing Agreement”) with DSM, pursuant to which DSM will make certain value share payments to us representing a portion of the profit on the sale of products produced using farnesene purchased under the Nenter Supply Agreement realized by Nenter and paid to DSM in accordance with the Nenter Supply Agreement. In addition, pursuant to the Value Sharing Agreement, DSM will guarantee certain minimum annual value share payments for the first three calendar years of the Value Sharing Agreement, subject to future offsets in the event that the value share payments to which we would otherwise have been entitled under the Value Sharing Agreement for the second and third years fall below certain milestones. After the first three years of the Value Sharing Agreement, value share payments under the Value Sharing Agreement, if any, will be made quarterly by DSM to us. Under the Value Sharing Agreement, we are required to use certain value share payments received by us with respect to the first three calendar years of the Value Sharing Agreement in excess of the guaranteed minimum annual value share payments for such years, if any, to repay amounts outstanding under the DSM Credit Agreement (as defined below).
Transition Services Agreement
On December 28, 2017, we entered into a Transition Services Agreement (the “Transition Services Agreement”) with DSM, pursuant to which (i) we will provide, or cause to be provided, certain services to AB to allow for the operation of the Brotas 1 Facility in the ordinary course of business and (ii) DSM and AB will provide, or cause to be provided, certain services to SMA in connection with the operation of the Brotas 2 Facility, in each case for customary compensation for each respective service. The services to be performed, or caused to be performed, by us under the Transition Services Agreement will generally be provided for a period of six months from the closing, and the services to be performed, or caused to be performed, by DSM and AB under the Transition Services Agreement will generally be provided until December 31, 2021, subject to the right of the service provider to earlier terminate such services upon material non-performance by the service recipient and the right of the service recipient to earlier terminate such services upon thirty days’ prior written notice to the service provider.
Supply Agreement
On December 28, 2017, we entered into a Supply Agreement (the “Supply Agreement”) with DSM, pursuant to which DSM will supply us with certain products useful in our business that were previously, and are expected to continue to be, manufactured at the Brotas 1 Facility, at prices and on production and delivery terms and specifications set forth in the Supply Agreement, which prices are based upon DSM’s manufacturing cost plus an agreed margin. The Supply Agreement expires (i) with respect to non-farnesene related products, on the date that the Brotas 2 Facility is fully operational and meets its production targets, but in any event no later than December 31, 2021 and (ii) with respect to farnesene-related products, on the twentieth anniversary of the closing, subject in each case to the right of each of the parties to terminate the Supply Agreement upon ninety days’ prior written notice to the other party in the event of an uncured material breach by the other party of the Supply Agreement or in the event the other party is subject to bankruptcy proceedings, liquidation or dissolution or otherwise ceases to conduct its business. In addition, DSM may terminate the Supply Agreement upon two years’ notice to us in the event that we do not meet certain farnesene purchase requirements, and we may terminate the Supply Agreement upon written notice to DSM in the event DSM is unable to meet certain supply requirements or in the event DSM undergoes a change of control or transfers the Brotas 1 Facility to a competitor of Amyris.
Performance Agreement
On December 28, 2017, we entered into a Performance Agreement (the “Performance Agreement”) with DSM, pursuant to which we will provide certain research and development services to DSM relating to the development of the technology underlying the farnesene-related products to be manufactured at the Brotas 1 Facility in exchange for related funding, including certain bonus payments in the event that specific performance metrics are achieved. The Performance Agreement expires on the third anniversary of the closing, subject to the right of each of the parties to terminate the Performance Agreement upon thirty days’ prior written notice to the other party in the event of an uncured material breach by the other party of the Performance Agreement or in the event the other party is subject to bankruptcy proceedings, liquidation, dissolution or similar proceedings or events.
Credit Facility and Note
On December 28, 2017, we entered into a credit agreement (the “DSM Credit Agreement”) with DSM to make available to us an unsecured credit facility of  $25.0 million. In addition, on December 28, 2017, we borrowed $25.0 million under the DSM Credit Agreement, representing the entire amount available thereunder, and issued a promissory note to DSM in an equal principal amount (the “DSM Note”). We used the proceeds of the amounts borrowed under the DSM Credit Agreement to repay all outstanding principal under the credit facility, dated as of October 26, 2016, between Amyris and Guanfu Holding Co., Ltd.
The DSM Note (i) is an unsecured obligation, (ii) matures on December 31, 2021 and (iii) accrues interest from and including December 28, 2017 at a rate of 10% per annum, payable quarterly beginning on December 31, 2017. The Company may at its option repay the amounts outstanding under the DSM Note before its maturity date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment. In addition, as described above, we are required to use certain value share payments we receive under the Value Sharing Agreement to repay amounts outstanding under the DSM Credit Agreement.
The DSM Credit Agreement and DSM Note contain customary terms, provisions, representations and warranties, including certain events of default after which the DSM Note may become due and payable immediately, as set forth in the DSM Note.
Commercial Transactions
In July and September 2017, we entered into three separate collaboration agreements with DSM (the “DSM Collaboration Agreements”) to jointly develop three new molecules in the Health and Nutrition field (the “DSM Ingredients”) using our technology, which we would produce and DSM would commercialize. Pursuant to the DSM Collaboration Agreements, DSM will, subject to certain conditions, provide funding for the development of the DSM Ingredients and, upon commercialization, the parties would enter into supply agreements whereby DSM would purchase the applicable DSM Ingredients from us at prices agreed by the parties. The development activities will be directed by a joint steering committee with equal representation by DSM and us. In addition, the parties will share product margin from DSM’s sales of products that incorporate the DSM Ingredients subject to the DSM Collaboration Agreements.
In connection with the entry into the DSM Collaboration Agreements, we also entered into certain license arrangements (the “DSM License Agreements”) with DSM providing DSM with certain rights to use the technology underlying the development of the DSM Ingredients to produce and sell products incorporating the DSM Ingredients. Under the DSM License Agreements, DSM paid us $9.0 million for a worldwide, exclusive, perpetual, royalty-free license to produce and sell products incorporating one of the DSM Ingredients in the Health and Nutrition field.

In addition, in connection with the entry into the DSM Collaboration Agreements, we entered into credit letter (the “DSM Credit Letter”) with DSM, pursuant to which we granted a credit to DSM in an aggregate amount of  $12.0 million to be offset against future collaboration payments (in an amount not to exceed $6.0 million) and value share payments owed by DSM to us beginning in 2018. On December 28, 2017, Amyris and DSM terminated the DSM Credit Letter.
In 2017, we recognized $59.7 million in revenue relating to agreements and transactions with DSM, including those described above, and held $20.8 million in accounts receivable, including an unbilled receivable of  $7.9 million, from DSM as of December 31, 2017.
Agreements with Total
R&D Note Amendments
On March 21, 2016, in connection with the restructuring of the ownership and rights of Total Amyris BioSolutions B.V. (“TAB”), the joint venture between us and Total Raffinage Chimie S.A. (together with its affiliates, “Total”), with which we have a commercial and financial relationship and which is an owner of greater than five percent of our outstanding common stock and has the right to designate one member of our Board of Directors, we issued to Total a 1.5% Senior Unsecured Convertible Note (RS-10) (the “R&D Note”) in the principal amount of  $3.7 million.
On February 27, 2017, we entered into an amendment to the R&D Note with Total to extend the maturity date of the R&D Note from March 1, 2017 to May 15, 2017.
On May 15, 2017, we entered into a second amendment to the R&D Note with Total, pursuant to which (i) the maturity date of the R&D Note was extended from May 15, 2017 to March 31, 2018, (ii) the interest rate on the amounts outstanding under the R&D Note was increased from 1.5% to 12.0%, beginning May 16, 2017, together with a corresponding increase to the default interest rate and (iii) accrued and unpaid interest on the amounts outstanding under the R&D Note would be payable on December 31, 2017 and March 31, 2018.
On March 30, 2018, we entered into a third amendment to the R&D Note with Total, pursuant to which (i) the maturity date of the R&D Note was extended from March 31, 2018 to May 31, 2018 and (ii) accrued and unpaid interest on the amounts outstanding under the R&D Note would be payable on March 31, 2018 and May 31, 2018.
Master Subrecipient Agreement
In October 2016, we entered into an assistance agreement with the United States Department of Energy relating to a research grant award under which we, with the assistance of two specialized subcontractors, including Total, will work to develop a manufacturing-ready process utilizing wood as the cellulosic feedstock to produce farnesene. The program that is the subject of the award is being performed and funded on a milestone basis. Under the award, we and our subcontractors could collectively receive reimbursement for up to $7.0 million in costs expended by us and our subcontractors over the program’s three year term if all of the program’s milestones are achieved. On April 27, 2017, we entered into a Master Subrecipient Agreement with Total, as subsequently amended, in connection with the grant award, pursuant to which Total would perform certain services in connection with the program and would be reimbursed for such services, up to a maximum amount of approximately $350,000.
Commercial Transactions
We engage in sales of our products to Total (including TAB) in the ordinary course of our business. In 2017, we made product sales to Total of $(0.2) million and held $0.2 million in accounts receivable from Total as of December 31, 2017.
In addition, we are party to a Pilot Plant Agreement and a Secondee Agreement with Total, each dated April 4, 2014 and subsequently amended, under which we lease space in our pilot plants to Total and provide Total with fermentation and downstream separation scale-up services and training to Total employees, and utilize Total employees to perform certain research and development services for us, respectively. In February 2017, we and Total amended these agreements to provide that we would not be charged for the cost of Total’s employees on or after May 1, 2016, other than overhead charges. At December 31, 2017, we owed Total a payable of  $1.4 million related to these agreements. On December 31, 2017, the Secondee Agreement expired in accordance with its terms.
Agreements with Vivo
On August 3, 2017, we issued 2,826,711 shares of common stock at a price of  $4.26 per share, an aggregate of 12,958.21196 shares of our Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), and warrants to purchase an aggregate of 5,575,118 shares of common stock to affiliates of Vivo Capital LLC (collectively, “Vivo”), with which we have a financial relationship and which is an owner of greater than five percent of our outstanding common stock and has the right to designate one member of our Board of Directors, in a private placement exempt from registration under the Securities Act pursuant to a Securities Purchase Agreement, dated as of August 2, 2017, between us and Vivo (the “August 2017 Vivo Offering”).
In connection with the issuance of common stock, Series D Preferred Stock and warrants to Vivo in August 2017, we entered into a Stockholder Agreement (the “Vivo Stockholder Agreement”) with Vivo that sets forth certain rights and obligations of Vivo and Amyris. Pursuant to the Vivo Stockholder Agreement, Vivo has the right to designate one director selected by Vivo, subject to certain restrictions, to our Board of Directors; provided, that Vivo will no longer have the right to designate any director at such time as Vivo beneficially owns less than 4.5% of our outstanding voting securities. In addition, for so long as Vivo beneficially owns at least 4.5% of our outstanding voting securities, a representative of Vivo shall be entitled to attend all board meetings in a nonvoting observer capacity and to receive copies of all materials that we provide to our directors, at the same time and in the same manner, subject to certain exceptions. Furthermore, Vivo will have the right to purchase additional shares of our capital stock in connection with a sale of equity or equity-linked securities in a capital raising transaction for cash, subject to certain exceptions, to maintain its proportionate ownership percentage in Amyris.
Pursuant to the Vivo Stockholder Agreement, Vivo agreed not to sell or transfer any of the common stock, Series D Preferred Stock or warrants purchased by Vivo in August 2017, or any shares of common stock issuable upon conversion or exercise thereof, other than to its affiliates, without our consent through August 2018 and to any competitor of Amyris thereafter. Vivo also agreed that, subject to certain exceptions, until the later of  (i) August 2020 and (ii) three months after there is no Vivo director on our Board of Directors, Vivo will not, without the prior consent of our Board of Directors, acquire common stock or rights to acquire common stock that would result in Vivo beneficially owning more than 33% of our outstanding voting securities at the time of acquisition. Under the Vivo Stockholder Agreement, we agreed to use our commercially reasonable efforts to register, via one or more registration statements filed with the SEC under the Securities Act, the resale by Vivo of the shares of common stock purchased by Vivo in the August 2017 Vivo Offering as well as the shares of common stock issuable upon conversion or exercise of the Series D Preferred Stock and warrants purchased by Vivo in the August 2017 Vivo Offering.
For more information regarding the August 2017 Vivo Offering, please refer to “Proposal 6 —  Approval of Certain Anti-Dilution Provisions in, and the Issuance of Shares of our Common Stock upon the Exercise of, Warrants issued in Securities Offerings Completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d)” in this Proxy Statement.
Biolding Note Amendments
On February 12, 2016, we entered into a Note and Warrant Purchase Agreement for the sale of $20.0 million in aggregate principal amount of unsecured promissory notes and warrants to purchase an aggregate of 190,477 shares of our common stock at an exercise price of  $0.15 per share with certain purchasers, including Biolding Investment SA (“Biolding”), a fund affiliated with director HH Sheikh Abdullah bin Khalifa Al Thani, which purchased a note in the principal amount of  $2.0 million (the “Biolding Note”) and warrants to purchase 19,048 shares of our common stock.
On May 15, 2017, we entered into a first amendment to the Biolding Note with Biolding, pursuant to which the parties agreed to extend the maturity date of the Biolding Note from May 15, 2017 to November 15, 2017.

On November 13, 2017, we entered into a second amendment to the Biolding Note with Biolding, pursuant to which the parties agreed to extend the maturity date of the Biolding Note from November 15, 2017 to December 31, 2017.
Each of the related person transactions described above was reviewed and approved or ratified by our Audit Committee or another independent body of the Board in accordance with our Related-Party Transactions Policy described below.
Letter Agreements
On July 29, 2015, we entered into a Maturity Treatment Agreement with Total and Maxwell (Mauritius) Pte Ltd (“Maxwell”), which is an owner of greater than five percent of our outstanding common stock and has the right to designate one member of our Board of Directors, pursuant to which Total and Maxwell agreed to convert certain of our convertible promissory notes held by them, including our 6.50% Convertible Senior Notes due 2019, into shares of our common stock in accordance with the terms of such notes on or prior to maturity, provided that certain events of default had not occurred with respect to the such notes prior to such maturity.
On May 5, 2017 and May 15, 2017, we entered into letter agreements with Maxwell and Total, respectively, pursuant to which the parties agreed that the 6.50% Convertible Senior Notes due 2019 held by Total and Maxwell, in an aggregate principal amount of  $9.7 million and $10.0 million, respectively, would no longer be subject to mandatory conversion at or prior to maturity. Accordingly, we will be required to pay any portion of such notes that remain outstanding at maturity in cash in accordance with their terms.
Indemnification Arrangements
Please see “Executive Compensation — Limitation of Liability and Indemnification” above for information regarding our indemnification arrangements with our directors and executive officers.
Executive Compensation and Employment Arrangements
Please see “Executive Compensation” above for information regarding our compensation arrangements with our executive officers, including equity awards and employment agreements with our executive officers.
Registration Rights Agreements
Certain of our stockholders, including certain entities affiliated with our directors and holders of five percent or more of our outstanding common stock, including DSM, Foris, Vivo, Total, Maxwell and Naxyris, hold registration rights pursuant to (i) the Registration Rights Agreement dated July 30, 2012, by and between us and Total, (ii) the Amended and Restated Letter Agreement dated May 8, 2014, by and among us and certain of our stockholders, (iii) the Registration Rights Agreement dated February 24, 2015, by and between us and Nomis Bay Ltd., (iv) the letter agreement dated as of July 29, 2015, by and among us and certain investors, (v) the Registration Rights Agreement dated October 20, 2015, by and among us and certain purchasers of our 9.50% Convertible Senior Notes due 2019, (vi) the warrant to purchase common stock issued to Nenter & Co., Inc. on November 16, 2016, (vii) the Securities Purchase Agreement, dated as of May 8, 2017, by and among us and certain investors, (viii) the Securities Purchase Agreement, dated as of May 31, 2017, by and between us and the investor named therein, (ix) the DSM Purchase Agreement, (x) the Vivo Stockholder Agreement, and (xi) the DSM Stockholder Agreement.
Related-Party Transactions Policy
Our Related-Party Transactions Policy adopted by our Board of Directors requires that any transaction with a related party that must be reported under applicable SEC rules, other than compensation related matters, must be reviewed and approved or ratified by the Audit Committee of our Board of Directors. Another independent body of our Board of Directors must provide such approval or ratification if the related party is, or is associated with, a member of the Audit Committee or if it is otherwise inappropriate for the Audit Committee to review the transaction. The Audit Committee has not adopted policies or procedures for review of, or standards for approval of, these transactions.

Householding of Proxy Materials
The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and Intermediaries to satisfy the delivery requirements for proxy statements and annual reports, including Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (the “Notice”) or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Amyris stockholders may be “householding” our proxy materials. A single copy of the Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, you may: (1) notify your broker; (2) direct your written request to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608 or to investor@amyris.com; or (3) contact Amyris Investor Relations at (510) 740-7481. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or Amyris Investor Relations at the address or telephone number above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or other proxy materials to a stockholder at a shared address to which a single copy of such documents was delivered.
Available Information
We will provide to any stockholder entitled to vote at our 2018 Annual Meeting of Stockholders, at no charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”), including the financial statements and the financial statement schedules contained in the Form 10-K. We make our Annual Reports on Form 10-K, as well as our other SEC filings, available free of charge through the investor relations section of our website located at http://investors.amyris.com/index.cfm as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on or accessible through our website or contained on other websites is not deemed to be part of this Proxy Statement. In addition, you may request a copy of the Form 10-K by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Incorporation of Information by Reference
The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. We incorporate herein the following information contained in or attached to the Form 10-K being delivered to stockholders along with this Proxy Statement: (1) the information under the heading “Executive Officers of the Registrant” in Item 1A, (2) Item 7 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (3) Item 7A entitled “Quantitative and Qualitative Disclosures About Market Risk,” (4) Item 8 entitled “Financial Statements and Supplementary Data” and (5) Item 9 entitled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.”

Stockholder Proposals to be Presented at Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2019, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than December 28, 2018. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2019 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our bylaws, addressed to the Secretary at our principal executive offices, not later than March 8, 2019 nor earlier than February 6, 2019.
Other Matters
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS,
Nicole Kelsey
General Counsel and Secretary
Emeryville, California
April 27, 2018

Appendix A
AMYRIS, INC.

2010 EQUITY INCENTIVE PLAN

As Amended [           ], 2018
1. PURPOSE.   The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.
2. SHARES SUBJECT TO THE PLAN.
2.1 Number of Shares Available.   Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 9,280,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2005 Stock Option Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options granted under the Prior Plan that cease to be subject to such stock options after the Effective Date and (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited and (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price.
2.2 Lapsed, Returned Awards.   Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3 Minimum Share Reserve.   At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4 Automatic Share Reserve Increase.   The number of Shares available for grant and issuance under the Plan shall be increased on January 1 of each of the calendar years that commence following the Effective Date by the lesser of five (5%) percent of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board or the Committee.
2.5 Limitations.   No more than two million (2,000,000) Shares shall be issued pursuant to the exercise of ISOs.
2.6 Adjustment of Shares.   If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1 and 2.4 (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5 and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3. ELIGIBILITY.   ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than four million (4,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards.
4. ADMINISTRATION.
4.1 Committee Composition; Authority.   This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c) select persons to receive Awards;
(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e) determine the number of Shares or other consideration subject to Awards;
(f) determine the Fair Market Value in good faith, if necessary;
(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h) grant waivers of Plan or Award conditions;
(i) determine the vesting, exercisability and payment of Awards;
(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k) determine whether an Award has been earned;
(l) determine the terms and conditions of any, and to institute any Exchange Program;
(m) reduce or waive any criteria with respect to Performance Factors;
(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and
(o) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Interpretation and Discretion.   Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3 Section 162(m) of the Code and Section 16 of the Exchange Act.   When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
4.4 Documentation.   The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5. OPTIONS.   The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1 Option Grant.   Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2 Date of Grant.   The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period.   Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4 Exercise Price.   The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
5.5 Method of Exercise.   Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6 Termination.   The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.
5.7 Limitations on Exercise.   The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8 Limitations on ISOs.   With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9 Modification, Extension or Renewal.   The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
6. RESTRICTED STOCK AWARDS.
6.1 Awards of Restricted Stock.   A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2 Restricted Stock Purchase Agreement.   All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3 Purchase Price.   The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards.   Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.5 Termination of Participant.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
7. STOCK BONUS AWARDS.
7.1 Awards of Stock Bonuses.   A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2 Terms of Stock Bonus Awards.   The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3 Form of Payment to Participant.   Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4 Termination of Participation.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8. STOCK APPRECIATION RIGHTS.
8.1 Awards of SARs.   A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2 Terms of SARs.   The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3 Exercise Period and Expiration Date.   A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4 Form of Settlement.   Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.5 Termination of Participation.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9. RESTRICTED STOCK UNITS.
9.1 Awards of Restricted Stock Units.   A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2 Terms of RSUs.   The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.3 Form and Timing of Settlement.   Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4 Termination of Participant.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS.
10.1 Performance Awards.   A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.2 Terms of Performance Awards.   The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance shall be settled; (d) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period and; (y) select from among the Performance Factors to be used. Prior to settlement, the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.3 Value, Earning and Timing of Performance Shares.   Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable (Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.
10.4 Termination of Participant.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11. PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a) by cancellation of indebtedness of the Company to the Participant;
(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e) by any combination of the foregoing; or
(f) by any other method of payment as is permitted by applicable law.
12. GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1 Types of Awards.   Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2 Eligibility.   Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3 Vesting, Exercisability and Settlement.   Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
13. WITHHOLDING TAXES.
13.1 Withholding Generally.   Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.
13.2 Stock Withholding.   The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14. TRANSFERABILITY.
14.1 Transfer Generally.   Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.2 Award Transfer Program.   Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14(b) and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1 Voting and Dividends.   No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.2 Restrictions on Shares.   At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16. CERTIFICATES.   All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
17. ESCROW; PLEDGE OF SHARES.   To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS.   Without prior stockholder approval the Committee may (i) reprice Options or SARS (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARS, the consent of the affected Participants is not required provided written notice is provided to them), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.   An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20. NO OBLIGATION TO EMPLOY.   Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.
21.1 Assumption or Replacement of Awards by Successor.   In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2 Assumption of Awards by the Company.   The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.
21.3 Non-Employee Directors’ Awards.   Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22. ADOPTION AND STOCKHOLDER APPROVAL.   This Plan, as amended, shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23. TERM OF PLAN/GOVERNING LAW.   Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
24. AMENDMENT OR TERMINATION OF PLAN.   The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN.   Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26. INSIDER TRADING POLICY.   Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
27. DEFINITIONS.   As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
“Board” means the Board of Directors of the Company.
“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Common Stock” means the common stock of the Company.
“Company” means AMYRIS, INC., or any successor corporation.
“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;
(c) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)
Profit Before Tax;

(b)
Billings;

(c)
Revenue;

(d)
Net revenue;

(e)
Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f)
Operating income;

(g)
Operating margin;

(h)
Operating profit;

(i)
Controllable operating profit, or net operating profit;

(j)
Net Profit;

(k)
Gross margin;

(l)
Operating expenses or operating expenses as a percentage of revenue;

(m)
Net income;

(n)
Earnings per share;

(o)
Total stockholder return;

(p)
Market share;

(q)
Return on assets or net assets;

(r)
The Company’s stock price;

(s)
Growth in stockholder value relative to a pre-determined index;

(t)
Return on equity;

(u)
Return on invested capital;

(v)	Cash Flow (including free cash flow or operating cash flows)
(w)
Cash conversion cycle;

(x)
Economic value added; and

(y)
Individual confidential business objectives;

(z)
Contract awards or backlog;

(aa)
Overhead or other expense reduction;

(bb)
Credit rating;

(cc)
Strategic plan development and implementation;

(dd)
Succession plan development and implementation;

(ee)
Improvement in workforce diversity;

(ff)
Customer indicators;

(gg)
New product invention or innovation;

(hh)
Attainment of research and development milestones;

(ii)
Improvements in productivity;

(jj)
Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
“Performance Share” means a performance share bonus granted as a Performance Award.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests
“Plan” means this Amyris, Inc. 2010 Equity Incentive Plan, as amended.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Appendix B
AMYRIS, INC.
2010 Employee Stock Purchase Plan
As Amended [          ], 2018
1. Establishment of Plan.   Amyris, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Corporations (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (as amended, this “Plan”). For purposes of this Plan, “Parent” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), and “Corporate Group” shall refer collectively to the Company and all its Parents and Subsidiaries. “Participating Corporations” are the Company and any Parents or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Subject to Section 14, a total of 11,241 shares of the Company’s Common Stock is reserved for issuance under this Plan. In addition, on each January 1 for each calendar year after the Effective Date, the aggregate number of shares of the Company’s Common Stock reserved for issuance under the Plan shall be increased automatically by the lesser of one (1%) percent of the number of shares of the Company’s Common Stock issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of shares of the Company’s Common determined by the Board or the Committee provided that the aggregate number of shares issued over the term of this Plan shall not exceed 1,666,666 shares of Common Stock.
2. Purpose.   The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.
3. Administration.   The Plan will be administered by the Compensation Committee of the Board or by the Board (either referred to herein as the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules and/or procedures relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
4. Eligibility.   Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:
(a) employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee; except that employees who are employed on the Effective Date of the Registration Statement filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) registering the initial public offering of the Company’s Common Stock shall be eligible to participate in the First Offering Period;
(b) employees who are customarily employed for twenty (20) hours or less per week;
(c) employees who are customarily employed for five (5) months or less in a calendar year;

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations;
(e) employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);
(f) employees who have been an employee of the Company for less than one (1) month prior to the first day of an Offering Period (except as set forth in (a) above); and
(g) individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
5. Offering Dates.
(a) The offering periods of this Plan (each, an “Offering Period”) may be of up to twelve (12) months duration (except the Initial Offering Period, which may be longer than twelve (12) months as described below) and shall commence and end at the times designated by the Committee. Each Offering Period shall consist of two six month purchase periods (each a “Purchase Period”) during which payroll deductions of Participants are accumulated under this Plan.
(b) The initial Offering Period shall commence on the date on which the Registration Statement covering the initial public offering of shares of the Company’s Common Stock is declared effective by the U.S. Securities and Exchange Commission (the “Effective Date”), and shall end on November 15th of the year following the Effective Date. The initial Offering Period shall consist of a single Purchase Period. Thereafter, a twelve-month Offering Period shall commence on each May 16th and November 16th, with each such Offering Period also consisting of two six-month Purchase Periods.
(c) The first business day of each Offering Period is referred to as the “Offering Date,” however, for the initial Offering Period this shall be the Effective Date. The last business day of each Purchase Period is referred to as the “Purchase Date.” The Committee shall have the power to change the terms of this Section 5 as provided in Section 25 below.
6. Participation in this Plan.
(a) Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the initial Offering Period will be automatically enrolled in the initial Offering Period under this Plan. With respect to subsequent Offering Periods, any eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan. Eligible employees who meet the eligibility requirements set forth in Section 4 and who are either automatically enrolled in the initial offering period or who elect to participate in the this Plan pursuant to Section 6(b) are referred to herein as a “Participant” or collectively as “Participants.”
(b) Notwithstanding the foregoing, (i) an eligible employee may elect to decrease the number of shares of Common Stock that such employee would otherwise be permitted to purchase for the initial Offering Period under the Plan and/or purchase shares of Common Stock for the initial Offering Period through payroll deductions by delivering a subscription agreement to the Company within thirty (30) days after the filing of an effective registration statement pursuant to Form S-8 and (ii) the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. With respect to Offering Periods after the initial Offering Period, a Participant may elect to participate in this Plan by submitting a subscription agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

(c) Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such Participant is not required to file any additional subscription agreement in order to continue participation in this Plan.
7. Grant of Option on Enrollment.   Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such Participant’s payroll deduction account during such Purchase Period and the denominator of which is the lower of  (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock) provided, however, that for the Purchase Period within the initial Offering Period the numerator shall be fifteen percent (15%) of the Participant’s compensation for such Purchase Period and provided, further, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of  (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.
8. Purchase Price.   The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a) The fair market value on the Offering Date; or
(b) The fair market value on the Purchase Date.
The term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(i) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(ii) if such Common Stock is publicly traded but is neither listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(iii) with respect to the initial Offering Period, “fair market value” on the Offering Date shall be the price at which shares of Common Stock are offered to the public pursuant to the Registration Statement covering the initial public offering of shares of the Company’s Common Stock; and
(iv) if none of the foregoing is applicable, by the Board or the Committee in good faith.
9. Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.
(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean all compensation categorized by the Company as total compensation including base salary or regular hourly wages, overtime, holiday, vacation and sick pay and shift premiums and excluding, to the extent permitted by Code Section 423, bonuses, salary continuation, relocation assistance payments, geographical hardship pay, noncash prizes and awards, automobile allowances, severance type payments, and nonqualified deferred executive compensation (including amounts attributable to equity compensation), provided, however, that for purposes of determining a Participant’s compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the Participant did not make such election. Payroll deductions shall commence on the first payday following the last Purchase Date (first payday following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan with respect to the initial Offering Period) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.
(b) A Participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective for the next payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, under rules determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.
(c) A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning with the next payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below. A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period, and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.
(d) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
(e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Company’s Common Stock shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.
(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.
(g) During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10. Limitations on Shares to be Purchased.
(a) No Participant shall be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock, that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Corporate Group), exceeds $25,000 in fair market value, determined as of the Offering Date, (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (hereinafter the “Maximum Share Amount”). The Company shall automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
(b) The Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which shall then be the Maximum Share Amount for subsequent Offering Periods; provided, however, in no event shall a Participant be permitted to purchase more than 3,000 Shares during any one Offering Period, irrespective of the Maximum Share Amount set forth in (a) and (b) hereof. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Amount shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.
(c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.
(d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), returned to the Participant as soon as practicable after the end of the applicable Purchase Period..
11. Withdrawal.
(a) Each Participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.
12. Termination of Employment.   Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions.   In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan.
14. Capital Changes.   If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the purchase price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 1 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
15. Nonassignability.   Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
16. Use of Participant Funds and Reports.   The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions. Until Shares are issued, Participants will only have the rights of an unsecured creditor. Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.
17. Notice of Disposition.   Each Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
18. No Rights to Continued Employment.   Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.
19. Equal Rights And Privileges.   All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.
20. Notices.   All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21. Term; Stockholder Approval.   This Plan will become effective on the Effective Date. This Plan, as amended, shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval. This Plan shall continue until the earlier to occur of  (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the first Purchase Date under the Plan.
22. Designation of Beneficiary.
(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.
(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares.   Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
24. Applicable Law.   The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
25. Amendment or Termination.   The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of the Company’s Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit contributions to be increased or decreased, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of the Company’s Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary or regular hourly wages, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

26. Corporate Transactions.
(a) In the event of a Corporate Transaction (as defined below), each outstanding right to purchase Company Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date. The New Purchase Date shall occur on or prior to the consummation of the Corporate Transaction.
(b) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Appendix C
AMYRIS, INC.
2010 EQUITY INCENTIVE PLAN
NOTICE OF PERFORMANCE STOCK OPTION GRANT
Unless otherwise defined herein, the terms defined in the 2010 Amyris, Inc. (the “Company”) Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Performance Stock Option Grant (the “Notice”).
Name:
You (the “Participant”) have been granted an option to purchase shares of Common Stock of the Company (the “Option”) under the Plan subject to the terms and conditions of the Plan, this Notice and the Performance Stock Option Award Agreement (the Notice and Performance Stock Option Award Agreement together, the “Agreement”).
Date of Grant:
Exercise Price per Share:
Total Number of Shares:	3,250,000
Type of Option:	Non-Qualified Stock Option
Expiration Date:
Vesting Schedule:	As set forth below
I. Vesting Requirements
This Option is a performance-based stock option award and, subject to Participant continuing as the Chief Executive Officer of the Company (the “Chief Executive Officer”) through each vesting event, shall vest and be exercisable upon the vesting dates set forth below subject to the satisfaction of both EBITDA Milestones and Stock Price Milestones as described in more detail below.
Vesting. The Option is divided into four (4) vesting tranches (each a “Tranche”), with each Tranche representing a portion of the Option covering that number of Shares specified next to the applicable Tranche in the Milestone Table below. Each Tranche shall vest upon the vesting date specified as applicable to the Tranche in the Milestone Table (each, an “Earliest Vesting Date”) subject to all of the following: (a) the achievement of the EBITDA Milestone applicable to the Tranche in the Milestone Table during the EBITDA Measurement Period (as defined below) (each, an “EBITDA Milestone”), (b) the achievement of the Stock Price Milestone applicable to the Tranche in the Milestone Table during the Stock Price Measurement Period (as defined below) (each, a “Stock Price Milestone”) (the EBITDA Milestones and the Stock Price Milestones, collectively, the “Milestones”), (c) Participant continuing as the Chief Executive Officer through the Earliest Vesting Date applicable to the Tranche in the Milestone Table and (d) the Certification (as defined below) of the Milestones by the Board of Directors of the Company (the “Board”) or the Board’s Compensation Committee (the “Compensation Committee”). Any Milestone may be met before, at or after the applicable Earliest Vesting Date for that Tranche provided that the Milestone is met during its applicable Measurement Period.

Milestone Table
Tranche	Number of Shares	EBITDA Milestone ($M)	Stock Price Milestone	Earliest Vesting Date
1 “Tranche One”	750,000 “Tranche One Shares”	$10	$15	July 1, 2019 “Tranche One Earliest Vesting Date”
2 “Tranche Two”	750,000 “Tranche Two Shares”	$60	$20	July 1, 2020 “Tranche Two Earliest Vesting Date”
3 “Tranche Three”	750,000 “Tranche Three Shares”	$80	$25	July 1, 2021 “Tranche Three Earliest Vesting Date”
4 “Tranche Four”	1,000,000 “Tranche Four Shares”	$100	$30	July 1, 2022 “Tranche Four Earliest Vesting Date”
In the event that either the EBITDA Milestone or the Stock Price Milestone is not yet achieved for a Tranche, no Shares attributable to such Tranche will be eligible to vest on such Tranche’s Earliest Vesting Date; provided, however, the EBITDA Milestones will remain eligible to be achieved during the remaining EBITDA Measurement Period and the Stock Price Milestones will remain eligible to be achieved during the remaining Stock Price Measurement Period (both as defined below).
Any portion of the Option that does not vest (i) on or prior to the end of the EBITDA Measurement Period and the Stock Price Measurement Period, as applicable, or (ii) prior to Participant’s termination as Chief Executive Officer (except in connection with a Change of Control (as defined below) as set forth in Section IV below) shall immediately terminate.
For clarity, as set forth above, upon the achievement of both the applicable EBITDA Milestone and Stock Price Milestone for a Tranche, the Shares attributable to such Tranche (the “Unvested Achieved Options”) may vest only if Participant remains the Chief Executive Officer on the applicable Earliest Vesting Date for such Tranche (except in connection with a Change of Control as set forth in Section IV below).
More than one Tranche may vest simultaneously provided that: the Earliest Vesting Date for each applicable Tranche has occurred, the requisite EBITDA Milestone and Stock Price Milestone for each applicable Tranche have been met and Participant continued as the Chief Executive Officer through the applicable date of vesting. For example, assume that (i) either or both of the Milestones for the First Tranche were not achieved on or prior to the Tranche One Earliest Vesting Date, (ii) all of the Milestones for Tranche One, Tranche Two and Tranche Three were achieved on or prior to the Tranche Two Earliest Vesting Date, then, (x) subject to Participant remaining the Chief Executive Officer through the Tranche Two Earliest Vesting Date, both Tranche One and Tranche Two will become vested on the Tranche Two Earliest Vesting Date and (y) subject to Participant remaining the Chief Executive Officer through the Tranche Three Earliest Vesting Date, Tranche Three will become vested on the Tranche Three Earliest Vesting Date.
Certification.   Achievement of the Milestones for each Tranche shall be determined, approved and certified by the Board or the Compensation Committee, in its sole, good faith discretion (a “Certification” and the date of such Certification, the “Certification Date”). Separate Certifications may occur on separate dates with respect to the achievement of each of EBITDA Milestone and Stock Price Milestone that are required for the vesting of any particular Tranche.
Term; Expiration.   The maximum term of the Option shall be ten (10) years unless earlier terminated as set forth herein, and the Option shall expire automatically on the Expiration Date specified above (without regard to whether any or all of the Option vested or whether Participant exercised any vested part of the Option).

II. Determination of EBITDA Milestone
The EBITDA Milestone for a Tranche is achieved if the Company’s EBITDA (as defined below) equals or exceeds the EBITDA threshold amount set forth in the Milestone Table for such Tranche for any fiscal year during the EBITDA Measurement Period. The Committee will measure and certify the level of achievement of the EBITDA Milestones as of the end of each fiscal year within the EBITDA Measurement Period.
A.
For purposes of this Option, “EBITDA” shall mean the Company’s net (loss) income attributable to common stockholders for the relevant year as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and as reported by the Company in its audited financial statements on the Form 10-K filed with the SEC, for the applicable fiscal year during the EBITDA Measurement Period plus interest expense (benefit), provision for income taxes, depreciation and amortization for the same year as reflected in the audited financial statements. For the avoidance of doubt, there will be no adjustment to the reported net (loss) for stock based compensation in determining EBITDA.

B.
For purposes of this Option, “EBITDA Measurement Period” shall mean the period starting January 1, 2018 and ending December 31, 2021.

C.
In the event of unusual non-recurring events such as acquisition activities or divestitures of significant assets or changes in applicable accounting rules, as a result of which the calculation of the Company’s EBITDA for any EBITDA Measurement Period is increased or decreased by 10% or more in determining the Company’s financial statements on Form 10-K filed with the SEC for the most recently completed fiscal year, the Board or, if the Board delegates authority to the Compensation Committee, the Compensation Committee may provide for one or more equitable adjustments to the EBITDA Milestones to preserve the original intent regarding the EBITDA Milestones at the time of the initial award grant.

III. Determination of Stock Price Milestone
The Stock Price Milestone for a Tranche is achieved if the both the 180-Day Average Stock Price (as defined below) and the 30-Day Average Stock Price (as defined below) equal or exceed the price set forth in the Milestone Table for such Tranche during the Stock Price Measurement Period. The Committee will measure and certify the level of achievement of the Stock Price Milestone during the Stock Price Measurement Period as described below.
A.
For purposes of this Option, “180-Day Average Stock Price” shall mean for each applicable Tranche, the average of the daily closing prices of the Company’s common stock on the Nasdaq Global Select Market for any one hundred and eighty (180)-consecutive day period (x) starting at any time after the last day of the fiscal year in which the applicable EBITDA Milestone was achieved and (y) ending on or prior to the final day of the Stock Price Measurement Period.

B.
For purposes of this Option, “30-Day Average Stock Price” shall mean for each applicable Tranche, the average of the daily closing prices of the Company’s common stock on the Nasdaq Global Select Market for a thirty (30)-consecutive day period ending on the date on which the 180-Day Average Stock Price is achieved for the applicable Tranche, but in any event on or prior to final day of the Stock Price Measurement Period.

C.
For purposes of this Option, “Stock Price Measurement Period” shall mean the period starting January 1, 2018 and ending December 31, 2022.

D.
If the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, the Board or the Compensation Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Option (and in a manner that will not provide Participant with any greater benefit or potential benefits than intended to be made available under the Option, other than as may be necessary solely to reflect changes resulting from any such aforementioned event), will adjust the Stock Price Milestones.

IV. Vesting Determination upon Change of Control of the Company
Calculation of Milestones upon Change of Control.   Notwithstanding Sections I, II and III above, in the event of a Change of Control (as defined in the Company’s Executive Severance Plan, adopted November 6, 2013, and Participant’s related Participation Agreement thereunder (together, the “Severance Plan”)), for purposes of determining whether any Tranches are eligible to vest on or after the Change of Control, the EBITDA Milestones shall be disregarded and only the Stock Price Milestones shall be required to be met as determined pursuant to this Section IV.
In the event of a Change of Control, a Stock Price Milestone relating to any Tranche that has not yet vested pursuant to Section I above as of immediately before the closing of the Change of Control, shall be achieved if the per Share price (plus the per Share value of any other consideration) received by the Company’s stockholders in the Change of Control equals or exceeds the price set forth in the Milestone Table for the relevant Stock Price Milestone, and the Shares specified for any such Tranche will be eligible to vest pursuant to the time-based vesting schedule set forth below (the “COC Time-Based Options”). To the extent a Stock Price Milestone is not achieved as a result of the Change of Control pursuant to the preceding sentence, the corresponding Tranche of Shares will be forfeited automatically as of the immediately prior to closing of the Change of Control and never shall become vested.
Vesting Requirements Upon Change of Control.   Subject to Participant’s remaining the Chief Executive Officer, (i) the COC Time-Based Options for Tranche One, if any, will vest on the later of the Tranche One Earliest Vesting Date and the closing date of the Change of Control (the “Closing Date”); (ii) the COC Time-Based Options for Tranche Two, if any, will vest on the later of the Tranche Two Earliest Vesting Date and the Closing Date; (iii) the COC Time-Based Options for Tranche Three, if any, will vest on the later of the Tranche Three Earliest Vesting Date and the Closing Date and (iv) the COC Time-Based Options for Tranche Four, if any, will vest on the later of the Tranche Four Earliest Vesting Date and the Closing Date. Notwithstanding the foregoing, in the event the Participant’s employment as Chief Executive Officer terminates as a result of an Involuntary Termination (as defined in Participant’s Severance Plan) at any time within the period beginning three (3) months before a Change of Control and ending twelve (12) months after a Change of Control, the unvested Achieved Options and COC Time-Based Options shall be eligible for accelerated vesting as provided in the Participant’s Severance Plan subject to Participant’s satisfaction of all terms and conditions in the Severance Plan, including, but not limited to delivery of a release of claims. If the Participant’s employment as Chief Executive Officer terminates as a result of an Involuntary Termination prior to a Change of Control, any then-unvested portion of the Option that would otherwise forfeit upon such termination shall remain outstanding, but cease to continue vesting, for three (3) months following such termination (provided that in no event will the Option remain outstanding beyond the expiration of its maximum term) to permit the acceleration described above. In the event that a Change in Control is not completed during such three (3) month period, any unvested portion of the Option will be automatically and permanently forfeited without having vested effective three (3) months following such termination. For the avoidance of doubt, the accelerated vesting provisions of the Severance Plan apply only upon a Change of Control and apply only to the Unvested Achieved Options and COC Time-Based Options.
Non-Assumption upon Change of Control.   Notwithstanding anything to the contrary, if the successor or acquiring corporation (if any) of the Company refuses to assume, convert, replace or substitute the Option in connection with a Change of Control, then notwithstanding any other provision in this Agreement, the Plan or the Severance Plan to the contrary, 100% of Participant’s COC Time-Based Options shall accelerate and become vested effective immediately prior to the Change of Control.
V. Termination as Chief Executive Officer
Notwithstanding anything to the contrary in this Agreement, the Severance Agreement Plan or any other agreement, upon Participant’s termination as the Chief Executive Officer (except in connection with a Change of Control as set forth in Section IV above), any then-unvested portion of the Option will automatically terminate.
If, upon Participant’s termination as the Chief Executive Officer, Participant continues as an Employee of the Company, and so long as Participant continues as an Employee of the Company, any vested and unexercised portion of the Option may be exercised until the Expiration Date of the Option.

If Participant ceases to be an Employee for any reason, this Option may, to the extent vested as of the date of Participant’s cessation as an Employee, be exercised during the time periods set forth in the Agreement, but in no event later than the Expiration Date of the Option.
VI. Award Subject to Company Clawback or Recoupment
In the event that the Company determines at any time between the Date of Grant set forth in the Notice and December 31, 2025 that it is required to prepare a material accounting restatement resulting from material noncompliance with financial reporting requirements under applicable law (a “financial restatement”), and any of the Milestones that were previously Certified as achieved are subsequently determined to have not been achieved as a result of a financial restatement, the Tranches of the Option that vested as a result of the Certification will be subject to recoupment. In such case, Participant will be required to forfeit, reimburse or repay any portion of the Option that vested based on the original financial statement as compared to the Option that would have vested based on the financial restatement. For purposes of this compensation recovery by the Company: (a) if the Option, or a portion of the Option, is held at the time of recovery, the recoverable amount shall be the number Shares subject to the Option that vested in in excess of the number that should have been vested based on the financial restatement; (b) if the Option, or a portion of the Option, has been exercised, but the underlying Shares have not been sold, the recoverable amount shall be the number of Shares underlying the Option in excess of the number of Shares that should have been vested and exercisable based on the financial restatement; and (c) if Shares have been sold, the recoverable amount shall be the sale proceeds received by Participant in respect of the excess number of Shares underlying the Option in excess of the number of Shares that should have been vested and exercisable based on the financial restatement. In all cases, the determination of amounts to be recovered shall be calculated net of any taxes paid.
In addition to the Company’s right to repayment pursuant to the preceding paragraph, the Option shall also be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board as required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Option.
VII. Exercise Method; Holding Period
Notwithstanding anything to the contrary in this Notice, the Agreement or the Plan, payment of the aggregate exercise price and any tax withholding obligations, may be paid only by any of the following, or a combination thereof, unless the Board or the Compensation Committee determines otherwise: (i) cash; (ii) check or (iii) a “broker-assisted” or “same-day sale” (as described in Section 11(d) of the Plan).
Participant must retain and may not sell, transfer or dispose at least fifty percent (50%) of the Shares acquired upon exercise of the Option net of any shares sold in a same-day sale to pay the exercise price and any tax withholding obligations as described above until after the second (2nd) year anniversary of the applicable date of exercise of such Shares; provided, however, that the Participant may conduct transactions that involve merely a change in the form in which Participant owns such Shares (e.g., transfer Shares to a revocable inter vivos trust for which Participant is the trustee and sole beneficiary during Participant’s lifetime) as permitted by the Board or the Compensation Committee consistent with the Company’s internal policies.
VIII. Acceptance of Option
By Participant’s acceptance of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company, Participant agrees that this Option is granted under and governed by the terms and conditions of this Notice, Agreement and the Plan, all of which are made a part of this document. Participant confirms that he has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Participant understand that his employment or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the

Agreement or the Plan changes the at-will nature of that relationship. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Compensation Committee upon any questions relating to the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice.
Amyris, INC.
By:
Name:
Title:
Agreed and Accepted By PARTICIPANT:
By:
Name:
Title:

AMYRIS, INC.
2010 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK OPTION AWARD AGREEMENT
Unless otherwise defined in this Performance Stock Option Award Agreement (the “Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the Amyris, Inc. (the “Company”) 2010 Equity Incentive Plan (the “Plan”).
Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Agreement. The Agreement incorporates the terms of the Notice and any reference to Agreement will be deemed to also include the terms of the Notice. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.
1. Vesting Rights.   Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.
2. Termination Period.
(a) General Rule.   Except as provided below, and subject to the Plan, this Option may be exercised for 3 months after termination of Participant’s employment with the Company. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.
(b) Death; Disability.   Unless provided otherwise in the Notice, upon the termination of Participant’s service to the Company by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.
(c) Cause.   Upon the termination of Participant’s employment by the Company for Cause, the Option shall expire on such date of Participant’s Termination Date. For purposes of this Agreement, “Cause” shall be defined in the Plan.
3. Grant of Option.   The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”). This Option shall be treated as a Nonqualified Stock Option (“NSO”).
4. Exercise of Option.
(a) Right to Exercise.   This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Agreement.
(b) Method of Exercise.   This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
(c) No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

5. Method of Payment.   Payment of the aggregate Exercise Price and any tax liability (as described in Section 8 below) shall be by the methods set forth in the Notice.
6. Non-Transferability of Option.   This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant unless otherwise permitted by the Board or the Compensation Committee on a case-by-case basis. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
7. Term of Option.   This Option shall in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant.
8. U.S. Tax Consequences.   For Participants subject to U.S. income tax, some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
(a) Exercising the Option.
(i) Nonqualified Stock Option.   The Participant may incur federal ordinary income tax liability upon exercise of a NSO. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation an amount equal to the minimum amount the Company is required to withhold for income and employment taxes or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
(b) Disposition of Shares.
(i) NSO.   If the Participant holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.
9. Acknowledgement.   The Company and Participant agree that the Option is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
10. Entire Agreement; Enforcement of Rights.   This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
11. Compliance with Laws and Regulations.   The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

12. Governing Law; Severability.   If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
13. No Rights as Employee, Director or Consultant.   Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

AMYRIS, INC. ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 22, 2018 2:00 p.m. Pacific Time 5885 Hollis Street Suite 100 Emeryville, California 94608 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMYRIS, INC. The signer of this proxy hereby appoints John Melo, Kathleen Valiasek and Nicole Kelsey, and each of them, with full power of substitution, to represent the signer and to vote all of the shares of stock in Amyris, Inc. (the “Company”) that the signer is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company’s headquarters, 5885 Hollis Street, Suite 100, Emeryville, California on Tuesday, May 22, 2018 at 2:00 p.m. Pacific Time and at any continuation, adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of all director nominees and FOR Proposals 2, 3, 4, 5 and 6. TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. (Continued and to be signed on the reverse side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 22, 2018. The Proxy Statement is available at http://www.allianceproxy.com/Amyris/2018

Please mark your votes like this TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR the Election of all Director Nominees and FOR Proposals 2, 3, 4, 5 and 6. The Board of Directors recommends a vote FOR all of the following nominees. 1. Election of the four Class II directors nominated by the Board of Directors to serve on the Board for a three-year term. 01 Philip Eykerman 02 Frank Kung, Ph.D. 03 John Melo 04 R. Neil Williams Vote FOR all nominees Vote WITHHELD (except as marked) from all nominees INSTRUCTION: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided below. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Please indicate if you plan to attend this meetingThe Board of Directors recommends a vote FOR proposals 2, 3, 4, 5 and 6. 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. FOR AGAINST ABSTAIN 3. Approval of amendments to our 2010 Equity Incentive Plan to (i) increase the number of shares of our common stock available for grant and issuance thereunder by 9,000,000 shares and (ii) increase the annual per-participant award limit thereunder to 4,000,000 shares. FOR AGAINST ABSTAIN 4. Approval of an amendment to our 2010 Employee Stock Purchase Plan to increase the maximum number of shares of our common stock that may be issued over the term of the plan by 1,000,000 shares. FOR AGAINST ABSTAIN 5. Approval of the issuance to John Melo, our President and Chief Executive Officer, under our 2010 Equity Incentive Plan of  (i) a stock option to purchase 3,250,000 shares of our common stock and (ii) a restricted stock unit award for 700,000 shares of our common stock. FOR AGAINST ABSTAIN 6. Approval of certain anti-dilution provisions in, and the issuance of shares of our common stock upon the exercise of, warrants issued in securities offerings completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d). FOR AGAINST ABSTAIN THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date Signature(s) Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Pacific Time on May 21, 2018. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/AMRS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.